As filed with the Securities and Exchange Commission on November 9, 2006

                                                   REGISTRATION NO. 333-138140

------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                     ------------------------------------


                              AMENDMENT NO. 1 TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                     ------------------------------------

                DAIMLERCHRYSLER FINANCIAL SERVICES AMERICAS LLC
            (Exact name of Registrant as specified in its charter)


                MICHIGAN                                 20-2614244
      (State or other jurisdiction of                 (I.R.S. Employer
       incorporation or organization)                Identification No.)


                              27777 INKSTER ROAD
                     FARMINGTON HILLS, MICHIGAN 48334-5326
                                (248) 427-6300
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                            TRACY L. HACKMAN, ESQ.
                DAIMLERCHRYSLER FINANCIAL SERVICES AMERICAS LLC
                              27777 INKSTER ROAD
                     FARMINGTON HILLS, MICHIGAN 48334-5326
                                (248) 427-2558
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                     ------------------------------------
                                With a Copy to:
                            RENWICK D. MARTIN, ESQ.
                               SIDLEY AUSTIN LLP
                              787 SEVENTH AVENUE
                           NEW YORK, NEW YORK 10019
                                (212) 839-5319
                     ------------------------------------
     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.
                     ------------------------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
__________________.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________________.

     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box. / /

     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box. / /


                                              CALCULATION OF REGISTRATION FEE
========================== ===================== ========================= ============================== ========================
Title of Each Class of
Securities to Be           Amount to Be          Proposed Maximum          Proposed Maximum Aggregate     Amount of
Registered                 Registered            Offering Price Per Unit   Offering Price                 Registration Fee
-------------------------- --------------------- ------------------------- ------------------------------ ------------------------
Asset Backed Notes and     $15,000,000,000(1)         100%                      $15,000,000,000 (2)        $1,605,000 (3)
Certificates
========================== ===================== ========================= ============================== ========================


(1) Includes $77,100,000 of securities previously registered under Registration Statement No. 333-127963 and $10,809,000,000 of securities previously registered under Registration Statement No. 333-123226.

(2) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee.


(3) As set forth below, $9,074 of this registration fee was paid on November 1, 2005 in connection with the filing of Registration Statement No. 333-127963 by the Registrant. Additionally, $1,272,219 of this registration fee was paid on March 24, 2005 in connection with the filing of Registration Statement No. 333-123226 by DaimlerChrysler Services North America LLC, to which the Registrant is the successor. The remaining $323,707 of this registration fee was paid on October 18, 2006 in connection with the initial filing of this Registration Statement.

Pursuant to Rule 457 of the Securities and Exchanges Commission's Rules and Regulations under the Securities Act, as amended, the net fee available has been offset against the filing fee for this Registration Statement.


(a) The filing fee paid in respect of Registration Statement No. 333-127963 (including any available offset) was $470,800.00.

(b) From January 31, 2006, until the date of this filing, the Registrant caused the issuance of 3,922,900,000 of Asset Backed Securities (at a fee rate of $117.70 per million) under Registration Statement No. 333-127963, thereby reducing our available fee by $461,726.

(c) With respect to Registration Statement No. 333-127963, the net fee available for offset under Rule 457(p) (i.e., the amount set forth in paragraph (a), less the amount set forth in paragraph (b)) is therefore $9,074.

(d) The filing fee paid in respect of Registration Statement No. 333-123226 (including any available offset) was $1,460,539.

(e) From April 4, 2005, until the date of this filing, DaimlerChrysler Services North America LLC caused the issuance of $1,600,000,000 of Asset Backed Securities (at a fee rate of $117.70 per million) under Registration Statement No. 333-123226, thereby reducing our available fee by $188,320.

(f) With respect to Registration Statement No. 333-123226, the net fee available for offset under Rule 457(p) (i.e., the amount set forth in paragraph (d), less the amount set forth in paragraph (e)) is therefore $1,272,219.

(g) The total net fee available for offset (i.e., the total of the amounts set forth in Paragraphs 3 and 6) is therefore $1,281,293.

(h) At a fee rate of $107.00 per million, this paid and unused filing fee is sufficient to register $11,974,700,934 of Asset Backed Securities.

------------------------------------------------------------------------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

------------------------------------------------------------------------------

                               INTRODUCTORY NOTE

     This Registration Statement contains (i) a form of Prospectus relating to the offering of a series of Asset Backed Notes and/or Asset Backed Certificates by various DaimlerChrysler Auto Trusts created from time to time by DaimlerChrysler Financial Services Americas LLC and (ii) a form of Prospectus Supplement relating to the offering by DaimlerChrysler Auto Trust ___-__ of the particular series of Asset Backed Notes and/or Asset Backed Certificates described therein. The form of Prospectus Supplement relates only to the securities described therein and is a form which may be used, among others, by DaimlerChrysler Financial Services Americas LLC to offer Asset Backed Notes and/or Asset Backed Certificates under this Registration Statement. The features applicable to any actual series of Asset Backed Securities may include any features specified in the Prospectus.

Information contained in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                 Subject to completion, dated ______ __, 200__


       DAIMLERCHRYSLER                                     prospectus supplement
                                               to prospectus dated ____ __, ____

                                $--------------
                      DAIMLERCHRYSLER AUTO TRUST 200__-__
                                Issuing Entity
               DAIMLERCHRYSLER FINANCIAL SERVICES AMERICAS LLC,
                  Sponsor, Originator, Depositor and Servicer

     The issuing entity will issue the following [securities] [notes] that will be backed by automobile and light duty truck receivables purchased directly from DaimlerChrysler Financial Services Americas LLC. Interest and
principal will be payable on the [             ] of each month (or if the
[              ] is not a business day, then on the next business     day),
commencing on [             ].

------------------------------------------------------------------------------------------------------------------------------
                                              Total [Securities] [Notes] Issued
     ------------------------------------- ----------------- ----------- ----------------- --------------- ----------------
                                               Original        Fixed          Price                           Proceeds
                                           Principal Amount   Interest        to the        Underwriting       to the
                    Class                                       Rate        Public(2)           Fees        Depositor(2)
     ------------------------------------- ----------------- ----------- ----------------- --------------- ----------------
     A-1 Notes[(1)]                        $                     %             n/a              n/a              n/a
     ------------------------------------- ----------------- ----------- ----------------- --------------- ----------------
     A-2 Notes                             $                     %              %                %                %
     ------------------------------------- ----------------- ----------- ----------------- --------------- ----------------
     A-3 Notes                             $                     %              %                %                %
     ------------------------------------- ----------------- ----------- ----------------- --------------- ----------------
     A-4 Notes                             $                     %              %                %                %
     ------------------------------------- ----------------- ----------- ----------------- --------------- ----------------
     [B Notes                              $                     %              %                %               %]
     ------------------------------------- ----------------- ----------- ----------------- --------------- ----------------
     [Certificates                         $                    n/a            n/a              n/a             n/a]
     ------------------------------------- ----------------- ----------- ----------------- --------------- ----------------
          Total [Securities] [Notes]       $                    n/a      $                 $               $
     ------------------------------------- ----------------- ----------- ----------------- --------------- ----------------
    [(1) Not being offered publicly or in this document.] [The certificates are subordinated.]
     (2) Plus accrued interest from ______ __, ____.
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                       Initial Credit Enhancement for the Notes(1) (2)
                                    --------------------- -------------------------- ------------------- ------------------
                                       [Certificates
                                     (Subordinated)](3)   Overcollateralization(4)      Reserve Fund           Total
                                    --------------------- -------------------------- ------------------- ------------------
     Amount                                  $                        $                      $                   $
     ------------------------------ --------------------- -------------------------- ------------------- ------------------
     Percentage of Total                                              %                      %                   %
     [Securities] [Notes]                    %
     ------------------------------ --------------------- -------------------------- ------------------- ------------------
 (1) The expected excess cash flows generated from the difference between the interest collections on all the receivables (including principal collections allocable to the yield supplement overcollateralization amount) and the sum of the servicing fee, the interest payments on the outstanding [notes] [securities] and required reserve fund deposits could also provide credit enhancement.
[(2)]    [Payment of principal of the B notes is subordinated to the A notes.  Such subordination provides credit enhancement for the A notes.]
[(3)]    [The Certificates do not bear interest.]
 (4) [The  overcollateralization  amount does not  include the yield  supplement  overcollateralization  amount  which is initially  $[______].  The yield  supplement  amount is intended to mitigate  the effect of the low  interest  rates
     borne by a portion of the receivables and will decline over time as described on page S-[    ].
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
         Before you decide to invest in any of the offered securities, please read this prospectus supplement and the prospectus, especially the risk factors beginning on page S-[14] of this prospectus supplement and on page [10] of the prospectus.  The securities will be obligations of the issuing entity only and neither the securities nor the assets of the issuing entity will represent interests in or obligations of DaimlerChrysler AG, DaimlerChrysler Financial Services Americas
LLC or any of their affiliates.
         These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus supplement or the attached prospectus.  Any representation to the contrary is a criminal offense.
------------------------------------------------------------------------------------------------------------------------------
                                                        [Underwriters]
                                   The date of this prospectus supplement is _____ __, ____

               READING THE PROSPECTUS AND PROSPECTUS SUPPLEMENT

     We provide information on the offered [securities] [notes] in two documents that offer varying levels of detail:

     1. Prospectus -- provides general information, some of which may not apply to the offered securities.

     2. Prospectus Supplement -- provides a summary of the specific terms of the offered securities.

     We suggest you read this prospectus supplement and the prospectus. The prospectus supplement pages begin with "S". If the terms of the offered [securities] [notes] described in this prospectus supplement vary with the accompanying prospectus, you should rely on the information in this prospectus supplement.

     We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents on page S-[3] in this document and on page [4] in the prospectus to locate the referenced sections.

     The Index of Principal Terms on page [66] in the prospectus lists the pages where capitalized terms used in the prospectus or prospectus supplement are defined.

------------------------------------------------------------------------------
                               TABLE OF CONTENTS
------------------------------------------------------------------------------

TRANSACTION ILLUSTRATION..........................S-5
TRANSACTION SUMMARY...............................S-6
   PARTIES TO THE TRANSACTION.....................S-6
   BASIC TERMS OF [SECURITIES] [NOTES] OFFERED....S-7
   POOL ASSETS...................................S-11
      Composition of the Receivables Pool........S-12
      New/Used Distribution......................S-12
   SERVICING FEE.................................S-13
   TAX STATUS....................................S-13
RISK FACTORS.....................................S-14
      [B NOTES ARE SUBJECT TO GREATER RISKS
      BECAUSE THEY ARE SUBORDINATED].............S-14
      [HOLDERS OF B NOTES MAY SUFFER LOSSES
      BECAUSE THEY HAVE LIMITED CONTROL OVER
      ACTIONS OF THE TRUST AND CONFLICTS
      BETWEEN THE A NOTES AND THE B
      NOTES MAY OCCUR]...........................S-14
      [RATINGS OF THE NOTES ARE DEPENDENT ON
      CREDITWORTHINESS OF [THE THIRD PARTY
      CREDIT ENHANCER]]......................... S-14
      [INTEREST RATE SWAP POSES VARIOUS RISKS]...S-15
STATIC POOL DATA.................................S-16
NET CREDIT LOSS AND
      DELINQUENCY EXPERIENCE
      OF DCFS PORTFOLIO..........................S-16
      DCFS Net Credit Loss and
      Repossession Experience....................S-17
      DCFS Delinquency Experience................S-18
POOL ASSETS......................................S-19
      Selection Criteria.........................S-19
      Composition of the Receivables Pool........S-20
      New/Used Distribution......................S-20
      Distribution by APR........................S-21
      Distribution by FICO Score(1)..............S-21
      Geographic Distribution....................S-22
MATURITY AND PREPAYMENT
      CONSIDERATIONS.............................S-23
      Weighted Average Lives of the
      [Securities] [Notes].......................S-24
PAYMENTS ON THE [SECURITIES] [NOTES].............S-30
      Payment Dates..............................S-30
      Interest Payments..........................S-30
      [Interest Rate Swap].......................S-31
      Principal Payments.........................S-32
      Optional Redemption........................S-32
      Certain Provisions of the
      Indenture--Events of Default;
      Rights upon Event of Default...............S-32
FLOW OF FUNDS....................................S-34
      Sources of Funds Available for DistributionS-34
      Fees and Expenses of the Trust.............S-35
      Application of Available Funds.............S-36
      Note Principal Distribution
      Account and Payments of
      Principal of the [Notes]
      [Securities]...............................S-37
   CREDIT ENHANCEMENT............................S-38
      Overcollateralization......................S-38
      Excess Interest Collections................S-39
      Reserve Fund...............................S-39
      [Subordinated B Notes].....................S-40
      [Subordinated Certificates]................S-40
YIELD SUPPLEMENT
      OVERCOLLATERALIZATION AMOUNT...............S-40
SERVICING........................................S-41
      Compensation...............................S-41
THE TRUST........................................S-42
      Activities.................................S-42
      Capitalization.............................S-42
OWNER TRUSTEE AND INDENTURE TRUSTEE..............S-43
      Owner Trustee..............................S-43
      Indenture Trustee..........................S-43

[THE SWAP COUNTERPARTY]..........................S-44
      [INFORMATION REGARDING
      THE CREDIT ENHANCER
      AND THE CREDIT ENHANCEMENT]................S-44
AFFILIATION AND CERTAIN
      RELATIONSHIPS AND
      RELATED TRANSACTIONS.......................S-44
UNDERWRITING.....................................S-45
FEDERAL INCOME TAX CONSEQUENCES..................S-46
RATINGS..........................................S-46
LEGAL OPINIONS...................................S-46

------------------------------------------------------------------------------
                           TRANSACTION ILLUSTRATION
------------------------------------------------------------------------------


                          on or about [closing date]
                           (approximate $ thousands)




                                  DAIMLERCHRYSLER FINANCIAL SERVICES AMERICAS LLC
                           [Sponsor, Originator, Depositor, Servicer and Administrator]
                                     |                    |            \
                                     |                    |             \
      _________________________________________________   |              \
     |                                                 |  |               \
     |      DAIMLERCHRYSLER RETAIL RECEIVABLES LLC     |  |                \
     |            [Special Purpose Entity]             |  |                 \
     |_________________________________________________|  |                  \
                                                          |                   \
                                                          |                    \
                    /---------------------\               |                     \
                   /                       \              |   $________          \                $______
                  /         Initial         \             |   receivables         \               reserve
                 /      Yield Supplement     \            |                        \                fund
                 \   Overcollateralization   /            |                         \
                  \        Amount(2)        /             |                          \
                   \       $               /              |                           \
                    \                     /               |                            \
                     --------------------                 |                             \
                                                          |                             \/
                                                          |                           ______________
 ___________________                                      v                          |              |
|                   |                 _____________________________________          |              |
|                   |                |                                     |         |   ________   |
|  [Certificates(1) |<---------------|  DAIMLERCHRYSLER AUTO TRUST 200_-_  |---------|  [Indenture  |
|  $______]         |                |           [Issuing Entity]          |         |   Trustee]   |
|                   |                |_____________________________________|         |              |
|___________________|                       /            |                \          |______________|
                                         /               |                 \
                                      /                  |                  \
                                   /                     |                   \
                                /                        |                    \
                             /                           v                    \/
                   ___________________           __________________     _____________
                  |                   |         |                  |   |             |
                  |   ___________     |         |  A_1 Notes[(1)]  |   |  A_2 Notes  |
                  | [Owner Trustee]   |         |     $______      |   |  $_______   |
                  |                   |         |                  |   |  A_3 Notes  |
                  |                   |         |__________________|   |  $_______   |
                  |___________________|                                |  A_4 Notes  |
                                                                       |  $_______   |
                                                                       |  [B Notes   |
                                                                       |  $_______]  |
                                                                       |             |
                                                                       |             |
                                                                       |_____________|



------------------------------------------------------------------------------

[(1) Not being offered publicly or in this document. [The certificates are subordinated.]]
 (2) The yield supplement overcollateralization amount starts at this amount and declines as set forth on page S-[__] in this document.

--------------------------------------------------------------------------------
                              TRANSACTION SUMMARY
--------------------------------------------------------------------------------

     The following summary is a short description of the main terms of the offering of the [securities] [notes]. For that reason, this summary does not contain all of the information that may be important to you. To fully understand the terms of the offering of the securities, you will need to read both this prospectus supplement and the attached prospectus in their entirety.

                                        PARTIES TO THE TRANSACTION

---------------------------------------------------------------------------------------------------------

     -------------------------------- ----------------------------------------------------------------

                 Entity                                         Description
     -------------------------------- ----------------------------------------------------------------
     DaimlerChrysler Auto             o        Issuing entity for the [securities] [notes]
     Trust 200___-___                 o        A Delaware statutory trust
                                      o        Principal office is in Wilmington, Delaware
     -------------------------------- ----------------------------------------------------------------
     DaimlerChrysler Financial        o        Sponsor of the issuing entity and originator and
     Services Americas LLC                     depositor of the receivables to the issuing entity
     ("DCFS")                         o        Servicer of the receivables
                                      o        The successor by merger to DaimlerChrysler Services
                                               North America LLC
                                      o        An indirect wholly-owned subsidiary of
                                               DaimlerChrysler AG
                                      o        A Michigan limited liability company
                                      o        Administrator of the issuing entity
     -------------------------------- ----------------------------------------------------------------
     ___________________(1)           o        Indenture trustee
                                      o        Performs duties for the benefit of the noteholders
     -------------------------------- ----------------------------------------------------------------
     ___________________(1)           o        Owner trustee
                                      o        Performs duties on behalf of the issuing entity
     -------------------------------- ----------------------------------------------------------------
     DaimlerChrysler Retail           o        A special-purpose financing entity
     Receivables LLC                  o        A Michigan limited liability company, formerly named
                                               Premier Receivables L.L.C.
                                      o        An indirect wholly-owned subsidiary of DCFS
                                      o        [Initial holder of the subordinated certificates]
                                      o        Initial owner of rights to residual cash flows
     -------------------------------- ----------------------------------------------------------------
     [Third party                     o        provider of credit enhancement for the [notes]
     credit enhancer                           [securities], subject to the conditions and limitations
                                               described in this prospectus supplement]
     -------------------------------- ----------------------------------------------------------------
     [Swap counterparty               o        swap counterparty to the [interest rate] swap with
                                               the issuing entity]
     -------------------------------- ----------------------------------------------------------------

(1)  The depositor and its affiliates may maintain normal commercial banking relations with the indenture trustee, the owner trustee and their affiliates.
---------------------------------------------------------------------------------------------------------

                  BASIC TERMS OF [SECURITIES] [NOTES] OFFERED

     The issuing entity will issue approximately $_____________ of [securities, comprised of both notes and certificates] [notes]. This prospectus supplement provides information on the following [securities] [notes]:

-----------------------------------------------------------------------------------------------------

                                           Offered Notes
      --------------------- ------------------------ --------------------- -----------------------
             Class             Principal Amount        Fixed Per Annum          Legal Final
                                                        Interest Rate
      --------------------- ------------------------ --------------------- -----------------------
           A-2 Notes              $                           %
      --------------------- ------------------------ --------------------- -----------------------
           A-3 Notes              $                           %
      --------------------- ------------------------ --------------------- -----------------------
           A-4 Notes              $                           %
      --------------------- ------------------------ --------------------- -----------------------
           [B Notes]              $                           %
      --------------------- ------------------------ --------------------- -----------------------
         [Certificates            $                          n/a                         ]
----- --------------------- ------------------------ --------------------- ----------------------- ---

     The issuing entity will also issue $___________ of Class A-1, ____% asset-backed notes, due on ____________ [and $________ of subordinated certificates], none of which are being offered publicly or in this document. Other points to consider include:

          o the outstanding principal of each class of notes is due by its maturity date (each, a "Legal Final"),

          o you may purchase the [notes] [securities] in $[1,000] increments,

          o payments on the [notes] [securities] will be made on the [ ] day of each month (or if the [ ] day is not a business day, then on the next business day), commencing on [ ],

          o it is a condition to the issuance of the [securities] [notes] on [closing date] that [name rating agency or agencies] rate the [A notes] in the highest investment rating category [and rate the B notes at least [" "] or its equivalent [and the certificates at least " " or its equivalent]]; refer to the "Ratings" section of this prospectus supplement and the prospectus,

          o the offered [securities] [notes] will be issued on or about [closing date] in book-entry form through the facilities of DTC, Clearstream and the Euroclear System, and

          o the offered [securities] [notes] are generally eligible for purchase by employee benefit plans, subject to important considerations; refer to the "ERISA Considerations" section of the prospectus.

Flow of Funds

     We describe the funds available to make payments on the [notes] [securities] on a payment date under the "Flow of Funds" section of this prospectus supplement. On each payment date the indenture trustee will apply those available funds in the following amounts and order of priority:


                                              Monthly Flow of Funds

                           ------------------------------------------------------------
                                                pay servicing fee
                           ------------------------------------------------------------
                                                       |
                                                       |
                                                      \ /
                           ------------------------------------------------------------
                                pay accrued and unpaid interest on the [A] notes
                           ------------------------------------------------------------
                                                       |
                                                       |
                                                      \ /
                           ------------------------------------------------------------
                              credit the priority principal distribution amount to
                                     the note principal distribution account
                           ------------------------------------------------------------
                                                       |
                                                       |
                                                      \ /
                           ------------------------------------------------------------
                              [pay accrued and unpaid interest on the B notes (1)]
                           ------------------------------------------------------------
                                                       |
                                                       |
                                                      \ /
                           ------------------------------------------------------------
                                             replenish reserve fund,
                                     if necessary, up to the initial amount
                           ------------------------------------------------------------
                                                       |
                                                       |
                                                      \ /
                           ------------------------------------------------------------
                                credit the required principal distribution amount
                               minus the priority principal distribution amount to
                                     the note principal distribution account
                           ------------------------------------------------------------
                                                       |
                                                       |
                                                      \ /
                           ------------------------------------------------------------
                                distribute any remaining funds to DaimlerChrysler
                                             Retail Receivables LLC
                           ------------------------------------------------------------

       [(1)  If payment of the notes has been accelerated because of a failure to pay any amount due on the notes or certain insolvency events in respect of the issuing entity, then payments of interest on the B notes will only be made after the principal balance of the A notes has been reduced to zero.]

     [Notwithstanding the preceding paragraph, if payment of the notes has been accelerated because of an event of default under the indenture other than the failure to pay any amount due on the notes or certain insolvency events in respect of the issuing entity, then such total funds available that remain after payment of interest on the B notes will be credited to the note principal distribution account to the extent of the outstanding principal amount of the notes (less the priority principal distribution amount, if any, for that payment date) and then any remainder will be distributed to DaimlerChrysler Retail Receivables LLC. Notwithstanding the foregoing, if payment of the notes has been accelerated because of a failure to pay any amount due on the notes or certain events of insolvency in respect of the issuing entity, then the available funds that remain after payment of interest on the A notes shall be applied in the following order of priority:

     (i) first, to credit to the note principal distribution account the amount necessary to reduce the outstanding principal amount of the A notes to zero;

     (ii)  second, to pay accrued and unpaid interest on the B notes;

     (iii) third, to credit to the note principal distribution account the amount necessary to reduce the outstanding principal amount of the B notes to zero; and

     (iv)  fourth, any remainder to DaimlerChrysler Retail Receivables LLC.

However, if payment of the notes has been accelerated, the total available funds will first be applied to pay all expenses and compensation of the indenture trustee.]

     On each payment date the indenture trustee will apply the funds in the note principal distribution account in the following order of priority:


      ------------------------------------------------------------
                  pay up to the outstanding principal
                        amount of the A-1 notes
      ------------------------------------------------------------
                                |
                                |
                               \ /
      ------------------------------------------------------------
                  pay up to the outstanding principal
                        amount of the A-2 notes
      ------------------------------------------------------------
                                |
                                |
                               \ /
      ------------------------------------------------------------
                  pay up to the outstanding principal
                        amount of the A-3 notes
      ------------------------------------------------------------
                                |
                                |
                               \ /
      ------------------------------------------------------------
                  pay up to the outstanding principal
                        amount of the A-4 notes
      ------------------------------------------------------------
                                |
                                |
                               \ /
      ------------------------------------------------------------
                  pay up to the outstanding principal
                amount of the [B notes] [certificates]
      ------------------------------------------------------------
                                |
                                |
                               \ /
      ------------------------------------------------------------
               distribute remaining balance, if any, to
                DaimlerChrysler Retail Receivables LLC
      ------------------------------------------------------------

[or, state any other application of available funds]

     [If the issuing entity has credit enhancement from a third party, insert here a description of the amount, if any, that is payable and the manner of payment to the indenture trustee.]

Optional Redemption

     The servicer will have the option to purchase all of the remaining receivables from the issuing entity when their aggregate principal balance declines to an amount that is less than or equal to [10.0]% of the initial aggregate principal balance of the receivables, or $______ or less. If the servicer decides to exercise this option, then the outstanding principal amounts of the A-4 [and B] notes [and the certificates], together with any accrued and unpaid interest, will be repaid in a lump sum payment.

Credit Enhancement

     Credit enhancement for the [securities] [notes] is intended to increase the likelihood of the full payment of principal and interest on the [securities] [notes] and will be as follows:

     Overcollateralization. Overcollateralization is represented by the amount by which (i) the principal balance of receivables minus the yield supplement overcollateralization amount exceeds (ii) the principal balance of the notes. The initial overcollateralization amount of $__________ is equal to the initial receivables balance of $__________ minus the initial yield supplement overcollateralization amount of $__________ minus the initial principal amount of the notes of $__________. This excess collateral is intended to protect noteholders from losses on the receivables.

     The issuing entity will attempt to maintain an overcollateralization amount (i.e., the amount by which (i) the principal balance of the receivables minus the yield supplement overcollateralization amount exceeds (ii) the principal amount of the notes) at least equal to the target overcollateralization amount. Total funds available on any payment date (except funds in the reserve fund) after paying the servicing fee, accrued and unpaid interest on the notes and any reserve fund deposit will be applied (i) first, to pay the required principal distribution amount to the noteholders in payment of principal of the notes and (ii) then, to pay any remaining available funds to DaimlerChrysler Retail Receivables LLC. Refer to the "Credit Enhancement" section in this document for a description of the target overcollateralization amount and the required principal distribution amount.

     Excess Interest Collections. Excess interest collections are generally equal to (A) the sum of (i) interest collections received on the receivables during the prior calendar month, (ii) principal collections attributable to the reduction in the yield supplement overcollateralization amount from the prior payment date and (iii) investment earnings on the reserve fund received during the prior calendar month minus (B) the sum of (i) the servicing fee for the prior calendar month, (ii) accrued and unpaid interest on the notes and
(iii) the amount, if any, required to replenish the reserve fund to $[_____________].

     Excess interest collections, to the extent available, provide an additional form of credit enhancement since they will be applied to the payment of principal of the [securities] [notes] to the extent described above under the "Flow of Funds" above.

     Reserve Fund

          o On [closing date], the depositor will provide funds from the proceeds of its sale of receivables to establish a $_________________ reserve fund.

          o The indenture trustee will hold the reserve fund for the benefit of the noteholders.

          o The reserve fund will be invested in high quality, short term investments which mature on or prior to each payment date.

          o If the total funds available for distribution minus the servicing fee is less than accrued interest on the notes, the reserve fund will be available to make interest payments.

          o If a class of notes has not been paid in full on its Legal Final, the reserve fund will be applied to the payment of principal for that class of notes.

          o If the aggregate outstanding principal amount of the notes exceeds the outstanding principal balance of the receivables as of the end of the prior calendar month, the reserve fund will be applied to the payment of principal of the notes to the extent of such excess.

          o As illustrated under "Flow of Funds" above, on each payment date the reserve fund will be reinstated up to the initial balance to the extent funds are available.

          o After full payment of all accrued interest on the notes and the outstanding principal amount of the [notes] [securities], the reserve fund will be distributed to DaimlerChrysler Retail Receivables LLC.

     [Subordinated B Notes. The B notes will not receive any principal payments until the A notes are paid in full and will not receive an interest payment on a payment date until the priority principal distribution amount, if any, has been applied to pay principal of the A notes. Also, if payment of the notes has been accelerated because of certain Events of Default, payment of interest on the B notes will be further subordinated as described in "Flow of Funds" above. Payments of principal and, under certain circumstances, interest on the B notes are subordinated to payments on the A notes.]

     [Subordinated Certificates. The certificates do not bear interest and will not receive any principal payments until the notes are paid in full.]

     Losses not covered by credit enhancement. The priority of payments described under "Flow of Funds" above will result in the [securities] [notes] with the lowest priority incurring losses and not receiving payments due before the notes with the next lowest priority incur any losses and do not receive payments due.

     [If the issuing entity has the benefit of credit enhancement from a third party, this paragraph will briefly summarize how such credit enhancement works. If the liability of such credit enhancer exceeds the applicable level specified in Item 1114(b) of Regulation AB, this paragraph will name the credit enhancer and refer to "Information Regarding the Credit Enhancement and Credit Enhancer", under which caption the applicable information required by
Item 1114 will be given.]

                                  POOL ASSETS

     On [closing date] the issuing entity will use the proceeds from the issuance of the [securities] [notes] to purchase a pool of automobile and light duty truck receivables from the depositor. Collections on this pool of receivables will be the issuing entity's principal source of funds for making payments on the [securities] [notes]. The following information about the receivables is as of ______________ (the "Cut-off Date").

     The receivables pool had the following characteristics:

          ----------------------------------------------------------------------------------------------

                                       Composition of the Receivables Pool
                                              As of [Cut-off Date]
                                             Total        Weighted Average   Minimum      Maximum
          ---------------------------------- ------------ ------------------ ------------ --------------
          Aggregate Principal Balance           X
          Number of Receivables                 X
          Average Principal Balance             X
          Receivables with an Original
            Term of 72 Months or Longer as
            a Percentage of the Aggregate
            Principal Balance                   X
          Percentage of [Chrysler Group]
            Vehicles                            X
          APR                                                   X                 X            X
          Original Term                                         X                 X            X
          Remaining Term                                        X                 X            X
          FICO Scores*                                          X                 X            X
          ---------------------------------- ------------ ------------------ ------------ --------------
            *Weighted average FICO is calculated excluding accounts without a FICO score.  We describe FICO scores in the prospectus under the "Receivables Pool - Underwriting of Receivables" section.



-------------------------------------------------------------------------------------------------------------

                                           New/Used Distribution
                                          of the Receivables Pool
                                            As of [Cut-off Date]

                                                             ---------------------- ----------------------
                                                                      New                   Used
                                                             ---------------------- ----------------------

      ---------------------------- ------------------------- ---------------------- ----------------------
      Aggregate Principal Balance                            $                      $
      ------------------------------------------------------ ---------------------- ----------------------
      Percentage of Aggregate Principal Balance                                  %                      %
      ------------------------------------------------------ ---------------------- ----------------------
      Number of Receivables
      ------------------------------------------------------ ---------------------- ----------------------
      Percentage of Receivables                                                  %                      %
      ------------------------------------------------------ ---------------------- ----------------------

-------------------------------------------------------------------------------------------------------------

[Pre-Funding Account and Subsequent Receivables

     On the closing date, $[               ] of the proceeds of the sale of
the notes will be deposited in a pre-funding account maintained with the
indenture trustee.  This amount represents [    ]% of the aggregate principal
balance of the receivables, including the amount in the pre-funding account.
During a funding period from the closing date to [                  ], the
issuing entity will use the funds in the pre-funding account to fund the purchase of receivables from the depositor that are required to meet the same eligibility criteria applicable to the receivables purchased by the issuing entity on the closing date[, except that [state any different eligibility criteria for subsequent receivables]. The funding period will end on the
earliest to occur of (i) [             ], (ii) the date on which the amount
in the pre-funding account is less than $[              ] and (iii) the
occurrence of an event of default under the indenture. On the payment date following the termination of the funding period, the indenture trustee will apply any remaining funds in the pre-funding account to pay principal of the notes.]

[Purchase of Additional Receivables

     During the period from the closing date to [         ], the issuing entity
will apply up to $[          ] of principal collections on the receivables to
purchase additional receivables from the depositor. Such dollar amount is
[    ]% of the initial aggregate principal balance of the receivables as of the Cut-off Date. The additional receivables must satisfy the eligibility criteria applicable to the receivables purchased on the closing date[, except that [state any different eligibility criteria for the additional receivables]].]

     [Information regarding the [subsequent] [additional] receivables included in the receivables pool will be contained in an Asset-Backed Issuer Distribution Report filed by the issuing entity on Form 10-D with the SEC pursuant to the Securities Exchange Act of 1934, as amended.]

                                SERVICING FEE

     On each payment date the servicer will receive its servicing fee out of available funds prior to the payment of any other expenses of the issuing entity and any payment on the [securities] [notes]. The monthly fee will be 1/12 of 1% of the aggregate principal balance of the receivables as of the first day of the prior calendar month. The servicing fee for the first payment date will be adjusted to reflect an accrual from the cut-off date.

                                  TAX STATUS

     Federal tax counsel to the issuing entity will deliver an opinion at the time of initial issuance that for federal income tax purposes:

     o    the notes will be characterized as debt and

     o the issuing entity will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

     See "Certain Federal Income Tax Consequences" in the prospectus for additional information concerning the application of federal and state tax laws to the [securities] [notes].

--------------------------------------------------------------------------------
                                 RISK FACTORS
--------------------------------------------------------------------------------

     Investors should consider the following risk factors as well as the risk factors set forth in the prospectus.


                     [B NOTES ARE SUBJECT TO GREATER RISKS
                         BECAUSE THEY ARE SUBORDINATED

     The B notes bear a greater credit risk than the A notes because payments of principal of and interest on the B notes are subordinated as described in this prospectus supplement to payments on the A notes. Also, the failure to pay interest on the B notes will not be an event of default under the indenture so long as any of the A notes are outstanding.]


            [HOLDERS OF B NOTES MAY SUFFER LOSSES BECAUSE THEY HAVE LIMITED CONTROL OVER ACTIONS OF THE TRUST AND CONFLICTS
                 BETWEEN THE A NOTES AND THE B NOTES MAY OCCUR

     Because the trust has pledged its property to the indenture trustee to secure payment on the notes, the indenture trustee may, and at the direction of the holders of a majority of the principal amount of the controlling class will, take one or more of the other actions specified in the indenture relating to the property of the trust, including a sale of the receivables. In exercising any rights or remedies under the indenture, the holders of a majority of the principal amount of the controlling class may be expected to act solely in their own interests. The controlling class will be the A notes until they are paid in full.

     Furthermore, the holders of a majority of the principal amount of the notes, or the indenture trustee acting on behalf of the holders of a majority of the principal amount of the notes, under certain circumstances, have the right to waive defaults by the servicer in the performance of its obligations under the sale and servicing agreement or to terminate the servicer as the servicer of the receivables without consideration of the effect that the waiver or termination would have on the holders of the B notes. The principal amount of the A notes is expected to constitute a majority of the principal amount of the notes until the A notes are paid in full. Consequently, the holder of the B notes will have only limited rights to direct remedies under the indenture and will not have the ability to waive defaults by the servicer or to remove the servicer until the A notes have been paid in full.]


          [RATINGS OF THE NOTES ARE DEPENDENT ON CREDITWORTHINESS OF
                      [THE THIRD PARTY CREDIT ENHANCER]

     The ratings of the notes will depend primarily on the creditworthiness of [the third party credit enhancer]. If its financial strength ratings are reduced, there is a significant risk that the ratings assigned to the notes would be reduced.]

                    [INTEREST RATE SWAP POSES VARIOUS RISKS

     The trust will enter into an interest rate swap because the receivables owned by the trust bear interest at fixed rates while the class [ ] notes will bear interest at a floating rate. The trust may use payments made by the swap counterparty to make interest payments on each payment date.

     The trust may be dependent on receiving payments from the swap counterparty in order to make interest payments on the notes without using amounts that would otherwise be paid as principal on the notes. If the swap counterparty fails to make a required payment under the interest rate swap you may experience delays and/or reductions in the interest and principal payments on your notes. The issuing entity's obligation to pay a Net Swap Payment to the counterparty is secured by the issuing entity property.

     The swap counterparty's claim for a payment under the interest rate swap will be higher in priority than all payments on the notes. If a payment under the interest rate swap is due to the swap counterparty on a payment date and there are insufficient collections on the receivables and insufficient funds on deposit in the reserve account to make payments of interest and principal on the notes you may experience delays and/or reductions in the interest and principal payments on your notes.

     The interest rate swap agreement generally may not be terminated except upon failure of either party to the interest rate swap agreement to make payments when due, insolvency of either party to the interest rate swap agreement, illegality, the exercise of certain rights under the indenture, the issuing entity amends the transaction documents without the consent of the swap counterparty if such consent is required, or failure of the swap counterparty to post collateral, assign the interest rate swap agreement to an eligible counterparty or take other remedial action if the swap counterparty's credit ratings drop below the levels required by the interest rate swap agreement. Depending on the reason for the termination, a termination payment may be due to the trust or to the swap counterparty. Any such termination payment could be substantial. If the swap counterparty fails to make a termination payment owed to the trust under the interest rate swap, the trust may not be able to enter into a replacement interest rate swap agreement. If this occurs, the amount available to pay principal of and interest on the notes will be reduced to the extent the interest rate on the class [ ] notes exceeds the fixed rate the trust would have been required to pay the swap counterparty under the interest rate swap. If the interest rate swap is terminated and no replacement is entered into and collections on the receivables and funds on deposit in the reserve account are insufficient to make payments of interest and principal on your notes, you may experience delays and/or reductions in the interest and principal payments on your notes.]

--------------------------------------------------------------------------------
                               STATIC POOL DATA
--------------------------------------------------------------------------------

     Certain static pool data consisting of delinquency, cumulative loss and prepayment data for securitizations of retail motor vehicle receivables purchased by DCFS is available online at [www.investor.dcatstaticpools.com]. The loss and delinquency static pool data are calculated in the same manner in which losses and delinquencies are calculated in the "Net Credit Loss and Delinquency Experience of DCFS Portfolio" section that follows. This static pool data is not deemed part of this prospectus supplement or the registration statement of which this prospectus supplement is a part to the extent that the static pool data relates to prior securitized pools that were established before January 1, 2006. We cannot assure you that the prepayment, loss or delinquency experience of the receivables sold to the trust will be comparable to the historical prepayment, loss or delinquency experience of any of the securitized pools sponsored by DCFS. In this regard, you should note how the characteristics of the receivables in those securitized pools differ from the characteristics of the trust's receivables. Such differences, along with the varying economic conditions applicable to those securitized pools, may make it unlikely that the trust's receivables will perform in the same way that any of those pools has performed.


--------------------------------------------------------------------------------
         NET CREDIT LOSS AND DELINQUENCY EXPERIENCE OF DCFS PORTFOLIO
--------------------------------------------------------------------------------

     Net credit loss experience is dependent upon general economic conditions, the number of repossessions, the amount of principal and accrued interest outstanding on the receivable at the time of repossession, and the resale values of the repossessed vehicles. In general, the resale prices of used vehicles have declined. Economic conditions and some other factors may vary by geographic region. The geographic distribution of the receivables pool is set forth under "Pool Assets" in this prospectus supplement.

     The following tables detail the net credit loss, repossession and delinquency experience of DCFS's United States portfolio of new and used automobile and light duty truck retail receivables. The information includes:

     o an immaterial amount of retail receivables secured by vehicles other than automobiles and light duty trucks and

     o previously sold contracts that DCFS continues to service, some of which have been included in securitizations sponsored by DCFS.

     Unless otherwise indicated, all amounts and percentages are based on estimated gross collections, including principal and interest.

     We cannot assure you that the net credit loss, repossession and delinquency experience on the receivables sold to the trust will be comparable to the following historical experience.

-------------------------------------------------------------------------------------------------------------------------------

                                       DCFS Net Credit Loss and Repossession Experience
                                         -------------------------------------------------------------------------------
                                            Six Months Ended
                                                 June 30                        Year Ended December 31,
                                         -------------------------------------------------------------------------------
                                            2006        2005         2005       2004       2003       2002       2001
                                            ----        ----         ----       ----       ----       ----       ----
  -----------------------------------------------------------------------------------------------------------------------
  Average Portfolio Outstanding during       $38,854    $44,591     $43,007   $41,272    $39,456     $38,872    $36,609
    the Period ($ Millions)
  -----------------------------------------------------------------------------------------------------------------------
  Average Number of Contracts
    Outstanding During the Period          2,381,741  2,648,846   2,577,130 2,564,743  2,501,315   2,420,968  2,254,297
  -----------------------------------------------------------------------------------------------------------------------
  Repossessions (Units)                       21,040     22,819      47,708    52,198     52,109      47,737     41,484
  -----------------------------------------------------------------------------------------------------------------------
  Repossessions as a percentage of
    Average Number of Contracts
    Outstanding(1)                             1.77%       1.72%       1.85%     2.04%      2.08%       1.97%      1.84%
  -----------------------------------------------------------------------------------------------------------------------
  Net Credit Losses as a Percentage of
    Liquidation(2)(3)(4)                       1.54%       1.43%       1.73%     2.07%      2.24%       2.01%      1.83%
  -----------------------------------------------------------------------------------------------------------------------
  Net Credit Losses as a Percentage of
    Average Portfolio
    Outstanding(1)(2)(4)                       0.92%       0.84%       1.00%     1.09%      1.12%       1.03%      0.81%
  -----------------------------------------------------------------------------------------------------------------------

(1)  Percentages have been annualized for the six months ended June 30, 2006 and 2005, and are not necessarily indicative of the experience for the entire year.
(2)  Net credit losses are equal to the aggregate of the balances of all receivables which are determined to be uncollectible in the period, less any amounts realized from the sale of repossessed vehicles and any recoveries on receivables charged off in the current or prior periods, net of any disposition expenses and any dealer commissions which DCFS failed to recover on receivables that were prepaid or charged off.
(3)  Liquidations represent monthly cash payments and charge-offs which reduce the outstanding balance of a receivable.
(4)  Percentages reflecting net credit losses include net credit losses on certain contracts previously sold with no direct or indirect residual interest retained by DCFS or any of its affiliates, but which DCFS continues to service.

-------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

                                                  DCFS Delinquency Experience
                                         ----------------------- -------------------------------------------------------------
                                             As at June 30                            As at December 31
                                         ----------------------- -------------------------------------------------------------
                                            2006        2005        2005         2004        2003        2002        2001
                                            ----        ----        ----         ----        ----        ----        ----
      ---------------------------------- ----------- ----------- ------------ ----------- ----------- ----------- ------------
      Portfolio ($ Millions)                $37,878     $43,734     $39,468      $44,589     $39,490     $39,650     $39,068
      ---------------------------------- ----------- ----------- ------------ ----------- ----------- ----------- ------------
      Delinquencies as a Percentage of
        the Portfolio(1)
      ---------------------------------- ----------- ----------- ------------ ----------- ----------- ----------- -----------
      31 - 60 Days                             1.32%       1.25%       1.46%        1.53%       1.77%       2.56%       2.04%
      ---------------------------------- ----------- ----------- ------------ ----------- ----------- ----------- -----------
      61 - 90 Days                             0.17%       0.16%       0.20%        0.18%       0.15%       0.37%       0.21%
      ---------------------------------- ----------- ----------- ------------ ----------- ----------- ----------- -----------
      91 - 120 Days                            0.02%       0.02%       0.03%        0.03%       0.03%       0.11%       0.07%
      ---------------------------------- ----------- ----------- ------------ ----------- ----------- ----------- -----------
      121 Days or More                         0.00%       0.00%       0.00%        0.00%       0.00%       0.02%       0.03%
      ---------------------------------- ----------- ----------- ------------ ----------- ----------- ----------- -----------
      Total                                    1.51%       1.43%       1.69%        1.74%       1.95%       3.06%       2.35%
      ---------------------------------- ----------- ----------- ------------ ----------- ----------- ----------- -----------
      Delinquencies ($Thousands)(1)
      ---------------------------------- ----------- ----------- ------------ ----------- ----------- ----------- ------------
      31 - 60 Days                         $498,023    $544,907    $576,637     $682,276    $698,280  $1,014,728    $797,439
      ---------------------------------- ----------- ----------- ------------ ----------- ----------- ----------- ------------
      61 - 90 Days                          $64,385     $68,967     $78,479      $80,295     $60,525    $148,026     $82,953
      ---------------------------------- ----------- ----------- ------------ ----------- ----------- ----------- ------------
      91 - 120 Days                          $9,034      $9,544     $12,449      $11,331     $10,551     $42,833     $26,694
      ---------------------------------- ----------- ----------- ------------ ----------- ----------- ----------- ------------
      121 Days or More                       $1,820      $1,612      $1,557         $880      $1,084      $7,389      $9,926
      ---------------------------------- ----------- ----------- ------------ ----------- ----------- ----------- ------------
      Total                                $573,262    $625,030    $669,122     $774,782    $770,440  $1,212,976    $917,012
      ---------------------------------- ----------- ----------- ------------ ----------- ----------- ----------- ------------
      Delinquencies (Units)(1)
      ---------------------------------- ----------- ----------- ------------ ----------- ----------- ----------- ------------
      31 - 60 Days                           31,578      35,479      37,657       45,382      47,404      66,322      55,794
      ---------------------------------- ----------- ----------- ------------ ----------- ----------- ----------- ------------
      61 - 90 Days                            3,672       4,112       4,691        4,850       3,681       8,821       4,823
      ---------------------------------- ----------- ----------- ------------ ----------- ----------- ----------- ------------
      91 - 120 Days                             461         503         631          576         587       1,963       1,279
      ---------------------------------- ----------- ----------- ------------ ----------- ----------- ----------- ------------
      121 Days or More                           89          87          79           46          56         393         412
      ---------------------------------- ----------- ----------- ------------ ----------- ----------- ----------- ------------
      Total                                  35,800      40,181      43,058       50,854      51,728      77,499      62,308
      ---------------------------------- ----------- ----------- ------------ ----------- ----------- ----------- ------------
(1)  As noted above under "Receivables - Selection Criteria," a receivable is not considered past due if the amount past due is less than 10.0% of the scheduled monthly payment.

---------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   POOL ASSETS
--------------------------------------------------------------------------------

     On [closing date] the trust will use the proceeds from the issuance of the [securities] [notes] to purchase a pool of automobile and light duty truck receivables from the depositor. Collections on this pool of receivables will be the trust's principal source of funds for making payments on the [securities] [notes]. No other expenses incurred in connection with the selection and acquisition of the receivables are payable from the proceeds of the issuance of the [notes] [securities]. The following information about the receivables is as of ______________ (the "Cut-off Date") [and therefore does not include any information regarding any subsequent receivables or additional receivables that the trust may acquire after the closing date].


Selection Criteria

     We used the following criteria to select the receivables pool:

     o Interest on each receivable is computed using the simple interest method.

     o    As of [Cut-off Date]:

          - no receivable was more than [30] days past due (an account is not considered past due if the amount past due is less than [10.0]% of the scheduled monthly payment),

          -    no receivable was the subject of a bankruptcy proceeding,

          - each receivable had a remaining principal balance of at least $[________], and

          - each receivable had a scheduled maturity on or before [__________, 20__].

     The depositor believes its selection procedures are not adverse to [securityholders] [noteholders].

     [Approximately [ ]% of the receivables by principal balance are evidenced by electronic installment sale contracts.]

     Refer to the "Receivable Pools" section in the prospectus for additional selection criteria.

         The receivables pool had the following characteristics:

          ----------------------------------------------------------------------------------------------

                                       Composition of the Receivables Pool
                                              As of [Cut-off Date]
                                             Total        Weighted Average   Minimum      Maximum
          ---------------------------------- ------------ ------------------ ------------ --------------
          Aggregate Principal Balance           X
          Number of Receivables                 X
          Average Principal Balance             X
          Receivables with an Original
            Term of 72 Months or Longer as
            a Percentage of the Aggregate
            Principal Balance                   X
          Percentage of [Chrysler Group]
            Vehicles                            X
          APR                                                   X                 X            X
          Original Term                                         X                 X            X
          Remaining Term                                        X                 X            X
          FICO Scores*                                          X                 X            X
          ---------------------------------- ------------ ------------------ ------------ --------------
          *    The weighted average FICO score is calculated excluding contracts for which DCFS has no FICO scores.  We describe FICO scores in the prospectus under the "Receivables
               Pools - Underwriting of Receivables" section.

              The receivables pool had the following new vehicle/used vehicle distribution:

-------------------------------------------------------------------------------------------------------------

                                           New/Used Distribution
                                          of the Receivables Pool
                                            As of [Cut-off Date]

                                                             ---------------------- ----------------------
                                                                      New                   Used
                                                             ---------------------- ----------------------

      ---------------------------- ------------------------- ---------------------- ----------------------
      Aggregate Principal Balance                            $                      $
      ------------------------------------------------------ ---------------------- ----------------------
      Percentage of Aggregate Principal Balance                                  %                      %
      ------------------------------------------------------ ---------------------- ----------------------
      Number of Receivables
      ------------------------------------------------------ ---------------------- ----------------------
      Percentage of Receivables                                                  %                      %
      ------------------------------------------------------ ---------------------- ----------------------

-------------------------------------------------------------------------------------------------------------

         The receivables pool had the following distribution by APR:

                                                Distribution by APR
                                   of the Receivables Pool As of [Cut-off Date]

------------------------------------------- --- ----------------- -- ----------------------- -- ------------------------

                                                   Number of          Aggregate Principal        Percent of Aggregate
APR Range                                         Receivables               Balance              Principal Balance(1)
---------                                         -----------               -------              --------------------
0.00% to 1.00%...........................                              $                                         %
1.01% to 2.00%...........................                                                                        %
2.01% to 3.00%...........................                                                                        %
3.01% to 4.00%...........................                                                                        %
4.01% to 5.00%...........................                                                                        %
5.01% to 6.00%...........................                                                                        %
6.01% to 7.00%...........................                                                                        %
7.01% to 8.00%...........................                                                                        %
8.01% to 9.00%...........................                                                                        %
9.01% to 10.00%..........................                                                                        %
10.01% to 11.00%.........................                                                                        %
11.01% to 12.00%.........................                                                                        %
12.01% to 13.00%.........................                                                                        %
13.01% to 14.00%.........................                                                                        %
14.01% to 15.00%.........................                                                                        %
15.01% to 16.00%.........................                                                                        %
16.01% to 17.00%.........................                                                                        %
17.01% to 18.00%.........................                                                                        %
18.01% to 19.00%.........................                                                                        %
19.01% to 20.00%.........................                                                                        %
Greater than 20.00%......................                                                                        %
                                                ----------------     --------------------       ------------------

Totals...................................                              $                                    100.0%
                                                ================       ==================       ==================

------------------------------------------- --- ----------------- -- ----------------------- -- ------------------------

------------

(1)  Percentages may not add to 100.0% because of rounding.

                          Distribution by FICO Score(1)
                   of the Receivable Pool As of [Cut-off Date]

------------------------------------------------------------------------------

                                                     Percentage of
                                            Aggregate Principal Balance(2)
                                            ------------------------------
No FICO Score............................                 X.X%
< 600....................................                 X.X%
600 - 649................................                 X.X%
650 - 699................................                 X.X%
700 - 749................................                 X.X%
> or = 750...............................                 X.X%
                                            ------------------------------
Total....................................               100.0%
                                            ==============================
------------------------------------------------------------------------------

------------
(1) We describe FICO scores in the prospectus in the "Receivables Pool -- Underwriting of Receivables" section.
(2)  Percentages may not add to 100.0% because of rounding.

     The following table lists the [ten] states with the largest percentage concentration of the aggregate principal balance of the receivables pool based on the physical address of the dealer originating the receivable. No other state accounts for more than ___% of the aggregate principal balance of the receivables pool as of [Cut-off Date].

------------------------------------------------------------------------

                        Geographic Distribution
                        of the Receivables Pool
                         As of [Cut-off Date]
      --------------------------------- ----------------------------
                   State                  Percentage of Aggregate
                                           Principal Balance(1)
      --------------------------------- ----------------------------
                                                          %
      --------------------------------- ----------------------------
                                                          %
      --------------------------------- ----------------------------
                                                          %
      --------------------------------- ----------------------------
                                                          %
      --------------------------------- ----------------------------
                                                          %
      --------------------------------- ----------------------------
                                                          %
      --------------------------------- ----------------------------
                                                          %
      --------------------------------- ----------------------------
                                                          %
      --------------------------------- ----------------------------
                                                          %
      --------------------------------- ----------------------------
                                                          %
      --------------------------------- ----------------------------
      All Other                                           %
      --------------------------------- ----------------------------
      Total                                          100.0%
      --------------------------------- ----------------------------
(1)  Percentages may not add to 100.0% because of rounding.
------------------------------------------------------------------------

[Pre-Funding Account and Subsequent Receivables]

     On the closing date, $[               ] of the proceeds of the sale of the
notes will be deposited in a pre-funding account maintained with the indenture
trustee.  This amount represents [    ]% of the aggregate principal balance of
the receivables, including the amount in the pre-funding account.  During a
funding period from the closing date to [                  ], the trust will
use the funds in the pre-funding account to fund the purchase of receivables from the depositor that are required to meet the same eligibility criteria applicable to the receivables purchased by the trust on the closing date[, except that [state any different eligibility criteria for subsequent receivables]. The funding period will end on the earliest to occur of (i)
[             ], (ii) the date on which the amount in the pre-funding account
is less than $[              ] and (iii) the occurrence of an event of default
under the indenture. On the payment date following the termination of the funding period, the indenture trustee will apply any remaining funds in the pre-funding account to pay principal of the notes.]

[Purchase of Additional Receivables

     During the period from the closing date to [         ], the trust will
apply up to $[          ] of principal collections on the receivables to
purchase additional receivables from the depositor.  Such dollar amount is
[    ]% of the initial aggregate principal balance of the receivables as of the
Cut-off Date. The additional receivables must satisfy the eligibility criteria applicable to the receivables purchased on the closing date[, except that [state any different eligibility criteria for the additional receivables]].]

     [Information regarding the [subsequent] [additional] receivables included in the receivables pool will be contained in an Asset-Backed Issuer Distribution Report filed by the trust on Form 10-D with the SEC pursuant to the Securities Exchange Act of 1934, as amended.]


--------------------------------------------------------------------------------
                     MATURITY AND PREPAYMENT CONSIDERATIONS
--------------------------------------------------------------------------------

     Information regarding certain maturity and prepayment considerations with respect to the [securities] [notes] is set forth under the "Payments on the Securities -- Principal Payments" section in the attached prospectus. In addition, no principal payments will be made:

     o    on the A-2 notes until the A-1 notes have been paid in full;

     o    on the A-3 notes until the A-2 notes have been paid in full;

     o    on the A-4 notes until the A-3 notes have been paid in full;

     o    [on the B notes until the A-4 notes have been paid in full; or]

     o    [on the certificates until the B notes have been paid in full.]

     Since the rate of payment of principal of each class of the [securities] [notes] depends on the rate of payment (including prepayments) of the principal balance of the receivables, final payment of any class of the [securities] [notes] could occur significantly earlier than the respective Legal Finals.

     We Cannot Assure You That Your [Securities] [Notes] Will Be Repaid on the Related Legal Final. It is expected that final payment of each class of notes [and the final distribution in respect of the certificates] will occur on or prior to the respective Legal Finals. Failure to make final payment of any class of notes by the respective Legal Final would constitute an event of default under the indenture. [In addition, the remaining certificate balance of the certificates is required to be paid in full on or prior to its Legal Final.] However, we cannot assure you that sufficient funds will be available to pay each class of [securities] [notes] in full on or prior to the respective Legal Finals. If sufficient funds are not available, final payment of any class of notes [and the final distribution in respect of the certificates] could occur later than such dates.

     The Level of Prepayments of the Receivables and Required Purchases by the Depositor and the Servicer are Unpredictable and May Affect Payments on the Securities. The rate of prepayments of the receivables may be influenced by a variety of economic, social and other factors. In addition, under circumstances relating to breaches of representations, warranties or covenants or the servicing of the receivables, the depositor and/or the servicer may be obligated to repurchase receivables from the trust. See "Sale Provisions" and "Servicing -- Servicing Procedures" in the attached prospectus. A higher than anticipated rate of prepayments will reduce the aggregate principal balance of the receivables faster than expected and thereby reduce outstanding amounts of the [securities] [notes] and the anticipated aggregate interest payments on the [securities] [notes]. The noteholders [and the certificateholders] alone will bear any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables as set forth in the priority of distributions in this prospectus supplement. Those reinvestment risks include the risk that interest rates may be lower at the time those holders received payments from the trust than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

     Risks of Slower or Faster Repayments. [Securityholders] [Noteholders] should consider:

     o in the case of [securities] [notes] purchased at a discount, the risk that a slower than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield; and

     o in the case of [securities] [notes] purchased at a premium, the risk that a faster than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield.

Weighted Average Lives of the [Securities] [Notes]

     The following information is given solely to illustrate the effect of prepayments of the receivables on the weighted average lives of the [securities] [notes] under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the receivables.

     Prepayments on motor vehicle receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of assets, including the receivables.

     The rate of payment of principal of each class of [securities] [notes] and the certificates will depend on the rate of payment (including prepayments) of the principal balance of the receivables. For this reason, final payment of any class of [securities] [notes] could occur significantly earlier than the respective Legal Finals. The [securityholders] [noteholders] will exclusively bear any reinvestment risk associated with early payment of their [securities] [notes]. Reinvestment risk includes the risk that market interest rates may be lower at the time a [securityholder] [noteholder] receives a payment from the trust than the interest rate borne by the related [securities] [notes] or lower than market interest rate that would have been available if a prepayment had been made at a different time.

     The tables (the "ABS Tables") set forth below and captioned "Percent of Initial Note Principal Amount at Various ABS Percentages" [and "Percent of Initial Certificate Balance at Various ABS Percentages," respectively,] have been prepared on the basis of the characteristics of the receivables. The ABS Tables assume that:

     o the receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

     o each scheduled monthly payment on the receivables is scheduled to be made and is made on the last day of each month and each month has 30 days;

     o    payments on the notes [and the certificates] are made on each payment
          date (and each payment date is assumed to be the [      ] day of the
          applicable month);

     o the balance in the Reserve Fund on each payment date is equal to the initial balance of the Reserve Fund;

     o except as otherwise specified herein, neither the depositor nor the servicer repurchases any receivables; and

     o    the cut-off date for each of the hypothetical pools is [       ].

     The ABS Tables indicate the projected weighted average lives of each class of notes [and the certificates] and set forth the percent of the initial principal amount of each class of notes [and the percent of the initial certificate balance of the certificates] that is projected to be outstanding after each of the payment dates shown at various constant ABS percentages.

     The ABS Tables also assume that the receivables have been aggregated into hypothetical pools with all of the receivables within each such pool having the following characteristics and that the level scheduled payment for each of the pools (which is based on its aggregate principal balance, contract rate of interest, original term to maturity and remaining term to maturity as of the Cut-off Date) will be such that each pool will be fully amortized by the end of its remaining term to maturity.

                                                                                          Original      Remaining
                                                                                            Term           Term
                                                            Aggregate                   to Maturity    to Maturity
       Pool                                             Principal Balance      APR      (In Months)    (In Months)
       ----                                             -----------------      ---      -----------    -----------
       1..........................................     $                                %    12
       2..........................................                                           24
       3..........................................                                           36
       4..........................................                                           48
       5..........................................                                           60
       6..........................................                                           72
                                                       ------------------
                 Total.......................          $
                                                       ==================

     The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios, while all other assumptions remain the same. For example, it is very unlikely that the receivables will prepay at a constant level of ABS until maturity or that all of the receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Tables at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average lives of each class of [securities] [notes].

                                 Percent of Initial Note Principal Amount at Various ABS Percentages

                                             A-1 Notes                                            A-2 Notes
                         --------------------------------------------------  --------------------------------------------------
                              %        %       %        %        %        %       %        %        %        %       %        %
Payment Date             ------   ------   ------  ------   ------   ------  ------   ------   ------   ------  ------   ------
------------
Closing Date.........    100.00   100.00   100.00  100.00   100.00   100.00  100.00   100.00   100.00   100.00  100.00   100.00




















Weighted Average
Life (years)(1)

(1) The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.


          This ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

                                 Percent of Initial Note Principal Amount at Various ABS Percentages

                                             A-3 Notes                                            A-4 Notes
                         --------------------------------------------------  --------------------------------------------------
                              %        %       %        %        %        %       %        %        %        %       %        %
Payment Date             ------   ------   ------  ------   ------   ------  ------   ------   ------   ------  ------   ------
------------
Closing Date.........    100.00   100.00   100.00  100.00   100.00   100.00  100.00   100.00   100.00   100.00  100.00   100.00



















Weighted Average Life
(years)(1)..................
Weighted Average Life
to Call (years)
(1)(2).....
Earliest Optional Call
Date......................


(1) The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.
(2) This calculation assumes the servicer purchases on the earliest payment date on which it is permitted to do so.


          This ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

        Percent of Initial Note Principal Amount at Various ABS Percentages       [Percent of Initial Certificate Balance at
                                Various                                           ABS Percentages
                                               B Notes                                            Certificates
                         --------------------------------------------------  --------------------------------------------------
                              %        %       %        %        %        %       %        %        %        %       %        %
Payment Date             ------   ------   ------  ------   ------   ------  ------   ------   ------   ------  ------   ------
------------
Closing Date.........    100.00   100.00   100.00  100.00   100.00   100.00  100.00   100.00   100.00   100.00  100.00   100.00


















Weighted Average Life
(years)(1)..................
Weighted Average Life
to Call (years)
(1)(2).....
Earliest Optional Call
Date......................

(1) The weighted average life of a note [or certificate] is determined by (a) multiplying the amount of each principal payment on a note [or certificate] by the number of years from the date of the issuance of the note [or certificate] to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note [or certificate].
(2) This calculation assumes the servicer purchases on the earliest payment date on which it is permitted to do so.


          This ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.]

--------------------------------------------------------------------------------
                      PAYMENTS ON THE [SECURITIES] [NOTES]
--------------------------------------------------------------------------------

Payment Dates

     o Interest and principal will be payable on the ____ of each month. If the ____ is not a business day, then interest and principal will be payable on the next business day.

     o    The first payment will be on ___________, _____.

     o Payments will be payable to [securityholders] [noteholders] of record on the business day before the payment date.

Interest Payments

     o The first interest payment will be calculated on the original principal amount of each class of notes at the applicable per annum interest rate.

     o Subsequent interest payments will be calculated on the outstanding principal balance of each note class as of the prior payment date (after giving effect to any payment of principal on that date) at the applicable per annum interest rate.

     o To calculate interest due on the A-1 notes on a payment date, the per annum interest rates will be converted from an annual rate as follows:

--------------------------------------------------------------------------------

 ------------------------------------------------------------------------------
 Days in Initial Interest         Days in Subsequent            Day Count
      Accrual Period           Interest Accrual Periods         Convention
 ------------------------------------------ -----------------------------------
                               From                 To
                           (including)          (excluding)
 ------------------------------------------ -----------------------------------
         ___ days                                               actual/360
                              Prior               Current
                             payment              payment
                               date                date
--------------------------------------------------------------------------------

o To calculate the interest due on the A-2, A-3 [and A-4] [, A-4 and B] notes on a payment date, the per annum interest rates will be converted from an annual rate as follows:

--------------------------------------------------------------------------------

  ----------------------------------------------------------------------------
  Days in Initial Interest     For Subsequent Interest          Day Count
       Accrual Period              Accrual Periods             Convention
  ----------------------------------------------------------------------------
          ___ days          1/12th of per annum interest         30/360
                                        rate
  ----------------------------------------------------------------------------
--------------------------------------------------------------------------------

     o Interest payments on [all] [the] classes of [A] notes will have the same priority. If the available amount for interest payments, including the balance in the reserve fund, is less than the amount due, each class of [A] notes will receive its pro rata share.

     o [An Event of Default will occur if the full amount of interest due on the A notes is not paid within five days after the related payment date. While any A notes are outstanding, the failure to pay interest on the B notes will not be an Event of Default. When the A notes are no longer outstanding, an Event of Default will occur if the full amount of interest due on the B notes is not paid within five days after the related payment date.]

     o [The priority in which interest will be paid on the B notes will change upon the occurrence of certain events as described under the "Flow of Funds--Application of Available Funds" section.]

     [If any interest rate is adjustable, insert a description of the index and the spread, the frequency of adjustment and the identity of the calculation agent.]

     Refer to the "Flow of Funds" section for information on how the amount available for interest payments is determined[ and on the priority of the payment of interest on the notes]. Also refer to the "Credit Enhancement - Reserve Fund" section for information on how the reserve fund may be used to make interest payments.

[Interest Rate Swap

     On the closing date, the trust will enter into an "interest rate swap" consisting of the ISDA Master Agreement, the schedule thereto, the credit support annex thereto, if applicable, and the confirmation with the swap counterparty to hedge the floating interest rate risk on the class [ ] notes. The interest rate swap for the class [ ] notes will have an initial notional amount equal to the initial principal balance of the class [ ] notes on the closing date and will decrease by the amount of any principal payments on the class [ ] notes. The notional amount of the interest rate swap at all times that the interest rate swap is in place will be equal to the principal balance of the class [ ] notes.

     In general, under the interest rate swap, on each payment date, the trust will be obligated to pay the swap counterparty a per annum fixed rate payment based on a fixed rate of [ ]% times the notional amount of the interest rate swap and the swap counterparty will be obligated to pay a per annum floating rate payment based on the interest rate of the class [ ] notes times the same notional amount. Payments on the interest rate swap will be exchanged on a net basis. The payment obligations of the trust to the swap counterparty under the interest rate swap agreement are secured under the indenture by the same lien in favor of the indenture trustee that secures payments to the noteholders and the note insurer. A payment made by the trust under the interest rate swap ranks higher in priority than all payments no the notes.

     [Describe other terms of the interest rate swap.]]

Principal Payments

     o The amount of principal payments on the [securities] [notes] on each payment date will generally equal the required principal distribution amount, which is described under "Credit Enhancement".

     o Principal of each class of notes will generally be repaid over a span of consecutive months.

     o The trust will pay principal sequentially to the earliest maturing class of notes then outstanding until such class is paid in full.

     o The [certificates] [B notes] will not receive any principal payments until [all] the [A] notes are paid in full.

     o The trust is required to pay the outstanding principal of each class of notes by the applicable Legal Final.

     o The final principal payment on any class of notes could occur significantly earlier than its Legal Final.

     o The rate of principal payments on the notes will increase to the extent Excess Interest Collections are applied to pay principal of the notes.

     Refer to the "Flow of Funds" and "Credit Enhancement" sections for information on how the amount available for principal payments is determined [and on the priority of the payment of principal of the notes]. Refer to the "Credit Enhancement" section for information on Excess Interest Collections. Refer to the "Payments on the [Securities] [Notes] - Principal Payments - Weighted Average Life of the [Securities] [Notes]" section in the prospectus for information regarding certain maturity and prepayment considerations for the [securities] [notes].

Optional Redemption

     The servicer will have the option to purchase all of the remaining receivables from the trust when their aggregate principal balance declines to an amount that is less than or equal to [10.0]% of the initial aggregate principal balance of the receivables, or $____________ or less. If the servicer decides to exercise this option, then the outstanding principal amounts of the A-4 [and B] notes [and the certificates], together with any accrued and unpaid interest, will be repaid in a lump sum payment. The lump sum payment under this optional redemption will shorten the maturity of the A-4 [and B] notes [and the certificates].

Certain Provisions of the Indenture--Events of Default; Rights upon Event of Default

     The occurrence of one or more of the following events will be an event of default ("Event of Default") under the indenture:

     o a default for [five] days or more in the payment of any interest due on any [A] note or, if the [A] notes are no longer outstanding, on any [B note];

     o a default in the payment of the principal of or any installment of the principal of any note when the same becomes due and payable;

     o a default in the observance or performance of any covenant or agreement of the trust made in the indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of the Controlling Class;

     o any representation or warranty made by the trust in the indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in any material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of the Controlling Class; or

     o certain events of bankruptcy, insolvency, receivership or liquidation of the trust.

     The amount of principal required to be paid to [securityholders] [noteholders] of a class under the indenture will generally be limited to amounts available in the Deposit Account and allocated for distribution as principal to such [securityholders] [noteholders] as described in this prospectus supplement. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default until the final scheduled payment date for such class of notes.

     The "Controlling Class" will be the [A] notes until they are paid in full; thereafter, the Controlling Class will be the [B Notes] [certificates].

     If an Event of Default occurs and is continuing, the indenture trustee or holders of a majority in principal amount of the Controlling Class then outstanding may declare the principal of the notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of the Controlling Class then outstanding.

     If the notes are due and payable following an Event of Default, the indenture trustee may institute proceedings to collect amounts due or foreclose on the trust's property, exercise remedies as a secured party, sell the receivables or elect to have the trust maintain possession of the receivables and continue to apply collections on the receivables as if there had been no declaration of acceleration. However, the indenture trustee is prohibited from selling the receivables following an Event of Default, other than a default in the payment of any principal of or a default for [five] days or more in the payment of any interest on any [note] [security] of the Controlling Class, unless

     o    the holders of all the outstanding notes consent to such sale,

     o the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes at the date of such sale, or

     o the indenture trustee determines that the proceeds of the receivables would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if such obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66-2/3% of the aggregate outstanding principal amount of the Controlling Class.

     Subject to the provisions of the indenture relating to the duties of the indenture trustee, if an Event of Default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of such notes, if such indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that it might incur in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority in principal amount of the Controlling Class will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the holders of a majority in principal amount of the Controlling Class may, in certain cases, waive any default with respect to such notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such indenture that cannot be modified without the waiver or consent of all the holders of the Controlling Class. Holders of a majority in principal amount of the Controlling Class will control certain other actions available to noteholders under the indenture.

     [Pursuant to the Trust Indenture Act of 1939, as amended, the indenture trustee may be deemed to have a conflict of interest and be required to resign as trustee for the A notes and the B notes if a default occurs under the indenture. In these circumstances, the indenture will provide for separate successor trustees to be appointed for the A notes and the B notes, respectively. So long as any amounts remain unpaid with respect to the A notes, only the trustee for the A noteholders will have the right to exercise remedies under the indenture (but the B noteholders will be entitled to their respective shares of any proceeds of enforcement, subject to the subordination of the B notes to the A notes as described in this prospectus supplement), and only the A noteholders will have the right to direct or consent to any action to be taken, including sale of the receivables, until the A notes are paid in full. Upon repayment of the A notes in full, all rights to exercise remedies under the indenture will transfer to the trustee for the B notes. Any resignation of the original indenture trustee as described above with respect to any class of notes will become effective only upon the appointment of a successor trustee for such class of notes and such successor's acceptance of such appointment.]

--------------------------------------------------------------------------------
                                  FLOW OF FUNDS
--------------------------------------------------------------------------------

Sources of Funds Available for Distribution

     Funds from the following sources may be available to make payments on the [securities] [notes] on each payment date:

     o collections received on the receivables during the prior calendar month,

     o net recoveries received during the prior calendar month on receivables that were charged off as losses in prior months,

     o investment earnings on the reserve fund received during the prior calendar month,

     o    administrative and/or warranty repurchases, and

     o    the reserve fund.

Fees and Expenses of the Trust

     As set forth in the table below under "-- Application of Available Funds", the trust is obligated to pay the servicing fee to the servicer before it pays any amounts due on the [notes] [securities] and any other liabilities. The servicer in turn is obligated to pay the fees and expenses of the indenture trustee and the owner trustee, the fees and expenses of the accountants in delivering their annual attestation report and the fee of the administrator. The following tables illustrate this arrangement.

Recipient                                  Source of Payment                   Fees and Expenses Payable
----------------------------------------   ---------------------------------   -----------------------------------------
Servicer                                   Collections on the receivables      The servicing fee as described below
                                           before any payment on the notes     under "Servicing--Compensation"

Indenture Trustee                          Servicer                            $[    ] per annum plus reasonable
                                                                               expenses

Owner Trustee                              Servicer                            $[    ] per annum plus reasonable
                                                                               expenses

Any other expenses or liabilities of the trust would be payable by the trust prior to any payments due on the [notes] [securities].

Application of Available Funds

     On each payment date the total funds available (except for the reserve fund) will be distributed in the following order of priority:

--------------------------------------------------------------------------------

                             Monthly Flow of Funds

          ------------------------------------------------------------
                               pay servicing fee
          ------------------------------------------------------------
                                       |
                                       |
                                      \ /
          ------------------------------------------------------------
               pay accrued and unpaid interest on the [A] notes
          ------------------------------------------------------------
                                       |
                                       |
                                      \ /
          ------------------------------------------------------------
             credit the priority principal distribution amount to
                    the note principal distribution account
          ------------------------------------------------------------
                                       |
                                       |
                                      \ /
          ------------------------------------------------------------
             [pay accrued and unpaid interest on the B notes (1)]
          ------------------------------------------------------------
                                       |
                                       |
                                      \ /
          ------------------------------------------------------------
                            replenish reserve fund,
                    if necessary, up to the initial amount
          ------------------------------------------------------------
                                       |
                                       |
                                      \ /
          ------------------------------------------------------------
              [credit the required principal distribution amount
              minus the priority principal distribution amount to
                   the note principal distribution account]
          ------------------------------------------------------------
                                       |
                                       |
                                      \ /
          ------------------------------------------------------------
               distribute any remaining funds to DaimlerChrysler
                            Retail Receivables LLC
          ------------------------------------------------------------

[(1) If payment of the notes has been accelerated because of a failure to pay any amount due on the notes or certain insolvency events in respect of the trust, then payments of interest on the B notes will only be made after the principal balance of the A notes has been reduced to zero.]
--------------------------------------------------------------------------------

     [Notwithstanding the preceding paragraph, if payment of the notes has been accelerated because of an Event of Default other than the failure to pay any amount due on the notes or certain insolvency events in respect of the trust, then such total funds available that remain after payment of interest on the B notes will be credited to the note principal distribution account to the extent of the outstanding principal amount of the notes (less the priority principal distribution amount, if any, for that payment date) and then any remainder will be distributed to DaimlerChrysler Retail Receivables LLC. Notwithstanding the foregoing, if payment of the notes has been accelerated because of a failure to pay any amount due on the notes or certain events of insolvency in respect of the trust, then the total funds available (except for the reserve fund) that remain after payment of interest on the A notes shall be applied in the following order of priority:

     (i) first, to credit to the note principal distribution account the amount necessary to reduce the outstanding principal amount of the A notes to zero;

     (ii)  second, to pay accrued and unpaid interest on the B notes;

     (iii) third, to credit to the note principal distribution account the amount necessary to reduce the outstanding principal amount of the B notes to zero; and

     (iv)  fourth, any remainder to DaimlerChrysler Retail Receivables LLC.

     Amounts in the note principal distribution account will be applied as specified below under "--Note Principal Distribution Account and Payments of Principal on the [Notes] [Securities]."]

     The interest of DaimlerChrysler Retail Receivables LLC in distributions from the trust will be evidenced by certificates issued by the trust. DaimlerChrysler Retail Receivables may transfer its certificates.

     Notwithstanding the foregoing, if payment of the notes has been accelerated, the total available funds will first be applied to pay all expenses and compensation of the indenture trustee.]

     Note Principal Distribution Account and Payments of Principal of the [Notes] [Securities]

     The note principal distribution account will be a subaccount of the deposit account maintained by the indenture trustee. On each payment date the priority principal distribution amount, if any, and the required principal distribution amount (reduced by the priority principal distribution amount) will be credited to the note principal distribution account to the extent of funds available as described above under "Application of Available Funds". The "priority principal distribution amount" will equal, on each payment date, the excess, if any, of
(i) the outstanding principal amount of the A notes immediately prior to such payment date over (ii) (a) the outstanding principal balance of the receivables pool as of the end of the prior calendar month minus (b) the YSOA. The "required principal distribution amount" will equal, on each payment date, the greater of
(i) the outstanding principal amount of the A-1 notes and (ii) the excess, if any, of (a) the outstanding principal amount of the notes immediately prior to such payment date over (b) (I) the outstanding principal balance of the receivables pool as of the end of the prior calendar month minus (II) the YSOA minus (III) the target overcollateralization amount.

     The "target overcollateralization amount" for a payment date is the greater of (A) [____]% x P and (B) the OC Floor, where:

         P = the outstanding principal balance of the receivables pool as of the end of the prior calendar month minus the YSOA for that payment date

         OC Floor = the lesser of

                         (a) P

                         and

                         (b) [____]% x Pi

         Pi = the Cut-off Date principal balance of the receivables pool minus the initial YSOA

         YSOA = the yield supplement overcollateralization amount for such payment date as set forth in the table under "Yield Supplement Overcollateralization Amount";

                provided that the YSOA will never be greater than the outstanding principal balance of the receivables pool as of the end of the prior calendar month.

     On each payment date the total funds available in the note principal distribution account will be distributed in the following order of priority:

--------------------------------------------------------------------------------

           ---------------------------------------------------------
                    pay up to the outstanding principal
                          amount of the A-1 notes
           ---------------------------------------------------------
                                       |
                                       |
                                      \ /
           ---------------------------------------------------------
                    pay up to the outstanding principal
                          amount of the A-2 notes
           ---------------------------------------------------------
                                       |
                                       |
                                      \ /
           ---------------------------------------------------------
                    pay up to the outstanding principal
                          amount of the A-3 notes
           ---------------------------------------------------------
                                       |
                                       |
                                      \ /
           ---------------------------------------------------------
                    pay up to the outstanding principal
                          amount of the A-4 notes
           ---------------------------------------------------------
                                       |
                                       |
                                      \ /
           ---------------------------------------------------------
                    pay up to the outstanding principal
                  amount of the [B notes] [certificates]
           ---------------------------------------------------------
                                       |
                                       |
                                      \ /
           ---------------------------------------------------------
                 distribute remaining balance, if any, to
                  DaimlerChrysler Retail Receivables LLC
           ---------------------------------------------------------
                                       |
                                       |
                                      \ /
           ---------------------------------------------------------

--------------------------------------------------------------------------------

                               CREDIT ENHANCEMENT

     The following forms of credit enhancement are intended to enhance the likelihood of full payment of principal and interest due to the noteholders and to decrease the likelihood that the noteholders will experience losses of principal or interest on their notes.


Overcollateralization

     Overcollateralization is represented by the amount by which (i) the principal balance of receivables minus the yield supplement overcollateralization amount exceeds (ii) the principal balance of the notes. The initial overcollateralization amount of $__________ is equal to the initial receivables balance of $__________ minus the initial yield supplement overcollateralization amount of $__________ minus the initial principal amount of the notes of $__________. On the Cut-Off Date the excess collateral equals [____]% of the initial aggregate principal amount of the [notes] [securities]. Excess collateral is intended to provide additional collections to protect noteholders from the reduction in available funds because of losses and delinquencies on the receivables.

     The trust will attempt to maintain an overcollateralization amount (i.e., the amount by which (i) the principal balance of the receivables minus the yield supplement overcollateralization amount exceeds (ii) the principal amount of the notes) at least equal to the target overcollateralization amount. Total funds available on any payment date (except funds in the reserve fund) after paying the servicing fee, accrued and unpaid interest on the notes and any reserve fund deposit will be applied (i) first, to pay the required principal distribution amount to the noteholders in payment of principal of the notes and (ii) then, to pay any remaining available funds to DaimlerChrysler Retail Receivables LLC. The priority of the application of the total funds available is described under the "Flow of Funds -- Application of Available Funds" section.


Excess Interest Collections

     "Excess Interest Collections" are generally equal to (A) the sum of (i) interest collections received on the receivables during the prior calendar month, (ii) principal collections attributable to the reduction in the yield supplement overcollateralization amount from the prior payment date and (iii) investment earnings on the reserve fund received during the prior calendar month minus (B) the sum of (i) the servicing fee for the prior calendar month, (ii) accrued and unpaid interest on the notes and (iii) the amount, if any, required to replenish the reserve fund to $[_____________].

     Excess Interest Collections provide an additional form of credit enhancement since they will be applied to the payment of principal of the [securities] [notes] to the extent described above under the "Flow of Funds -- Application of Available Funds" section.

     If credit losses on receivables and delinquent receivables reduce the amount of interest collections received on the receivables in a month, Excess Interest Collections will be reduced or eliminated for such month. Prepayments on the higher APR receivables will have a greater effect in reducing Excess Interest Collections than will prepayments on the low APR receivables.


Reserve Fund

     o On [closing date], the depositor will provide funds from the proceeds of its sale of receivables to establish a $_________________ reserve fund.

     o The indenture trustee will hold the reserve fund for the benefit of the noteholders.

     o The reserve fund will be invested in high quality, short term investments which mature on or prior to each payment date.

     o If the total funds available for distribution minus the servicing fee is less than accrued interest on the notes, the reserve fund will be available to make interest payments.

     o If a class of notes has not been paid in full on its Legal Final, the reserve fund will be applied to the payment of principal for that class of notes.

     o If the aggregate outstanding principal amount of the notes exceeds the outstanding principal balance of the receivables as of the end of the prior calendar month, the reserve fund will be applied to the payment of principal of the notes to the extent of such excess.

     o As illustrated in the "Flow of Funds" section above, on each payment date the reserve fund will be reinstated up to the initial balance to the extent funds are available.

     o After full payment of all accrued interest on the notes and the outstanding principal amount of the [notes] [securities], the reserve fund will be distributed to DaimlerChrysler Retail Receivables LLC.


[Subordinated B Notes

     As additional credit enhancement for the A notes, the B notes will not receive any principal payments until the A notes are paid in full and will not receive an interest payment on a payment date until the priority principal distribution amount, if any, has been applied to pay principal of the A notes. Also, if payment of the notes has been accelerated because of certain Events of Default, payment of interest on the B notes will be further subordinated as described in the "Flow of Funds -- Application of Available Funds" section. Payments of principal and, under certain circumstances, interest on the B notes are subordinated to payments on the A notes to decrease the likelihood that the trust will default in making payments due on the A notes.]


[Subordinated Certificates

     As additional credit enhancement, the certificates do not bear interest and will not receive any principal payments until the notes are paid in full. The payments on the certificates are subordinated to payments on the notes to decrease the likelihood that the trust will default in making payments due on the notes.]


--------------------------------------------------------------------------------
                  YIELD SUPPLEMENT OVERCOLLATERALIZATION AMOUNT
--------------------------------------------------------------------------------

     For a portion of the receivables, the weighted average APR less the servicing fee rate will be less than the weighted average interest rate of the notes. The yield supplement overcollateralization amount is intended to mitigate such negative differential since collections on receivables representing the yield supplement overcollateralization amount will be available to be applied toward such negative differential. The yield supplement overcollateralization amount is not included as part of, and is therefore in addition to, the overcollateralization amount.

     "Yield Supplement Overcollateralization Amount" means, with respect to any payment date, the amount specified below with respect to such payment date:

Closing Date..........    $             [payment date]........  $
[payment date]........    $             [payment date]........  $
[payment date]........    $             [payment date]........  $
[payment date]........    $             [payment date]........  $
[payment date]........    $             [payment date]........  $
[payment date]........    $             [payment date]........  $
[payment date]........    $             [payment date]........  $
[payment date]........    $             [payment date]........  $
[payment date]........    $             [payment date]........  $
[payment date]........    $             [payment date]........  $


     The yield supplement overcollateralization amount has been calculated for each payment date as the sum of the amount for each receivable equal to the excess, if any, of

     o the scheduled payments due on such receivable for each future collection period discounted to present value as of the end of the preceding collection period at the APR of such receivable, over

     o the scheduled payments due on the receivable for each future collection period discounted to present value as of the end of the preceding collection period at ____%.

     For purposes of such calculation, future scheduled payments on the receivables are assumed to be made on their scheduled due dates without any delays, defaults or prepayments.

--------------------------------------------------------------------------------
                                    SERVICING
--------------------------------------------------------------------------------

Compensation

     o    The servicer will be compensated on a monthly basis.

     o The first servicing fee will be calculated on the original principal amount of the receivables at 1/12th of 1% per month.

     o For the first servicing fee calculation, the per annum servicing fee rate will be converted from an annual rate using the number of days from [Cut-off Date] to and including [________________] on a 30/360 basis, or ___ days.

     o Subsequent servicing fees will be calculated on the principal balance of the receivables as of the first day of the prior calendar month at 1/12th of [1]%.

     o As illustrated in the "Flow of Funds" section above, the servicing fee will be paid out of the total funds available for distribution each month.

     Refer to the "Servicing -- Servicing Compensation" section in the prospectus for additional information on servicer compensation. Refer to the "Servicing -- Servicer" section in the prospectus for additional information regarding the servicer.

--------------------------------------------------------------------------------
                                    THE TRUST
--------------------------------------------------------------------------------

Activities

     The trust will only engage in the following activities:

     o acquiring, holding and managing the receivables, their proceeds, the reserve fund and other assets of the trust;

     o    issuing the [notes] [securities];

     o    making payments on the [notes] [securities]; and

     o other activities that are necessary, suitable or incidental to the above activities.

     See the "The Trusts" section and the "Miscellaneous Provisions of Principal Documents -- Amendment", "-- The Owner Trustee" and " -- Administration Agreement" sections in the attached prospectus for additional information.

     The trust's office is at the owner trustee's principal office, located at _______________, _________________, Delaware _______. The fiscal year of the trust is the calendar year.

Capitalization

     The following balance sheet illustrates the capitalization of the trust as of [closing date]. It is assumed that the [notes] [securities] have been issued and sold on [closing date]. [DaimlerChrysler Retail Receivables LLC holds the equity interests and may transfer or sell such interests.]

----------------------------------------------------------------------------------------------------------------------

                                                    Balance Sheet
                                                As of [closing date]
      ----------------------------------------------------     ----------------------------------------------------
                            Assets                                                 Liabilities
      ----------------------------------------------------     ----------------------------------------------------
      Receivables                      $                       A-1 Notes                                $
      ----------------------------------------------------     ----------------------------------------------------
      Reserve Fund                                             A-2 Notes
      ----------------------------------------------------     ----------------------------------------------------
                                                               A-3 Notes
                                                               ----------------------------------------------------
                                                               A-4 Notes
                                                               ----------------------------------------------------
                                                               [B Notes]
                                                               ----------------------------------------------------
                                                               Total                                    $
                                                               ----------------------------------------------------

                                                               ----------------------------------------------------

                                                               ----------------------------------------------------
                                                                                     Equity
                                                               ----------------------------------------------------
                                                               [Certificates]                           $
                                                               ----------------------------------------------------
                                                               Overcollateralization                    $
                                                               ----------------------------------------------------
                                                               Yield Supplement
                                                               Over-collateralization Amount
                                                               ----------------------------------------------------
                                                               Reserve Fund
                                                               ----------------------------------------------------
                                                               Total                                    $
                                                               ----------------------------------------------------
      Total Assets                     $                       Total Liabilities
                                                                   and Equity                           $
      -------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                       OWNER TRUSTEE AND INDENTURE TRUSTEE
--------------------------------------------------------------------------------

Owner Trustee

     The owner trustee for the trust is [            ], a [            ].
The owner trustee has acted as an owner trustee for an issuing trust in over
[       ] securitizations of retail motor vehicle installment sale contracts
and loans.  The owner trustee has been the owner trustee in [     ] prior
DaimlerChrysler Auto Trusts.

     Refer to "Miscellaneous Provisions of Principal Documents--Owner Trustee" for a description of the owner trustee's duties and responsibilities under the trust agreement.

Indenture Trustee

     The indenture trustee under the indenture is [            ], a
[            ].  The indenture trustee has acted as an indenture trustee in
respect of over [       ] securitizations of retail motor vehicle
installment sale contracts and loans.  The indenture trustee has been the
indenture trustee  in respect of [         ] prior DaimlerChrysler Auto Trusts.

     Refer to "The Indenture--The Indenture Trustee" section in the prospectus for a description of the indenture trustee's duties and responsibilities under the indenture.


--------------------------------------------------------------------------------
                             [THE SWAP COUNTERPARTY
--------------------------------------------------------------------------------

     [[              ] is the swap counterparty.  It is organized as a
[       ] under the laws of [         ].  [To be inserted:  description of the
general character of the business of the swap counterparty].

     [The long-term credit rating assigned to the swap counterparty by
[           ] is currently "[     ]" and by [          ] is currently "[     ]".

     [Upon the occurrence of an event of default or termination event specified in the interest rate swap, the interest rate swap agreement may be replaced with a replacement interest rate swap as described above under "Payments on the [Notes] [Securities]--Interest Rate Swap."]

     [Based on a reasonable good faith estimate of maximum probably exposure, the significance percentage in respect of the interest rate swap is less than 10%].]


                   [INFORMATION REGARDING THE CREDIT ENHANCER
                           AND THE CREDIT ENHANCEMENT]

     [Insert disclosure regarding the credit enhancement and the credit enhancer as required by Item 1114 of Regulation AB.]


--------------------------------------------------------------------------------
         AFFILIATION AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
--------------------------------------------------------------------------------

     DaimlerChrysler Financial Services Americas LLC, as sponsor and depositor, created the issuing entity (DaimlerChrysler Auto Trust 200_-_). DaimlerChrysler Financial Services Americas LLC is also the servicer. The owner trustee and the indenture trustee are banking corporations that the sponsor and its affiliates may have other banking relationships with directly or with their affiliates in the ordinary course of their businesses. In some instances the owner trustee and the indenture trustee will be acting in similar capacities for other asset-backed transactions of the sponsor for similar or other pool-asset types. The owner trustee and the indenture trustee charge fees for their services and such fees are paid by the servicer and not out of the cash flows of the issuing entity.

--------------------------------------------------------------------------------
                                  UNDERWRITING
--------------------------------------------------------------------------------

     The trust will sell the following amounts of the offered [notes] [securities] to the underwriters named below. The underwriters have agreed to purchase these amounts:

----------------------------------------------------------------------------------------------------------------------

     ------------------------ -------------- -------------- ------------- -------------- -------------- -----------
           Underwriter             A-2            A-3           A-4            [B]       [Certificates]   Total
     ------------------------ -------------- -------------- ------------- -------------- -------------- -----------
                              $              $              $             $              $              $






     ------------------------ -------------- -------------- ------------- -------------- -------------- -----------
     Total                    $              $              $             $              $              $
     ------------------------ -------------- -------------- ------------- -------------- -------------- -----------

----------------------------------------------------------------------------------------------------------------------

     The underwriters propose to sell the offered [securities] [notes] to the public at the initial offering prices listed on the cover page and to certain dealers at the same prices less an initial selling concession. These selling concessions will not be greater than the selling concessions listed in the table below. The underwriters may allow and those certain dealers may reallow another concession. These reallowances will not be greater than the reallowances listed in the table below. After the initial public offering, the price to the public, the concessions and the reallowances may change.

--------------------------------------------------------------------------------

     ---------------------- ---------------------- -----------------------
             Class           Selling Concession         Reallowance
     ---------------------- ---------------------- -----------------------
           A-2 Notes                       %                       %
     ---------------------- ---------------------- -----------------------
           A-3 Notes                       %                       %
     ---------------------- ---------------------- -----------------------
           A-4 Notes                       %                       %
     ---------------------- ---------------------- -----------------------
           [B Notes                        %                      %]
     ---------------------- ---------------------- -----------------------
           [Certificates                   %                      %]
     ---------------------- ---------------------- -----------------------

--------------------------------------------------------------------------------

     The depositor estimates that it will have additional offering expenses of $[_______].

     Refer to the "Plan of Distribution" section in the prospectus for additional information about the distribution of the offered [securities] [notes].

--------------------------------------------------------------------------------
                         FEDERAL INCOME TAX CONSEQUENCES
--------------------------------------------------------------------------------

     In the opinion of Sidley Austin LLP, counsel for the underwriters and special tax counsel for the trust, for federal income tax purposes the offered notes will be characterized as debt and the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

     Investors will agree, by their purchase of the offered [notes] [securities], to treat the offered notes as debt for federal income tax purposes.

     For additional information refer to the "Certain Federal Income Tax Consequences -- Trusts in Which All Certificates Are Retained By the Depositor or an Affiliate of the Depositor" section in the prospectus.


--------------------------------------------------------------------------------
                                     RATINGS
--------------------------------------------------------------------------------

     It is a condition of the issuance of the [securities] [notes] that [name of rating agency or agencies] rate the A notes in the highest investment rating category [and rate the B notes at least "_____" or its equivalent [and the certificates at least "____" or its equivalent]].

     The depositor has requested that each rating agency maintain ongoing surveillance of its ratings assigned to the [securities] [notes] in accordance with the rating agency's policy, but we cannot assure you that a rating agency will continue its surveillance of the ratings assigned to the [securities] [notes].

     The security ratings assigned to the [securities] [notes] should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies. The ratings on the [securities] [notes] do not, however, constitute statements regarding the likelihood or frequency of prepayments on the receivables or the anticipated yields in light of prepayments.

--------------------------------------------------------------------------------
                                 LEGAL OPINIONS
--------------------------------------------------------------------------------

     In addition to the legal opinions described in the prospectus, Sidley Austin LLP, New York, New York will review or opine on certain legal matters relating to the offered [securities] [notes] for the underwriters and certain federal income tax and other matters for the trust. Also, Sidley Austin LLP from time to time renders legal services to DCFS and its affiliates on other matters.

========================================   =====================================


     No dealer, salesperson or other
person has been authorized to give any
information or to make any
representations, other than those
contained in the prospectus or                        $-------------
prospectus supplement. Any such
information or any such representations
are not authorized by the depositor or
by the underwriters. Do not rely on any               DAIMLERCHRYSLER
such information or any such                        AUTO TRUST 200__-__
representations.

     We only intend the prospectus
supplement to be an offer to sell or a                 $------------
solicitation of an offer to buy the             A2, ___% Asset Backed Notes
offered securities if:
                                                       $------------
     o    used in a jurisdiction in             A3, ___% Asset Backed Notes
          which such offer or
          solicitation is authorized,                  $------------
                                                A4, ___% Asset Backed Notes
     o    the person making such offer
          or solicitation is qualified                [$------------
          to do so, and                         B, ___% Asset Backed Notes]

     o    such offer or solicitation is               [$------------
          made to anyone to whom it is                 Certificates]
          lawful to make such offer or
          solicitation.

                                                 DAIMLERCHRYSLER FINANCIAL
     The information in the prospectus             SERVICES AMERICAS LLC
or prospectus supplement is only              Sponsor, Depositor and Servicer
accurate as of the date of this
prospectus supplement.

     All dealers effecting transactions            PROSPECTUS SUPPLEMENT
in the offered securities within 90 days            Dated ____________
after the date of this prospectus
supplement may be required to delivered
the prospectus and prospectus
supplement, regardless of their                       [Underwriters]
participation in this distribution. This is in addition to the obligations of dealers to deliver the prospectus and prospectus supplement when acting as underwriters or when selling their unsold allotments or subscriptions.



========================================   =====================================

Information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where offer or sale is not permitted.

                   Subject to completion dated [_________]

DaimlerChrysler                                                     prospectus



                          DAIMLERCHRYSLER AUTO TRUSTS
                               Issuing Entities
                              Asset Backed Notes
                           Asset Backed Certificates

               DAIMLERCHRYSLER FINANCIAL SERVICES AMERICAS LLC
                 Sponsor, Originator, Depositor and Servicer

   DaimlerChrysler Financial Services Americas LLC may form issuing entities at various times. An issuing entity may purchase automobile and light duty truck retail installment sales contracts directly from DaimlerChrysler Financial Services Americas LLC. An issuing entity will issue securities to fund all or a portion of its purchase. Securities issued by an issuing entity

   o  may consist of one or more classes of notes and/or certificates;

   o  will be payable only from the assets of that issuing entity;

   o will be entitled to receive payments that will vary by class as to timing, amount and priority, as described in the related prospectus supplement; and

   o may have the benefit of some form of credit or other enhancement.

   The main source of funds for making payments on the issuing entity's securities will be collections on the purchased receivables.

   Before you decide to invest in any of the securities, please read this prospectus and the related prospectus supplement, especially the risk factors beginning on page [10] of this prospectus and any risk factors in the prospectus supplement. The securities will be interests in or obligations of an issuing entity only and neither the securities nor the assets of the issuing entity will represent interests in or obligations of DaimlerChrysler AG, DaimlerChrysler Financial Services Americas LLC, or any of their respective affiliates.

   These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission passed upon the accuracy or adequacy of this prospectus or the attached prospectus supplement. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is [__________]

                        READING THIS PROSPECTUS AND THE
                      ACCOMPANYING PROSPECTUS SUPPLEMENT

   We provide information on your securities in two separate documents that offer varying levels of detail:

   o this prospectus provides general information, some of which may not apply to a particular series of securities, including your securities, and

   o the accompanying prospectus supplement is a summary of the specific terms of your securities.

   Whenever information in the applicable prospectus supplement is more specific than or different from the information in this prospectus, you should rely on the information in that prospectus supplement.

   We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents in the front of each document to locate the referenced sections.

   The Index of Principal Terms on page [66] in this prospectus lists the pages where capitalized terms used in this prospectus are defined.

   You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including any information incorporated by reference. We have not authorized anyone to provide you with different information. The information in this prospectus or the accompanying prospectus supplement is only accurate as of the dates on their respective covers.

   This prospectus and a prospectus supplement may contain forward-looking statements, including without limitation statistical information based on assumed facts. Whenever we use words like "intends," "anticipates" or "expects," or similar words in this prospectus or in a prospectus supplement, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate. Any forward-looking statements in this prospectus or in a prospectus supplement speak only as of the date of this prospectus or the date of the prospectus supplement, as applicable. We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus or a prospectus supplement to reflect any change in our expectation about the subject of that forward- looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

                             AVAILABLE INFORMATION

   DaimlerChrysler Financial Services Americas LLC, as the depositor of each issuing entity, has filed a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended. The Registration Statement relates to any notes and certificates offered in this prospectus.

   The Registration Statement may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington, D.C. 20549 (telephone 1-800-SEC-0330). You may obtain information about the public reference facilities by calling the SEC at 1-800-SEC-0330.

   Also, the SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including DaimlerChrysler Financial Services Americas LLC, that file electronically with the SEC.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   All distribution reports on Form 10-D and current reports on Form 8-K filed by DaimlerChrysler Financial Services Americas LLC, as depositor of the issuing entity referred to in the accompanying prospectus supplement, subsequent to the date of this prospectus and prior to the termination of the offering of the securities offered by such issuing entity shall be deemed to be incorporated by reference in this prospectus.

   Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

Copies of the Documents

   You will receive a free copy of any or all of the documents incorporated in this prospectus or incorporated by reference into the accompanying prospectus supplement if:

   o  you received this prospectus and

   o you request such copies from Assistant Secretary, DaimlerChrysler Financial Services Americas LLC, 1000 Chrysler Drive, CIMS 485-14-78, Auburn Hills, Michigan 48236-2766 (Telephone: 248-512-3990).

This offer only includes the exhibits to such documents, if such exhibits are specifically incorporated by reference in such documents. You may also read and copy these materials at the public reference facilities of the SEC in Washington, D.C., referred to previously.

                               TABLE OF CONTENTS

                                 Section                                    Page
SUMMARY
------------------------------------------------------------------------
o  PARTIES
o  SECURITIES ISSUED
o  PROPERTY OF AN ISSUING ENTITY
o  ENHANCEMENT
o  REPURCHASES OF INDIVIDUAL RECEIVABLES BY THE DEPOSITOR OR THE
   SERVICER
o  NO ADDITIONAL ISSUANCES OF SECURITIES BY AN ISSUING ENTITY
o  TAX STATUS
o  ERISA CONSIDERATIONS
o  FORM, DENOMINATION AND RECORD DATE
RISK FACTORS
o  A TRUST'S ONLY SOURCES OF FUNDS FOR MAKING PAYMENTS ON ITS
   SECURITIES ARE COLLECTIONS ON ITS RECEIVABLES AND ANY ENHANCEMENT
   THE SECURITIES MAY HAVE; GEOGRAPHIC CONCENTRATION; TERM OF
   RECEIVABLES
o  PREPAYMENTS MAY ADVERSELY AFFECT AVERAGE LIFE AND YIELDS OF THE
   SECURITIES
o  RATINGS OF THE OFFERED SECURITIES
o  LIMITED ABILITY TO RESELL SECURITIES
o  BOOK-ENTRY REGISTRATION MAY LIMIT YOUR ABILITY TO RESELL YOUR
   SECURITIES
o  CHANGE IN SERVICER MAY RESULT IN LATE PAYMENTS ON SECURITIES
o  COMMINGLING OF MONIES BY THE SERVICER MAY RESULT IN A LOSS FOR
   SECURITYHOLDERS
o  CERTIFICATEHOLDERS DO NOT HAVE RIGHTS TO ACT UPON SERVICER DEFAULT
o  INSOLVENCY OF THE DEPOSITOR MAY RESULT IN DELAYS, REDUCTIONS OR LOSS
   OF PAYMENTS TO SECURITYHOLDERS
o  TRUSTS MAY NOT HAVE A PERFECTED SECURITY INTEREST IN CERTAIN
   FINANCED VEHICLES
o INTERESTS OF OTHER PERSONS IN THE RECEIVABLES COULD REDUCE THE FUNDS AVAILABLE TO MAKE PAYMENTS ON YOUR SECURITIES
o  RELIANCE ON REPRESENTATIONS AND WARRANTIES BY THE DEPOSITOR OR THE
   SERVICER WHICH PROVES TO BE INADEQUATE MAY RESULT IN LOSSES TO
   SECURITYHOLDERS
o  FAILURE TO COMPLY WITH CONSUMER PROTECTION LAW REQUIREMENTS MAY MAKE
   A TRUST LIABLE
o  SUBORDINATION OF CERTAIN SECURITIES MAY RESULT IN REDUCED PAYMENTS
   TO AND LOSSES ON THOSE SECURITIES
o  HOLDERS OF SUBORDINATE SECURITIES MAY SUFFER LOSSES BECAUSE THEY
   HAVE LIMITED CONTROL OVER ACTIONS OF THE TRUST AND CONFLICTS BETWEEN
   THE SENIOR SECURITIES AND THE SUBORDINATE SECURITIES MAY OCCUR
o RETURNS ON THE SECURITIES MAY BE REDUCED BY SHORTFALLS| DUE TO THE SERVICEMEMBERS CIVIL RELIEF ACT AND OTHER RECENT LEGISLATION
PRINCIPAL DOCUMENTS
SPONSOR, ORIGINATOR, DEPOSITOR AND SERVICER
THE TRUSTS
o  SECURITIES ISSUANCE

o  TRUST PROPERTY
USE OF PROCEEDS
RECEIVABLE POOLS
o  UNDERWRITING OF RECEIVABLES
o  SIMPLE INTEREST RECEIVABLES
o  BALLOON NOTE RECEIVABLES
o  SELECTION CRITERIA
o  RECOURSE TO DEALERS
STATIC POOL DATA
FLOW OF FUNDS
o  SOURCES OF FUNDS
o  APPLICATION OF AVAILABLE FUNDS
o  NET DEPOSITS
CREDIT AND OTHER ENHANCEMENTS
o  RESERVE FUND
PAYMENTS ON THE SECURITIES
o  PRINCIPAL PAYMENTS
   -  Weighted Average Life of the Securities
   -  Optional Redemption
o  INTEREST PAYMENTS
   -  Fixed Rate Securities
   -  Floating Rate Securities
FORM OF SECURITIES AND TRANSFERS
o BOOK-ENTRY REGISTRATION
o DEFINITIVE SECURITIES
   -  List of Securityholders
SALE PROVISIONS
SERVICING
o  THE SERVICER
o  ACCOUNTS
o  SERVICING PROCEDURES
   - Collection policies and procedures o COLLECTIONS o NO ADVANCES o SERVICING COMPENSATION AND PAYMENT OF EXPENSES o REPORTS TO SECURITYHOLDERS o REPORTS TO BE FILED WITH THE SEC o STATEMENTS TO TRUSTEES o EVIDENCE AS TO COMPLIANCE o CUSTODY OF RECEIVABLES DOCUMENTATION
o  CERTAIN MATTERS REGARDING THE SERVICER; LIMITATION ON LIABILITY
o  SERVICER DEFAULT
o  RIGHTS UPON SERVICER DEFAULT
o  WAIVER OF PAST DEFAULTS
THE INDENTURE
o  INDENTURE
   -  Modification of Indenture

   -  Events of Default; Rights upon Event of Default.
   -  Certain Covenants
o  SECURITY INTEREST IN THE RECEIVABLES
o  ANNUAL COMPLIANCE STATEMENT
o  INDENTURE TRUSTEE'S ANNUAL REPORT
o  SATISFACTION AND DISCHARGE OF INDENTURE
o  THE INDENTURE TRUSTEE
MISCELLANEOUS PROVISIONS OF PRINCIPAL DOCUMENTS
o  AMENDMENT
o  THE OWNER TRUSTEE
o  INSOLVENCY EVENT
o  PAYMENT OF NOTES
o  TERMINATION
o ADMINISTRATION AGREEMENT
CERTAIN LEGAL ASPECTS OF THE RECEIVABLES
o SECURITY INTEREST IN VEHICLES
o REPOSSESSION
o NOTICE OF SALE; REDEMPTION RIGHTS
o DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS
o CONSUMER PROTECTION LAWS
o OTHER LIMITATIONS
o SECURITY INTEREST IN THE RECEIVABLES
CERTAIN FEDERAL INCOME TAX CONSEQUENCES
o TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE
   - Tax Characterization of the Trust as a Partnership
   - Tax Consequences to Holders of the Notes
   - Tax Consequences to Holders of the Certificates
o TRUSTS IN WHICH ALL CERTIFICATES ARE RETAINED BY THE DEPOSITOR OR AN AFFILIATE OF THE DEPOSITOR
   - Tax Characterization of the Trust o CERTAIN STATE TAX CONSEQUENCES
o ERISA CONSIDERATIONS
o CERTIFICATES
PLAN OF DISTRIBUTION
RATINGS
LEGAL OPINIONS
INDEX OF PRINCIPAL TERMS
ANNEX I GLOBAL CLEARANCE SETTLEMENT AND TAX DOCUMENTATION PROCEDURES
o OVERVIEW
o INITIAL SETTLEMENT
o SECONDARY MARKET TRADING
   - Trading between DTC Participants
   - Trading between Clearstream and/or Euroclear Participants
   - Trading between DTC seller and Clearstream or Euroclear purchaser
   - Trading between Clearstream or Euroclear seller and DTC purchaser
o  CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

                                    SUMMARY

   The following summary is a short, concise description of the main structural features that a class of securities may have. For this reason, this summary does not contain all the information that may be important to you or that describes all of the terms of a security. You will find a detailed description of the possible terms of a security following this summary.

                                    PARTIES

             Party                                Description
------------------------------ -----------------------------------------------
Issuing Entity                  o  Generally, each series of securities will
                                   be issued by a separate trust (the "issuing entity" or "trust") and may have multiple classes of securities

DaimlerChrysler Financial       o  Depositor and seller of receivables to an
Services  Americas LLC ("DCFS")    issuing entity
                                o  Originator and servicer of receivables
                                o  DCFS's address is 27777 Inkster Road,
                                   Farmington Hills, Michigan 48334 (telephone
                                   248-427-6300)
                                o  DCFS is the successor by merger to
                                   DaimlerChrysler Services North America LLC, which itself was the successor by merger to Chrysler Financial Company L.L.C., which itself was the successor by merger to Mercedes-Benz Credit Corporation
                                o  Indirect wholly-owned subsidiary of
                                   DaimlerChrysler AG

Indenture Trustee               o  Specified in the related prospectus
                                   supplement
                                o  Performs specified duties for the benefit
                                   of noteholders

Owner Trustee                   o  Specified in the related prospectus
                                   supplement
                                o  Performs specified duties on behalf of an
                                   issuing entity and its certificateholders

DaimlerChrysler Retail          o  A special-purpose financing entity
Receivables LLC
                                o  An indirect wholly-owned subsidiary of
                                   DCFS
                                o  Generally, owner of the equity in an
                                   issuing entity

                               SECURITIES ISSUED

   A series of securities may include one or more classes of notes and/or certificates. You will find the following information about each class of securities in the prospectus supplement:

   o  its principal amount;

   o  its interest rate, which may be fixed or floating or a combination;

   o the timing, amount and priority or subordination of payments of principal and interest;

   o  the method for calculating the amount of principal payments;

   o  its final payment date;

   o  whether it may be redeemed prior to its final payment date.

   Some classes of securities may be entitled to:

   o principal payments with disproportionate, nominal or no interest payments or

   o interest payments with disproportionate, nominal or no principal payments.

                         PROPERTY OF AN ISSUING ENTITY

   The property of each issuing entity will include a pool of motor vehicle retail installment sale contracts secured by new or used automobiles or light duty trucks. These receivables include:

   o  rights to receive certain payments made on the receivables;

   o  security interests in the underlying financed vehicles;

   o  certain accounts and the related proceeds, and

   o  any proceeds from claims on certain related insurance policies.

   You will find a description of the receivables in the prospectus supplement.

   DCFS will have purchased the receivables from the originating automobile and light duty truck dealers.

   If an issuing entity has not purchased all of its receivables at the time you purchase your securities, it will purchase the remainder of its receivables from DCFS over a period specified in the prospectus supplement. Some issuing entities may, during a specified period, use principal collections on its receivables to purchase additional receivables.

                                  ENHANCEMENT

   Some classes of securities may have the benefit of any of the following enhancements which are intended to increase the likelihood of payments on those securities:

   o  subordination of one or more classes of securities;

   o overcollateralization (i.e., the amount by which the principal amount of the receivables exceeds the principal amount of all of the issuing entity's securities);

   o excess interest collections (i.e., the excess of interest collections on the receivables over servicing fees, interest on the issuing entity's securities and any amounts required to be deposited in a reserve fund, if any);

   o reserve funds that will be applied to cover payments on the securities not covered by collections on the receivables;

   o  letter of credit or other credit facility;

   o  surety bond;

   o  guaranteed investment contracts;

   o  liquidity arrangements;

   o swaps (including currency swaps) and other derivative instruments and interest rate protection agreements; or

   o  yield supplement agreements or accounts.

   The prospectus supplement will describe the limitation of any enhancement that applies to the securities. Enhancements cannot guarantee that losses will not be incurred on the securities.

    REPURCHASES OF INDIVIDUAL RECEIVABLES BY THE DEPOSITOR OR THE SERVICER

   As of the last day of the second month following the discovery by or notice to the depositor of a breach of any representation or warranty of the depositor that materially and adversely affects the interests of an issuing entity in any receivable, the depositor will be obligated to repurchase that receivable if the breach has not been cured. The purchase price payable to the issuing entity will be the unpaid principal balance owed by the obligor on the receivable plus interest thereon at its APR to the last day of the month of repurchase.

   Consistent with its normal servicing procedures, the servicer may, in its sole discretion, arrange with the obligor on a receivable to extend or modify the payment schedule. Some of such arrangements may result in the servicer repurchasing such a receivable. The servicer is also obligated to repurchase a receivable if the servicer does not maintain the security in the related financed vehicle in the manner required by the sale and servicing agreement.

          NO ADDITIONAL ISSUANCES OF SECURITIES BY AN ISSUING ENTITY

   After issuing the securities described in a prospectus supplement, the related issuing entity will not issue any additional securities.

                                  TAX STATUS

   If the securities offered in the related prospectus supplement are notes issued by the issuing entity, federal tax counsel to the issuing entity will deliver an opinion at the time of initial issuance that for federal income tax purposes:

   o the notes will be characterized as debt unless otherwise stated in the prospectus supplement and

   o the issuing entity will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

   If the securities offered in the related prospectus supplement are certificates issued by the issuing entity, you will find a discussion of the federal income tax characterization of the certificates and the related issuing entity in this prospectus and the related prospectus supplement.

   See "Certain Federal Income Tax Consequences" for additional information concerning the application of federal and state tax laws to the securities.

                             ERISA CONSIDERATIONS

   If you are an employee benefit plan, you should review the considerations discussed under "ERISA Considerations" in this prospectus before investing in the securities. In general, subject to those considerations and to conditions described in that section, and unless otherwise specified in the prospectus supplement, you may purchase the notes of any series.

                      FORM, DENOMINATION AND RECORD DATE

   You may purchase securities only in book-entry form. You may only purchase securities in $1,000 increments, or in higher amounts as may be specified in the prospectus supplement. The "Record Date" will be the business day immediately preceding the payment date or, if Definitive Securities are issued, the 15th day of the preceding calendar month.

                                 RISK FACTORS

          A TRUST'S ONLY SOURCES OF FUNDS FOR MAKING PAYMENTS ON ITS
            SECURITIES ARE COLLECTIONS ON ITS RECEIVABLES AND ANY
               ENHANCEMENT THE SECURITIES MAY HAVE; GEOGRAPHIC
                      CONCENTRATION; TERM OF RECEIVABLES

   Receivables and enhancement, if any, will be the only significant assets of a trust. Collections on the receivables and the enhancement, if any, are the only possible sources of funds to make payments on the securities. You must rely upon these sources for repayment of your securities. The delinquency and credit loss experience of the receivables is dependent in part on general economic conditions and the resale values of repossessed vehicles. These factors may vary by geographic region. The prospectus supplement will set forth the geographic distribution of a trust's receivables under the "Pool Assets" section. Some of the receivables in a trust may have terms at origination equal to or greater than 72 months, and such receivables have historically experienced, and may continue to experience, a higher level of losses than receivables with shorter terms.

   The securities of any series will represent obligations of or interests in the related trust only. The securities of any series will not be insured or guaranteed by DaimlerChrysler AG, DCFS or any of their affiliates, the applicable owner trustee, any indenture trustee or any other person or entity.

                       PREPAYMENTS MAY ADVERSELY AFFECT
                  AVERAGE LIFE AND YIELDS OF THE SECURITIES

   Prepayments include all of the following:

   o an obligor on a receivable makes payments, in whole or in part, earlier than scheduled,

   o  the servicer liquidates a defaulted receivable, and

   o the servicer or depositor is required to purchase or repurchase, respectively, a receivable from the trust.

   As a result of any of the above instances, the principal amount of a receivable is repaid (or charged off) in advance of its payment schedule.

   Most investors use an assumed prepayment rate on the receivables to price their securities. The actual prepayment rate may be faster or slower than the prepayment rate used to price the securities. The prepayment rate on the receivables may be influenced by a variety of economic, social and other factors.

   Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables and from reinvestment of payments on the securities at a lower yield will be borne entirely by the securityholders of the related series.

   Refer to the "Payments on the Securities -- Principal Payments -- Weighted Average Life of the Securities" section in this prospectus and the "Maturity and Prepayment Considerations" section in the prospectus supplement. Refer to the "Payments on the Securities -- Principal Payments -- Optional Redemption" section for information on the servicer's option to purchase the receivables of a trust.

                       RATINGS OF THE OFFERED SECURITIES

   At the initial issuance of a series, at least two nationally recognized rating agencies will rate the offered securities in the highest investment rating category or in the categories otherwise specified in the prospectus supplement. A rating is not a recommendation to purchase, hold or sell securities, and it does not comment as to market price or suitability for a particular investor. The ratings of the offered securities address the likelihood of the payment of principal and interest on the offered securities according to their terms. We cannot assure you that a rating will remain for any given period of time or that a rating agency will not lower or withdraw its rating if, in its judgment, circumstances in the future so warrant.

   Refer to the "Ratings" section for additional information.

                     LIMITED ABILITY TO RESELL SECURITIES

   There may be no secondary market for the securities. Underwriters may participate in making a secondary market in the securities, but are under no obligation to do so. We cannot assure you that a secondary market will develop. If a secondary market does develop, we cannot assure you that it will continue or that you will be able to resell your securities.

                       BOOK-ENTRY REGISTRATION MAY LIMIT
                    YOUR ABILITY TO RESELL YOUR SECURITIES

   The securities will be delivered to you in book-entry form through the facilities of The Depository Trust Company ("DTC") or Clearstream or Euroclear. Consequently, your securities will not be registered in your name. As a result, you will not be recognized as a securityholder by the owner trustee or any applicable indenture trustee. Consequently, you will only be able to exercise the rights of a securityholder indirectly through DTC and its participating organizations. Specifically, you may be limited by your ability to resell the securities to a person or entity that does not participate in the DTC system or Clearstream or Euroclear.

   The above does not apply if Definitive Securities are issued. Refer to the "Form of Securities and Transfers -- Definitive Securities" section for additional information.

         CHANGE IN SERVICER MAY RESULT IN LATE PAYMENTS ON SECURITIES

   If DCFS were to cease acting as servicer, there may be delays in processing

   o  payments on the receivables and

   o  information on the receivables.

   These processing delays may result in late payments on the securities.

                     COMMINGLING OF MONIES BY THE SERVICER
                   MAY RESULT IN A LOSS FOR SECURITYHOLDERS

   The servicer will be required to remit all collections on and proceeds from the receivables to each trust on a monthly or daily basis. For a monthly basis, the servicer will remit on or before the monthly payment date. For a daily basis, the servicer will remit within two business days of receipt of collections (calculated as described under "Servicing -- Collections") and proceeds. Prior to remittance, the funds

   o may be invested by the servicer at its own risk and for its own benefit and

   o  will not be segregated from funds of the servicer.

   If the servicer were unable to remit those funds, the applicable securityholders might incur a loss. Refer to the "Servicing -- Collections" section for additional information.

                     CERTIFICATEHOLDERS DO NOT HAVE RIGHTS
                         TO ACT UPON SERVICER DEFAULT

   The following generally applies to a series that includes notes and certificates. If the notes are still outstanding and a Servicer Default occurs,

   o  removal  of  the  servicer   may  occur   without  the  consent  of  the
      certificateholders or the owner trustee and

   o the certificateholders or owner trustee will not have the ability to remove the servicer.

   In addition, the noteholders may have the ability to waive defaults by the servicer, including defaults that could materially adversely affect the certificateholders. Refer to the "Servicing -- Rights Upon Servicer Default" and "-- Waiver of Past Defaults" sections for additional information.

              INSOLVENCY OF THE DEPOSITOR MAY RESULT IN DELAYS,
              REDUCTIONS OR LOSS OF PAYMENTS TO SECURITYHOLDERS

   The depositor will warrant to each trust that the transfer of the receivables to the trust is a valid sale. [However, accounting principles that are expected to apply to the depositor at some point in the future may require the depositor to treat the transfer of receivables to the trust as a secured financing for accounting purposes.] [However, the depositor will treat the transfer of receivables to the trust as a secured financing for accounting purposes.] If the depositor were to become a debtor in a bankruptcy case, delays in payments of collections of receivables to the related securityholders could result if it is argued that the transfer of the receivables to the trust is a pledge of the receivables to secure a borrowing rather than a sale (which argument may include the argument that the assets of DaimlerChrysler Retail Receivables LLC should be consolidated with the assets of the depositor for bankruptcy purposes). If the court rules that the transfer is a pledge rather than a sale or consolidates the assets of DaimlerChrysler Retail Receivables
LLC with those of the depositor, you may experience reductions in the amount of payments to you and incur losses on your securities. Also, if the transfer of receivables to a trust is treated as a pledge, then a tax or government lien on the property of the depositor arising before the transfer may have priority over the trust's interest in the receivables. The risk of any such recharacterization of the depositor's transfer of receivables may be increased by [any future] [such] treatment by the depositor of the transfer of receivables as a secured financing for accounting purposes.

                   TRUSTS MAY NOT HAVE A PERFECTED SECURITY
                     INTEREST IN CERTAIN FINANCED VEHICLES

   In connection with the sale of receivables to a trust, the depositor will assign the security interests in the financed automobiles or light duty trucks securing those receivables to the trust at the time of sale. Due to administrative burden and expense, the certificates of title to the financed automobiles or light duty trucks will not be amended to reflect the assignment to the trust. In the absence of such an amendment, the trust may not have a perfected security interest in the financed vehicles securing its receivables in some states. If a trust does not have a perfected security interest in a financed automobile or light duty truck, its ability to repossess the financed automobile or light duty truck securing a defaulted receivable may be adversely affected.

   Generally, the depositor will be obligated to repurchase any receivable that does not have a perfected security interest in the name of the depositor as of the date the receivable is transferred to the trust. The depositor will only be obligated to repurchase the receivable if

   o  the lack of perfection will materially adversely affect the trust and

   o  the lack of perfection will not be cured within a specified period.

   To the extent the security interest is perfected, a trust will have a prior claim over subsequent purchasers of the financed automobile or light duty truck and holders of subsequently perfected security interests. However, a trust may not have a prior security interest against liens for repairs of financed automobiles or light duty trucks or for taxes unpaid by an obligor. Also, a trust could lose its security interest (or its priority) through fraud or negligence. If a trust loses its security interest or the priority of its security interest due to any of these occurrences, neither the depositor nor the servicer will be obligated to repurchase the related receivable if the occurrence transpired after the trust purchased the receivable.

   Refer to the "Certain Legal Aspects of the Receivables" section for additional information.

     INTERESTS OF OTHER PERSONS IN THE RECEIVABLES COULD REDUCE THE FUNDS
                AVAILABLE TO MAKE PAYMENTS ON YOUR SECURITIES

   Physical Installment Sale Contracts. Financing statements under the Uniform Commercial Code will be filed reflecting the sale of the receivables by the depositor to a trust. The depositor's [accounting] records and computer systems will also be marked to reflect a sale of the receivables to the trust.
However, because the servicer will maintain possession of physical installment sale contracts evidencing the receivables and not segregate or mark the contracts as belonging to the trust, another person could acquire an interest in receivables evidenced by a physical installment sale contract that is superior to the trust's interest in those receivables by obtaining physical possession of the physical installment sale contracts representing those receivables without knowledge of the assignment of the receivable to the trust. If another person acquires an interest in a receivable that is superior to the trust's interest in the receivable, some or all of the collections on that receivable may not be available to make payment on the securities. Refer to the "Certain Legal Aspects of the Receivables" section.

   Electronic Installment Sale Contracts. The depositor has licensed the use of a specific software suite and constructed an electronic vaulting system to maintain certain of its contracts in electronic form. The system is designed to meet all UCC Article 9 and American National Standards Institute (ANSI) standards to permit the perfection of a security interest in receivables evidenced by the electronic installment sale contracts through control and to transfer the security interest in that type of receivable to a trust. However, another person could acquire an interest in that type of receivable that is superior to a trust's interest in such a receivable if the trust loses control over the authoritative copy of the related electronic installment sale contract and another party purchases that receivable without knowledge of the trust's security interest. The trust could lose control over an electronic installment sale contract if, through fraud, negligence, other misconduct or error, or as a result of a computer virus or a hacker's actions, a person other than the trust were able to modify or duplicate the authoritative copy of that contract. We cannot assure you that the system will maintain control over a trust's electronic installment sale contracts. There may be delays in obtaining copies of the electronic installment sale contracts or confirming ownership and control of them.

   The law governing the perfection of a security interest in electronic installment sale contracts by control was relatively recently enacted. As a result, there is a risk that the systems employed by the servicer to maintain control of the electronic installment sale contracts may not be sufficient as a matter of law to create in favor of a trust a perfected security interest in the receivables evidenced by electronic installment sale contracts.

   General. As a result of the foregoing, a trust may not have a perfected security interest in certain receivables. The failure to have a perfected security interest in the receivables may affect the trust's ability to receive payments on or realize proceeds from those receivables. As a result, you may be subject to delays in payment on your securities and you may incur losses on your investment in the securities.

         RELIANCE ON REPRESENTATIONS AND WARRANTIES BY THE DEPOSITOR
                OR THE SERVICER WHICH PROVES TO BE INADEQUATE
                   MAY RESULT IN LOSSES TO SECURITYHOLDERS

   In connection with the sale of receivables by the depositor to a trust, the depositor will make representations and warranties on the characteristics of the receivables. In some circumstances, the depositor may be required to repurchase receivables that do not conform to the representations and warranties. In addition, under some circumstances the servicer may be required to purchase receivables from a trust. If the depositor fails to repurchase such a receivable, you may experience delays in payment on your securities or a loss on your investment.

   Refer to the "Sale Provisions" and "Servicing -- Servicing Procedures" sections for additional information.

                  FAILURE TO COMPLY WITH CONSUMER PROTECTION
                   LAW REQUIREMENTS MAY MAKE A TRUST LIABLE

   Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections of retail installment loans. Some of these laws make an assignee of a loan (such as a trust) liable to the obligor for any violation by the lender. Generally, the depositor will be obligated to repurchase any receivable which fails to comply with such laws. If the depositor fails to repurchase such a receivable, you may experience delays in payment on your securities or a loss on your investment.

   Refer to the "Certain Legal Aspects of the Receivables" section for additional information.

                SUBORDINATION OF CERTAIN SECURITIES MAY RESULT
            IN REDUCED PAYMENTS TO AND LOSSES ON THOSE SECURITIES

   Payments of interest and principal on one or more classes of securities of a series may be subordinated in priority of payment to payments of interest and principal due on one or more other classes of securities of the same series. Subordination of a class of securities has the effect of increasing the likelihood of payment on the senior classes of securities in that series and decreasing the likelihood of payment on that subordinated class of securities. Also, if so specified in the related prospectus supplement, the failure to pay interest on a class of subordinated notes will not be an event of default so long as a more senior class of notes is outstanding. The subordinate class of securities therefore bears a greater risk of loss than the senior class or classes.

             HOLDERS OF SUBORDINATE SECURITIES MAY SUFFER LOSSES
         BECAUSE THEY HAVE LIMITED CONTROL OVER ACTIONS OF THE TRUST
                 AND CONFLICTS BETWEEN THE SENIOR SECURITIES
                   AND THE SUBORDINATE SECURITIES MAY OCCUR

   Because a trust will pledge its property to the indenture trustee to secure payment on its notes, the indenture trustee may, and at the direction of the holders of a majority of the principal amount of the controlling class will, take one or more of the other actions specified in the indenture relating to the property of the trust, including a sale of its receivables. In exercising any rights or remedies under the indenture, the holders of a majority of the principal amount of the controlling class may be expected to act solely in their own interests. The controlling class will be the senior securities specified in the related prospectus supplement until they are paid in full.

   Furthermore, the holders of a majority of the principal amount of the notes of a trust, or the indenture trustee acting on behalf of the holders of a majority of the principal amount of the notes, under certain circumstances, have the right to waive defaults by the servicer in the performance of its obligations under the sale and servicing agreement or to terminate the servicer as the servicer of the receivables without consideration of the effect that the waiver or termination would have on the holders of the subordinate class of notes, if any, of that trust. The principal amount of the senior notes is expected to constitute a majority of the principal amount of the notes until the senior notes are paid in full. Consequently, the holders of the subordinate class of notes of a trust will have only limited rights to direct remedies under the indenture and will not have the ability to waive defaults by the servicer or to remove the servicer until the senior notes have been paid in full.

           RETURNS ON THE SECURITIES MAY BE REDUCED BY SHORTFALLS
                DUE TO THE SERVICEMEMBERS CIVIL RELIEF ACT AND
                           OTHER RECENT LEGISLATION

   The Servicemembers Civil Relief Act (the "Servicemembers Act") provides relief to obligors who enter active military service and to obligors in reserve status who are called to active duty after the origination of their receivables. The response of the United States to the terrorist attacks on September 11, 2001 and the deployment in Iraq have involved military operations that have increased the number of citizens in active military service, including persons in reserve status who have been called or will be called to active duty. The Servicemembers Act provides, generally, that an obligor who is covered by the Servicemembers Act may not be charged interest on the related receivable in excess of 6% per annum during the period of the obligor's active duty. These shortfalls are not required to be paid by the obligor at any future time. The servicer is not required to advance these shortfalls as delinquent payments. Interest shortfalls on the receivables due to the application of the Servicemembers Act or similar legislation or regulations will reduce the amount of interest collections available to make payments on the securities.

   The Servicemembers Act also limits the ability of the servicer to repossess the financed vehicle securing a receivable during the related obligor's period of active duty and, in some cases, may require the servicer to extend the maturity of the receivable, lower the monthly payments and readjust the payment schedule for a period of time after the completion of the obligor's military service.

   In addition, pursuant to the laws of various states, under certain circumstances payments on retail installment sale contracts or installment loans such as the receivables by residents of such states who are called into active duty with the National Guard or the reserves will automatically be deferred.

   As a result of the Servicemembers Act and similar legislation or regulations in various states, there may be delays or reductions in payment and increased losses on the receivables. Those delays and increased losses will be borne primarily by the most junior class of securities, but if such losses and reductions are greater than anticipated, senior securities could experience such delays and losses. We do not know how many receivables have been or may be affected by the application of the Servicemembers Act or any similar state legislation or regulations.

                              PRINCIPAL DOCUMENTS

   In general, the operations of a trust will be governed by the following documents:

      Document             Parties             Primary Purposes
-------------------------------------------------------------------------------
Trust Agreement      Owner trustee and   o  creates the trust
                     DCFS, as depositor  o  provides for issuance of
                                            certificates and payments to
                                            certificateholders
                                         o  establishes rights and duties
                                            of owner trustee
                                         o  establishes rights of
                                            certificateholders

Indenture            Trust, as issuer    o  provides for issuance of the
                     of the notes, and      notes and terms of the notes
                     indenture trustee   o  establishes rights and duties
                                            of indenture trustee
                                         o  establishes rights of
                                            noteholders

Sale and Servicing   DCFS, as depositor  o  effects sale of receivables to
Agreement            and servicer, and      the trust
                     a trust as          o  contains representations and
                     purchaser              warranties concerning the
                                            receivables
                                         o  contains servicing obligations
                                            of servicer
                                         o  provides for compensation to
                                            servicer
                                         o  directs how cash flow will be
                                            applied to expenses of the trust
                                            and payments on its securities

   Various provisions of these documents are described throughout this prospectus and in the related prospectus supplement. The prospectus supplement for a series will describe any material provisions of these documents that differ in a material way for that series from the provisions described in this prospectus.

   A form of each of these principal documents has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. The summaries of the principal documents in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of those principal documents.

                 SPONSOR, ORIGINATOR, DEPOSITOR AND SERVICER

   DaimlerChrysler Financial Services Americas LLC ("DCFS"), a Michigan limited liability company, is the sponsor that initiates and organizes the issuance by each trust and is the depositor of the receivables to each trust. DCFS is a wholly-owned subsidiary of DaimlerChrysler Corporation ("DaimlerChrysler") and engages in providing consumer and dealer automotive financing for the products of DaimlerChrysler and other manufacturers, including retail and lease financing for vehicles, dealer inventory and other financing needs. DaimlerChrysler is an indirectly owned subsidiary of DaimlerChrysler AG ("DaimlerChrysler AG"), a German corporation. DCFS's executive offices are located at 27777 Inkster Road, Farmington Hills, Michigan 48334, and its telephone number is (248) 427-2565.

   DCFS's business is substantially dependent upon the operations of DaimlerChrysler. In particular, lower levels of production and sale of DaimlerChrysler's automotive products could result in a reduction in the level of finance and insurance operations of DCFS.

   Prior to January 1, 2006, DCFS was a wholly-owned subsidiary of DaimlerChrysler Services North America LLC, a Michigan limited liability company ("DCS"). On January 1, 2006, DCS merged into DCFS, with DCFS being the surviving legal entity. Immediately following the merger, DCFS became the seller and servicer under each Sale and Servicing Agreement and Administration Agreement to which DCS was a party, and had substantially the same assets and liabilities and substantially the same personnel that DCS had prior to the merger. All references in this prospectus or any prospectus supplement to DCFS that relate to the time prior to that merger are, in effect, to DCS as predecessor to DCFS.

   DCFS began its automotive financing operations in 1964 through a predecessor company. Though it has owned subsidiaries involved with financing other asset types, its primary financing activities from the beginning have been retail and lease automotive financing to consumers and wholesale automotive inventory financing for dealerships so as to support the sale of automobiles by its parent corporation. DCFS has been publicly securitizing its retail automotive installment contracts since 1986 and its wholesale automotive dealer inventory accounts since 1991. Information as to the size and growth of DCFS's portfolio of retail automotive installment contracts since 2001 is set forth under "Net Credit Loss and Delinquency Experience of DCFS Portfolio" in the prospectus supplement.

   Retail financing takes the form of DCFS purchasing retail installment contracts entered into between retail customers and automotive dealers on DCFS's preprinted retail installment contracts. The dealers assign the retail contracts to DCFS. Dealers must ensure that retail customers meet DCFS's credit criteria in order for DCFS to purchase the retail contract. DCFS reviews the retail customer's credit worthiness before approving the dealer's entering into the contract. Retail customers know that they are financing through DCFS at the time they sign the retail installment contract.

   Contract amount, length and payment terms are decided upon between the retail customer and dealer, subject by DCFS's approval. The motor vehicle serves as collateral for the retail contract and a lien in favor of DCFS is noted on the certificate of title for the vehicle. The retail customer makes monthly payments to DCFS for the life of the retail contract. DCFS is the servicer of the retail contracts that it sells to any trust.

   DCFS has sponsored over 70 public retail receivables securitizations since 1986. There have been no defaults or performance trigger events in any of its public retail receivables securitizations. DCFS has not taken any actions outside of its ordinary performance to prevent any such events. DCFS has also sponsored over 30 public wholesale receivables securitizations since 1991.

   In the normal course of its servicing operations, DCFS outsources certain of its administrative functions to third party providers. With respect to its securitization trusts, DCFS remains responsible to the issuing entity for its obligations under the sale and servicing agreement regardless of whether the performance of an obligation has been outsourced to a third party. DCFS believes that such third parties can be replaced with other providers of such services.

   DCFS relies to a large extent on its retail receivables and wholesale receivables securitization programs for its funding needs. It also privately sells receivables to its own single-seller commercial paper conduit, to multi-seller commercial paper programs administered by commercial banks and to investment banks and institutional investors in the form of whole loans. In addition, DCFS receives funding via intercompany loans from an affiliate as part of the DaimlerChrysler North America capital funding program.

   DCFS engages investment banks for organizing its retail receivable securitization transactions and selling the securities issued from the issuing trusts to investors.

   We describe the continuing obligations of DCFS in its capacity as depositor and seller of the receivables to a trust under "Sale Provisions". We describe the continuing obligations of DCFS in its capacity as servicer under "Servicing".

                                  THE TRUSTS

   DCFS may form trusts at various times pursuant to a separate "Trust Agreement" for each trust. The principal offices of each trust and the related owner trustee will be specified in the applicable prospectus supplement.

   Each trust will only engage in the following activities:

   o  entering into the applicable documents;

   o acquiring, holding and managing its receivables, their proceeds, its credit or other enhancement, if any, and other assets of the trust;

   o  issuing its securities;

   o  making payments on the securities; and

   o other activities that are necessary, suitable or incidental to the above activities.

   The operations of the trust are governed by the Trust Agreement and the Indenture. Under the Administration Agreement the administrator will be obligated to perform the administrative duties of the related trust and owner trustee. A trust does not have the discretion to engage in activities other than those described above. Refer to "The Indenture -- Certain Covenants" and "Miscellaneous Provisions of Principal Documents -- Amendment", "-- The Owner Trustee" and "-- Administration Agreement" for information on amending the principal documents and the activities of the trust and the owner trustee.

                              SECURITIES ISSUANCE

   A trust will issue securities and use the net proceeds from the sale of the securities to purchase receivables and all payments received on such receivables after the applicable cut-off date (as specified in the prospectus supplement, a "Cut-off Date"). If the purchased receivable is a Balloon Note Receivable, generally, only the right to receive certain payments will be purchased by a trust. The primary sources for repayment of the securities issued by a trust are collections on its receivables, liquidation proceeds on its defaulted receivables, its reserve fund, if any, and the other enhancement, if any, specified in the related prospectus supplement.

                                TRUST PROPERTY

   The property of a trust will include:

   o  its receivables pool and payments on such receivables;

   o such amounts as from time to time may be held in separate trust accounts established for the trust and the proceeds of such accounts, as described in this prospectus and in the accompanying prospectus supplement;

   o security interests in the financed vehicles and any other interest of the depositor in such financed vehicles;

   o the rights to proceeds from claims on certain physical damage, credit life and disability insurance policies covering the financed vehicles or the obligors;

   o the depositor's interest in proceeds from recourse to dealers on defaulted receivables or the underlying financed vehicles of defaulted receivables;

   o any property that secured a receivable and has been acquired by the trust; and

   o  any and all proceeds of the above.

   In accordance with a "Sale and Servicing Agreement", the depositor will sell a pool of receivables to the trust on the day the trust issues a series of securities. After an initial sale, the depositor may sell subsequent receivables ("Subsequent Receivables") to the trust as frequently as daily during a specified funding period (a "Funding Period"). The trust will purchase its Subsequent Receivables from the proceeds of the sale of its securities that were not used to purchase its initial pool of receivables. Prior to the purchase of Subsequent Receivables, the trust will maintain those proceeds in its pre-funding account (the "Pre-Funding Account"). The Funding Period will not be longer than one year. The amount deposited into the Pre-Funding Account for a trust will not exceed 50% of the aggregate principal balance of the trust's receivables, including the Subsequent Receivables.

   Also, a trust may use its principal collections on receivables to purchase additional receivables ("Additional Receivables") from the depositor over a specified period (a "Revolving Period"), which will not exceed three years after the related closing date. Any Subsequent Receivables or Additional Receivables so conveyed will also be assets of the applicable trust.

   If the eligibility criteria for a trust's acquisition of Subsequent Receivables or Additional Receivables are different from the eligibility criteria for the receivables acquired by the trust on its closing date, the related prospectus supplement will set forth such differences.

   Information regarding any Subsequent Receivables or Additional Receivables included in the receivables pool of a trust will be contained in an Asset-Backed Issuer Distribution Report filed by that trust on Form 10-D with the SEC pursuant to the Securities Exchange Act of 1934, as amended.

   A trust will purchase Subsequent Receivables or Additional Receivables only if the prospectus supplement so specifies.

   The servicer will continue to service the receivables held by each trust and will receive fees for such services. To facilitate the servicing of the receivables, the servicer will retain physical possession of the retail installment sale contracts owned by each trust and other related documents as custodian for the trust. To avoid undue administrative burden and expense, the certificates of title to the financed vehicles will not be amended to reflect the sale and assignment of the security interest in the financed vehicles to each trust. In the absence of such an amendment, a trust may not have a perfected security interest in the financed vehicles in all states.

   A trust may have reserve funds or other forms of credit enhancement.

   Refer to the "Receivable Pools" section for additional information on the receivables. Refer to the "Servicing" section in this prospectus and in the "Servicing" section in the accompanying prospectus supplement for additional information on servicing the receivables. Refer to the "Certain Legal Aspects of the Receivables" and "Sale Provisions" sections for additional information on security interests in the financed vehicles.

                                USE OF PROCEEDS

   Generally, a trust will use the net proceeds from the sale of a series of securities to (i) purchase receivables from the depositor, (ii) make the initial deposit into the reserve fund, if any, or any other account established for the trust as specified in the related prospectus supplement and (iii) deposit the Pre-Funded Amount, if any, into the Pre-Funding Account. Generally, the depositor will use the proceeds it receives for general corporate purposes.

                               RECEIVABLE POOLS

   Each receivable in a pool is a motor vehicle retail installment sale contract between a dealer and an obligor. The dealers are retail sellers of new and used automobiles and light duty trucks. Most of the dealers sell products manufactured and/or distributed by subsidiaries of DaimlerChrysler AG. Those products include vehicles manufactured under the Chrysler, Dodge, Jeep, and Mercedes-Benz trademarks.

   Each receivable in a pool was or will be originated by dealers who regularly sell such contracts to DCFS. DCFS will purchase the receivables directly or indirectly according to agreements with dealers throughout the United States in the ordinary course of business.

   Receivable pools will continue to be serviced by DCFS, in such capacity as the servicer and will evidence indirect financing made available by DCFS to the obligors.

                          UNDERWRITING OF RECEIVABLES

   DCFS purchases contracts in accordance with its credit standards, which are based upon the vehicle buyer's ability and willingness to repay the obligation and the value of the vehicle being financed, as well as other factors. In general, a contract with a relatively higher credit risk on the basis of DCFS's underwriting procedures at the time of its origination will bear an interest rate that is relatively higher than a contract with a lower credit risk originated at that time.

   Following is an overview of DCS's underwriting process for retail motor vehicle installment sales contracts:

   o Applicant submits the application to DCS.

      - The applicant is required to complete an application that includes the applicant's address, date of birth, income, liabilities, credit and employment history, and other personal information, as well as a description of the vehicle to be financed.

      - The primary applicant may apply with a joint-applicant or a guarantor. In both cases, all such applicants and guarantors are jointly and severally liable for the debt.

   o After verification of information on the application and supplemental documentation, credit bureau reports and the FICO score of the applicant are acquired. A FICO score is a credit score derived from a scoring system created by the Fair Isaac Corporation. A FICO score is used to evaluate creditworthiness on the basis of, among other things, information that a credit bureau keeps about the applicant for credit and the debt service-to-income ratio of the applicant. Generally, the highest score a person can receive is 850, the lowest 300, although scores outside that range can be given.

   o Using the above-mentioned information, the application is scored by the Automated Credit Evaluation system ("ACE") or judgmentally by a credit officer.

        ACE                              Credit Officer
        -------------------------------  -------------------------------------
        -- All applications are entered  -- Judgmental scoring is used
           into the ACE system via          if there is non-standard
           Remote ACE, Dealer ACE, and      information that cannot be
           Web ACE                          scored accurately by ACE

   Both scoring processes rely upon completeness of information. In assessing the applicants' ability to repay the loan, the scoring process relies heavily upon predictive credit bureau based variables.

   o Applicants are approved based on a credit worthiness and risk assessment by DCFS.

   o If a decision to decline is made, the weaknesses of the application are discussed with the dealer. A written notification is also generated and mailed to the applicant no more than 10 days after an application has been declined.

   o Upon the applicant's acceptance of the loan terms, the contract is funded electronically through DCFS's Electronic Funds Transfer system.

                          SIMPLE INTEREST RECEIVABLES

   "Simple Interest Receivables" are receivables that amortize the amount financed over a series of fixed level monthly payments. Under the "simple interest" method, each monthly payment is generally allocated first to interest and the remainder to principal. The interest allocation is calculated as follows:

outstanding principal       X      stated  X      period between current and
balance of the receivable          APR            prior payments  (as a
                                                  fraction of a calendar year)

   Accordingly, the portion of the obligor's monthly payment allocated to principal and interest depends on when an obligor pays the fixed monthly installment relative to its scheduled due date. The following table illustrates this relationship:


     Portion of Payment
        Allocated to                            If Paid ....
-----------------------------  -------------------  --------------------------
                                 Before Scheduled          After Scheduled
                                     Due Date                  Due Date
                               -------------------  --------------------------
Principal                      Greater              Less
Interest                       Less                 Greater

   In either case, the obligor generally pays a fixed monthly installment until the final scheduled payment date. The amount of the final installment is increased or decreased as necessary to repay the outstanding principal balance and any finance charges up to the date of final payment. If a Simple Interest Receivable is prepaid in full, the obligor is required to pay interest only to the date of prepayment.

   If any receivables amortize according to a different method, the prospectus supplement will describe it. Except for some contracts entered into prior to 2004, all contracts are Simple Interest Receivables.

                           BALLOON NOTE RECEIVABLES

   A "Balloon Note Receivable" has the following characteristics:

   o  requires a fixed, level monthly payment from the obligor,

   o  is secured by a new automobile or light duty truck, and

   o has a final "Fixed Value Payment" which is materially greater than the scheduled monthly payments.

   A Balloon Note Receivable provides for amortization of the loan over a series of fixed level payment monthly installments, but also requires a final Fixed Value Payment due after payment of the monthly installments. The final Fixed Value Payment may be satisfied by:

   o  payment in full in cash of such amount,

   o transfer of the vehicle to DCFS provided certain conditions are satisfied (in some contracts the Fixed Value Payment may not be satisfied by such transfer), or

   o refinancing the Fixed Value Payment in accordance with certain conditions.

   Balloon Note Receivables are simple interest receivables. Generally, a trust will only purchase the principal and interest payments due prior to the final Fixed Value Payment and DaimlerChrysler Retail Receivables LLC will purchase the final Fixed Value Payment.

                              SELECTION CRITERIA

   Each pool of receivables to be held by a trust and allocated to a series of securities will be selected from the depositor's portfolio.

   Generally, only receivables meeting the following criteria will be selected:

   o has been purchased by the depositor, directly or indirectly, from dealers in the ordinary course of business

   o  is secured by a new or used vehicle

   o  has been originated in the United States and

   o satisfies the other criteria, if any, in the related prospectus supplement.

   If a pool of receivables does not follow any of these selection criteria, the related prospectus supplement will so specify.

   The prospectus supplement will include information on each receivables pool, including, to the extent appropriate:

   o  the composition

   o the distribution of such receivables pool secured by new vehicles and by used vehicles

   o  the distribution by annual percentage rate ("APR") and

   o  the distribution by U.S. state of origination.

                              RECOURSE TO DEALERS

   DCFS has recourse to its dealers on a portion of its retail installment sale contracts. Under its recourse obligation, the dealer is responsible to DCFS for payment of the unpaid balance of the contract, provided that DCFS repossesses the vehicle from the retail buyer and returns it to the dealer within a specified time. DCFS applies the same underwriting standards to the purchase of contracts regardless of whether there is recourse to dealers.

   The net credit loss experience of contracts without recourse against dealers is higher than that of contracts with recourse against dealers. Based on its experience, DCFS believes that there is no material difference between the rates of delinquency and repossession on contracts with recourse against dealers as compared to contracts without recourse against dealers.

   In the event of a dealer's bankruptcy, a bankruptcy trustee might attempt to characterize recourse sales of contracts as loans to the dealer secured by the contracts. Such an attempt could result in payment delays and, if successful, losses on the affected receivables. The prospectus supplement will include information on the percentage of receivables in the pool with recourse to dealers.

   In addition, some dealers may be obligated to repurchase receivables originated by them if the dealers have made certain misrepresentations about the receivables.

                               STATIC POOL DATA

   Static pool data consisting of delinquency, cumulative loss and prepayment data for securitized pools of retail motor vehicle receivables sponsored by DCFS will be made available online at www.investor.dcatstaticpools.com. Except as stated below, the static pool data provided through the website will be deemed part of this prospectus and the registration statement of which this prospectus is a part from the date of the related prospectus supplement. We cannot assure you that the prepayment, loss or delinquency experience of the receivables sold to the trust will be comparable to the historical prepayment, loss or delinquency experience of any of the securitized pools sponsored by DCFS. In this regard, you should note how the characteristics of the receivables in those securitized pools differ from the characteristics of the receivables to be purchased by the trust in the related prospectus supplement. Such differences, along with the varying economic conditions applicable to those securitized pools, may make it unlikely that the receivables described in any prospectus supplement will perform in the same way that any of those securitized pools has performed.

   Notwithstanding the foregoing, the following information shall not be deemed part of the prospectus or the registration statement of which this prospectus is a part:

   o with respect to information regarding prior securitized pools that do not include the currently offered pool, information regarding prior securitized pools that were established before January 1, 2006; and

   o with respect to information regarding the pool described in the related prospectus supplement, information about the pool for periods before January 1, 2006.

                                 FLOW OF FUNDS

                               SOURCES OF FUNDS

   A trust may use funds from the following sources to pay its expenses and make payments on its securities:

   o  collections on its receivables

   o  net recoveries from the liquidation of defaulted receivables

   o amounts paid by the depositor to repurchase a receivable as a result of the depositor's material breach of a representation and warranty -- refer to "Sale Provisions"

   o amounts paid by the servicer to purchase a receivable to which it has made certain modifications -- refer to "Servicing -- Servicing Procedures"

   o investment earnings during the related collection period, if any, on its reserve fund, if any, and on deposits, if any, in its deposit account


   o if specified in the related prospectus supplement, a reserve fund and/or one or more other forms of enhancement -- refer to "Credit and Other Enhancements."


   The funds available to pay expenses and make payments on securities for any given period are referred to as "Available Funds".

                        APPLICATION OF AVAILABLE FUNDS

   On each payment date the available funds of a trust will be applied to its expenses and payments on its securities in the amounts and the order of priority set forth in the prospectus supplement.

                                 NET DEPOSITS

   As an administrative convenience, the servicer may deposit a trust's available funds into any account of the trust net of a payments to be made to the servicer. However, the servicer will account for available funds as if all deposits and transfers of available funds were made individually rather than net.

                         CREDIT AND OTHER ENHANCEMENTS

   Credit and other enhancements are intended to enhance the likelihood of full payment of principal and interest due and to decrease the likelihood that securityholders will experience losses. Unless otherwise specified in the related prospectus supplement, the credit or other enhancements for a class or series of securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and accrued interest. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders of any class or series will bear their allocable share of losses, as described in the related prospectus supplement.


   A prospectus supplement for a series will specify whether there is any credit or cash flow enhancement and how it works. These enhancements may consist of:


   o Subordination of one or more classes of securities of a series -- Such subordination is usually accomplished through the application of available funds to the payment of principal or interest on one or more classes of senior securities before any available funds are applied to the payment of principal or interest on one or more classes of subordinated securities;

   o Reserve funds -- Funds may be deposited in a reserve fund at the commencement of a transaction or out of available funds during the transaction, as specified in the prospectus supplement;

   o Overcollateralization -- Overcollateralization is the amount by which the principal balance of the pool of receivables for a trust exceeds the aggregate principal balance of the specified securities issued by that trust;

   o Letters of credit -- The indenture trustee or the owner trustee would have the right to draw on a letter of credit issued by a financial institution or other entity to cover losses on the receivables or shortfalls in payments due on specified securities issued by the related trust;

   o Credit or liquidity facilities -- The facility, issued by a financial institution or other entity, would cover specified losses on the receivables or shortfalls in payments due on specified securities issued by the related trust;

   o Surety bonds -- A surety bond, issued by a financial guaranty insurer or other insurer, would cover shortfalls in payment due on one or more of the securities issued by the related trust;

   o Guaranteed investment contracts -- Specified available funds may be invested under a guaranteed investment contract issued by an insurance company, financial institution or other entity;

   o Swaps -- A trust may enter into an interest rate swap to enable it to pay a fixed or floating rate of interest on one or more classes of its securities. A trust may enter into a currency swap to enable it to pay one or more classes of its securities in a specified currency;

   o Yield supplement agreements and accounts -- A trust may have the benefit of a yield supplement agreement or account that provides additional funds to the trust for application to payments due on one or more classes of its securities; and

   o  Any combination of two or more of the above.

                                 RESERVE FUND

   A trust may maintain a reserve fund in its Deposit Account. Generally, a reserve fund will be established by an initial deposit by the depositor on the Closing Date. If a trust has a Funding Period, the reserve fund will also be increased on each Subsequent Transfer Date to the extent described in the related prospectus supplement. The amount of the reserve fund may be increased on each payment date up to a required amount through an allocation of the trust's Available Funds. The related prospectus supplement will describe the manner in which the reserve fund will be applied.

                          PAYMENTS ON THE SECURITIES

   The prospectus supplement will describe

   o the timing and priority of payments of principal and interest on each class of the securities,

   o  their interest rates,

   o  the method of determining the amount of their principal payments, and

   o the priority of the application of the trust's available funds to its expenses and payments on its securities.

   The rights of any class of securities may be senior or subordinate to other classes of securities. A security may be entitled to

   o  principal  payments  with  disproportionate,   nominal  or  no  interest
      payments or

   o  interest  payments  with  disproportionate,   nominal  or  no  principal
      payments.

Interest rates may be fixed, variable or adjustable. An adjustable interest rate will be adjusted on the basis of an index and a spread, each of which will be specified in the related prospectus supplement. Adjustments will be made periodically as described in the prospectus supplement, which may include monthly, quarterly, semi-annually, annually or other adjustments. The calculation agent named in the prospectus supplement will determine the interest rate at each adjustment.

   A class of securities may be redeemable. The related prospectus supplement will specify when a redeemable class of securities may be redeemed. A class may be redeemable at any time at the option of the trust or when the principal balance has declined to a level specified in the prospectus supplement or when the aggregate principal balance of the trust's receivables has declined to a level specified in the prospectus supplement. The holder of a security will not be able to elect the redemption of its security.

   The aggregate initial principal amount of the securities of a series may be greater than, equal to or less than the aggregate initial principal amount of the receivables in that series.

   Payments of principal and interest on any class of securities will be made on a pro rata basis among all the securityholders of such class. A series may provide for a liquidity facility or other arrangement (including without limitation the issuance of additional securities by the trust) that permits one or more classes of securities to be paid in planned amounts on scheduled payment dates.

                              PRINCIPAL PAYMENTS

Weighted Average Life of the Securities

   The weighted average life of the securities will generally be influenced by the rate at which the principal balances of the related receivables are paid, which payment may be in the form of scheduled amortization or prepayments. For this purpose, the term "prepayments" includes prepayments in full, partial prepayments including those related to rebates of extended warranty contract costs and insurance premiums, liquidations due to default, as well as receipts of proceeds from physical damage, credit life and disability insurance policies and certain other receivables repurchased by the depositor or the servicer for administrative reasons. All of the receivables may be prepaid at any time without penalty to the obligor.

   The rate of prepayments on automotive receivables may be influenced by a variety of economic, social and other factors, including the fact that an obligor may not sell or transfer the financed vehicle without the depositor's consent. These factors may also include unemployment, servicing decisions, seasoning of loans, destruction of vehicles by accident, sales of vehicles and market interest rates. All of these factors may vary by geographic region. Another factor affecting the prepayment of receivables is the difference between the interest rates on the receivables and prevailing market interest rates. If the prevailing market interest rates were to fall significantly below the interest rates borne by the receivables, the rate of prepayment and refinancings would be expected to increase. Conversely, if prevailing market interest rates were to increase significantly above those interest rates, the rate of prepayments and refinancings would be expected to decrease.

   The rate of prepayment on the receivables may also be influenced by the structure of the loan. In addition, under certain circumstances, the depositor will be obligated to repurchase receivables from a trust pursuant to the related Sale and Servicing Agreement as a result of breaches of its representations and warranties and the servicer will be obligated to purchase receivables from a trust pursuant to the Sale and Servicing Agreement as a result of its breaches of certain covenants. The servicer under certain circumstances may extend the term of a receivable. The servicer will also have an option to purchase all of a trust's receivables when their outstanding amount declines to a specified level. Such a purchase would result in the early redemption of the trust's securities. Refer to the "Sale Provisions" and "Servicing" sections.

   A prospectus supplement may provide for a Revolving Period during which principal collections in respect of the receivables allocated to the related series will be applied to purchase Additional Receivables for inclusion in the related trust property rather than applied to make distributions on the related securities. Any such application would increase the weighted average life of those securities. Also, a prospectus supplement may provide for a liquidity facility or similar arrangement under which collections of principal may be invested in Eligible Investments and distributed on the related securities in planned amounts on scheduled payment dates.

   In light of the above considerations, we cannot tell you the amount of principal that will be paid on any class of securities on any payment date, since that amount will depend, in part, on the amount of principal collected on the related receivables pool during the applicable collection period. You will bear any reinvestment risks resulting from a faster or slower incidence of prepayment of the receivables that support your securities and from reinvesting payments on your securities at a lower yield. The related prospectus supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the particular receivables pool and the related series of securities.

Optional Redemption

   The prospectus supplement will state whether the servicer has an option to repurchase the receivables in the related series and when it may exercise that option. Normally, the option is exercisable when the total principal balance of the receivables has declined to 10% of their total principal balance as of the cut-off date. If the servicer exercises this option, the outstanding securities of that series will be repaid at that time to the extent of available funds. The related indenture trustee will be obligated to mail a notice of the redemption to the related noteholders at least 10 days prior to the redemption date, stating the redemption date, which must be a payment date, and the redemption price, which will be the principal amount of the outstanding notes of that series plus accrued and unpaid interest thereon to but excluding the redemption date. If the available funds are not sufficient to pay the full redemption price of the notes, then the related noteholders will experience a loss. There will not be any other source of funds to cover any such loss.

                               INTEREST PAYMENTS

   A class of securities may bear interest at a fixed, variable, adjustable, or zero rate per annum. The applicable prospectus supplement will provide the detailed interest rate terms of your securities. The following sections provide a general overview of the mechanics of the various types of interest rates.

Fixed Rate Securities

   Each class of fixed rate securities will bear interest at the applicable per annum interest rate or pass through rate, as the case may be, specified in the applicable prospectus supplement. Generally, interest on each class of fixed rate securities will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Floating Rate Securities

   A trust may issue various types of floating rate securities. Each class of floating rate securities will bear interest at the applicable per annum floating interest rate. The following defined terms are used in the sections below to illustrate how various floating rates are determined. All floating rate interest calculations resulting in percentages will be rounded, if necessary, to the nearest 1/100,000 of 1% (0.0000001), with five one-millionths of a percentage point rounded upward.

                       FORM OF SECURITIES AND TRANSFERS

   Unless otherwise specified in the related prospectus supplement, each class of securities will initially be represented by one or more securities registered in the name of the nominee of DTC except as set forth below. Unless otherwise specified in the related prospectus supplement, the securities will be available for purchase in denominations of $1,000 in book-entry form only. The depositor has been informed by DTC that DTC's nominee will be Cede & Co. ("Cede"), unless another nominee is specified in the related prospectus supplement. Accordingly, such nominee is expected to be the holder of record of the securities of each class. Unless and until Definitive Securities are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no securityholder will be entitled to receive a physical certificate representing a security. All references in this prospectus and in the related prospectus supplement to actions by securityholders refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to securityholders refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the securities, for distribution to securityholders in accordance with DTC's procedures with respect thereto.

                            BOOK-ENTRY REGISTRATION

   DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC ("UCC") and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

   Unless otherwise specified in the related prospectus supplement, securityholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through Participants and Indirect Participants. In addition, securityholders will receive all distributions of principal and interest from the related indenture trustee or the related owner trustee, as applicable, through Participants. Under a book-entry format, securityholders may experience some delay in their receipt of payments, since such payments will be forwarded by the applicable trustee to DTC's nominee. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or securityholders.

   Except to the extent DaimlerChrysler Retail Receivables LLC holds certificates with respect to any series of securities, it is anticipated that the only "securityholder", "noteholder" and "certificateholder" will be DTC's Nominee. Noteholders will not be recognized by each indenture trustee as noteholders, as such term is used in each Indenture, and noteholders will be permitted to exercise the rights of noteholders only indirectly through DTC and its Participants. Similarly, certificateholders will not be recognized by each owner trustee as certificateholders as such term is used in each trust agreement, and certificateholders will be permitted to exercise the rights of certificateholders only indirectly through DTC and its Participants.

   Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of securities among Participants on whose behalf it acts with respect to the securities and to receive and transmit distributions of principal of, and interest on, the securities. Participants and Indirect Participants with which securityholders have accounts with respect to the securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective securityholders. Accordingly, although securityholders will not possess securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

   Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such securities, may be limited due to the lack of a physical certificate for such securities.

   DTC has advised the depositor that it will take any action permitted to be taken by a noteholder under the related Indenture or a certificateholder under the related Trust Agreement only at the direction of one or more Participants to whose accounts with DTC the applicable notes or certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

   Except as required by law, neither any administrator, the applicable owner trustee nor the applicable indenture trustee, will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the securities of any series held by DTC's nominee, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

   Clearstream Banking, societe anonyme ("Clearstream") is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificated securities. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to its Clearstream Participants services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

   The Euroclear System was created in 1968 to hold securities for Participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificated securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC. The Euroclear System is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator" or "Euroclear"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. The Euroclear Operator holds a banking license granted to it, and is regulated, by the

Belgian Banking and Finance Commission. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

   Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held as a single bulk holding without attribution of specific certificated securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

   Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences" in this prospectus and "Global Clearance, Settlement and Tax Documentation Procedures" included as Annex I to this prospectus. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the Indenture or Trust Agreement, as applicable, on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

   Cede, as nominee for DTC, will hold the securities. Clearstream and Euroclear will hold omnibus positions in the securities on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

   Transfers between DTC's Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

   Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

   Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

   Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

   In the event that any of DTC, Clearstream or Euroclear should discontinue its services, the administrator would seek an alternative depository (if available) or cause the issuance of Definitive Securities to the owners thereof or their nominees in the manner described in the prospectus below under "-- Definitive Securities".

                             DEFINITIVE SECURITIES

   Unless otherwise specified in the related prospectus supplement, the securities of a series will be issued in fully registered, certificated form ("Definitive Securities") to securityholders or their respective nominees, rather than to DTC or its nominee, only if

   o the related administrator or indenture trustee, as applicable, determines that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such securities and such administrator or indenture trustee is unable to locate a qualified successor (and if it is an administrator that has made such determination, such administrator so notifies the applicable trustee in writing), or

   o the administrator or indenture trustee, as applicable, at its option, elects to terminate the book-entry system through DTC or

   o after the occurrence of an Event of Default or a Servicer Default with respect to such securities, holders representing at least a majority of the outstanding principal amount of the notes or the certificates, as the case may be, of such series advise the applicable trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such notes or certificates is no longer in the best interest of the holders of such securities.

   Upon the occurrence of any event described in the immediately preceding paragraph, the applicable trustee will be required to notify all applicable securityholders of a given series through Participants of the availability of Definitive Securities. When DTC surrenders the definitive certificates representing the corresponding securities and gives instructions for re-registration, the applicable trustee will reissue such securities as Definitive Securities to such securityholders.

   Distributions of principal of, and interest on, such Definitive Securities will thereafter be made by the applicable trustee in accordance with the procedures set forth in the related Indenture or the related Trust Agreement, as applicable, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the Record Date. Those distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the applicable trustee. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to the applicable securityholders.

   Definitive Securities will be transferable and exchangeable at the offices of the applicable trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

List of Securityholders

   Three or more holders of the notes of such series or one or more holders of such notes evidencing not less than 25% of the aggregate outstanding principal balance of such notes may, by written request to the related indenture trustee, obtain access to the list of all noteholders maintained by such indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related Indenture or under such notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of such series.

   Three or more holders of the certificates of such series or one or more holders of such certificates evidencing not less than 25% of the certificate balance of such certificates may, by written request to the related owner trustee, obtain access to the list of all certificateholders maintained by such owner trustee for the purpose of communicating with other certificateholders with respect to their rights under the related trust agreement or under such certificates.

                                SALE PROVISIONS

   On the closing date specified in a prospectus supplement (the "Closing Date"), the depositor will transfer and assign to the applicable trust, without recourse, pursuant to a Sale and Servicing Agreement, its entire interest in a pool of receivables, including its security interests in the related financed vehicles. Each such receivable will be identified in a schedule to the Sale and Servicing Agreement. The applicable owner trustee will execute and deliver the trust's notes and/or certificates, as applicable. The net proceeds received from the sale of the offered securities of a series will be applied to the purchase of the related receivables from the depositor and, to the extent specified in the related prospectus supplement, to the deposit of funds in the reserve fund or other account described in the prospectus supplement and the deposit of the Pre-Funded Amount for such series into the related Pre-Funding Account. The prospectus supplement will specify whether Subsequent Receivables for such series will be sold by the depositor to the trust from time to time during any Funding Period for the trust on each date specified as a transfer date in the prospectus supplement (each, a "Subsequent Transfer Date").

   In each Sale and Servicing Agreement the depositor will represent and warrant to the applicable trust, among other things, that:

   o the information provided in the schedule of receivables attached to the Sale and Servicing Agreement is correct in all material respects;

   o the obligor on each receivable is required to maintain physical damage insurance covering the financed vehicle in accordance with the depositor's normal requirements;

   o as of the applicable Closing Date or the applicable Subsequent Transfer Date, if any, to the best of its knowledge, the related receivables are free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims have been asserted or threatened;

   o as of the Closing Date or the applicable Subsequent Transfer Date, if any, each related receivable is or will be secured by a first perfected security interest in favor of the depositor in the financed vehicle;

   o each receivable, at the time it was originated, complied and, as of the Closing Date or the applicable Subsequent Transfer Date, if any, complies in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws; and

   o any other representations and warranties that may be set forth in the related prospectus supplement.

   As of the last day of the second month (or as of such other date specified in the prospectus supplement) following the discovery by or notice to the depositor of a breach of any representation or warranty of the depositor that materially and adversely affects the interests of the related trust in any receivable, the depositor will repurchase that receivable if the breach has not been cured. The purchase price payable to the trust will be the unpaid principal balance owed by the obligor on the receivable at the beginning of the month of repurchase (the "Repurchase Amount"). The repurchase obligation constitutes the sole remedy available to the securityholders, the owner trustee and the indenture trustee for any such uncured breach.

   Pursuant to each Sale and Servicing Agreement, to assure uniform quality in servicing the receivables and to reduce administrative costs, each trust will designate the servicer as custodian to maintain possession, as such trust's agent, of the related motor vehicle retail installment sale contracts and any other documents relating to the receivables. The depositor's records and computer systems will reflect the sale and assignment of the related receivables to the applicable trust, and UCC financing statements reflecting such sale and assignment will be filed. However, if another person acquired possession of the motor vehicle retail installment contracts, under some circumstances collections on those receivables would not be available to make payments on the securities.

                                   SERVICING

                                 THE SERVICER

   We discuss in general terms the servicer and its experience in originating and servicing retail motor vehicle receivables under the "Sponsor, Originator, Depositor and Servicer" section. Under this "Servicing" section, we describe the material terms of the Sale and Servicing Agreement under which DCFS will service the receivables of a trust.

   Unless otherwise stated in the prospectus supplement, there have been no material changes in the servicer's policies or procedures for its servicing of retail motor vehicle receivables during the three years preceding the date of that prospectus supplement.

                                   ACCOUNTS

   With respect to each trust, the servicer will establish and maintain with the related indenture trustee one or more accounts, in the name of the indenture trustee on behalf of the securityholders of that series (the "Deposit Account"). The servicer will deposit the collections on a trust's receivables into the trust's Deposit Account as described under "-- Collections" below. The applicable trustee will apply available funds in a Deposit Account to pay the trust's expenses and to make payments on its securities. If a trust has reserve funds, they will be held in its Deposit Account. As described under "Sale Provisions" a trust that has a Funding Period will have a Pre-Funding Account. The prospectus supplement will describe any other accounts that a trust may have. Except to the extent, if at all, covered under the annual accountants attestation report described below under "-- Evidence as to Compliance", there will not be any independent verification of a trust's accounts or the activity in those accounts.

   Funds in any account of a trust will be invested in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the rating agencies rating the trust's offered securities as being consistent with the ratings of those securities. Eligible Investments may include motor vehicle retail sale contracts. Except as described below or in the related prospectus supplement, Eligible Investments are generally limited to obligations or securities that mature on or before the next payment date for such series. However, to the extent permitted by the rating agencies for a series, funds in any reserve funds for such series may be invested in securities that will not mature prior to the next payment date and will not be sold to meet any shortfalls. Thus, the amount of available cash in any reserve funds at any time may be less than the balance of the reserve funds. If the amount required to be withdrawn from any reserve funds to cover shortfalls in collections on the receivables for the related series (as provided in the related prospectus supplement) exceeds the amount of cash available in the reserve funds, a temporary shortfall in the amounts distributed to the securityholders of that series could result. Those shortfalls could, in turn, increase the average life of those securities. Except as otherwise specified in the related prospectus supplement, investment earnings on funds in the Deposit Account during the related Collection Period, if any, net of losses and investment expenses shall be deposited in the Deposit Account on each payment date and shall be treated as collections of interest on the related receivables.

   Any account for a trust will be maintained as an Eligible Deposit Account. An "Eligible Deposit Account" is any segregated account with an Eligible Institution or an institution otherwise acceptable to the rating agencies. An "Eligible Institution" means (a) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) (i) which has either (A) a long-term unsecured debt rating acceptable to the rating agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the rating agencies and (ii) whose deposits are insured by the FDIC or (b) the corporate trust department of the related indenture trustee or owner trustee.

                             SERVICING PROCEDURES

   The servicer will make reasonable efforts to collect all payments due with respect to the receivables held by any trust and will, consistent with the related Sale and Servicing Agreement, follow such collection procedures as it follows with respect to comparable motor vehicle retail installment sale contracts it services for itself or others.

   While the obligor is obligated under the installment sale contract to maintain physical damage insurance on the financed vehicle, the servicer is not obligated to, and does not, monitor whether the obligor is maintaining that insurance.

Collection policies and procedures

   Account statements are mailed to retail customers monthly 19 days before the scheduled due date. Account delinquency data is directed to collection software that tracks and monitors delinquency status. A risk-based collection system assigns a risk level and treatment plan to each account according to its behavioral score.

   Telephone collection intervention can begin as early as five days after the due date for a delinquent payment. Predictive dialers assist with this process for delinquent accounts generally up to 30 days past due. Assessment of risk with respect to delinquent obligors is ongoing throughout the collection process on each individual account. As a general rule, repossession to remedy the delinquency is undertaken when the receivable is between 45 and 60 days overdue. All repossessions must be authorized by the collections manager and be in compliance with all consumer protection laws and regulations.

   Application of various technologies is intended to promote both efficiency and effectiveness of the collection process. Following are the various supplemental applications used to facilitate the collection process.

Application                 Function
-----------------------     -------------------------------------------------
Automated Call Director     Balances available collection agents between
(ACD)                       inbound and outbound collection calls

Skip Trace Technology       Provides access to databases that offer current
                            address and telephone information on customers that have relocated

Financial Agent Workbench   Provides account information required for
                            collection agents to discuss and resolve delinquency

Imaging System              Allows collection agents to view customer account
                            documents online

Multiple Payment Options    Enables on-the-spot phone pay transactions to
                            cure delinquency at the time of
                            telephone contact

Automated Extensions        Streamlines the account extension process

Mail Tracking System        Electronic notification from the US Post Office
                            when a customer places a DCFS remittance in the U.S. mail

Quality Monitoring System   Facilitates coaching critical collection
                            behaviors necessary to produce
                            effective telephone contacts

Consistent with its normal procedures, the servicer may, in its discretion, arrange with the obligor on a receivable to extend or modify the payment schedule. Generally, upon such an extension or modification, the contract is no longer considered delinquent. In addition, the servicer may permit a "promotional" extension, such as a holiday extension in December, for certain obligors. Some of these arrangements may result in the servicer purchasing the receivable for the Repurchase Amount. The servicer is also obligated to repurchase a receivable for the Repurchase Amount if the servicer does not maintain the security in the related financed vehicle in the manner required by the Sale and Servicing Agreement. The servicer in its discretion may also waive the payment of any late payment charge or any other fee due from an obligor.

   Repossessions. DCFS believes that repossession should only occur after all collection techniques have been exhausted, or in those cases where the collateral is in jeopardy (e.g., there is a likelihood that the customer will become a skip account). Some customers will voluntarily surrender a vehicle when they are no longer able to pay.

   Collateral is not typically repossessed until the account becomes more than 30 days past due. A supervisory collection employee reviews each account before it is assigned for repossession. Upon repossession of the vehicle, a legal notice containing redemption instructions is sent. If the obligor forgoes the opportunity to redeem the vehicle, it is transported to the appropriate auction for disposal. DCFS representatives inspect the vehicle and perform any necessary reconditioning or repairs to prepare the vehicle for sale. Proceeds from the sale, net of auction fees and reconditioning and other costs, are applied to the account. A deficiency balance is then established, billed to the debtor and referred to the DCFS Deficiency Recovery Center ("DRC") for action. In the event a vehicle cannot be recovered by a repossession agent, skip tracing specialists attempt to locate the debtor and/or the collateral.

   Charge-offs. DCFS policy requires that a retail account be charged-off under the following circumstances:

   o  after 120 days of delinquency if the vehicle is not repossessed, and

   o  the customer has not filed bankruptcy

The servicer may sell the financed vehicle securing a defaulted receivable at public or private sale, or take any other action permitted by applicable law. Refer to the "Certain Legal Aspects of the Receivables" section. If the obligor has filed for bankruptcy, bankruptcy laws may limit the actions that the servicer would otherwise take. See "Certain Legal Aspects of the Receivables -- Other Limitations".

   Any deficiencies remaining, after repossession and sale of the vehicle after the full charge-off of the contract, are pursued by DCFS to the extent practicable and legally permitted. Obligors are contacted, and when warranted by individual circumstances, repayment schedules are established and monitored until the deficiencies are either paid in full or become impractical to pursue.

                                  COLLECTIONS

   The servicer will deposit into the Deposit Account collections on the receivables received by it during the Collection Period on the payment date following that Collection Period. A "Collection Period" is a calendar month unless otherwise specified in the prospectus supplement. If at any time any of the following conditions are true, the servicer must deposit collections on the receivables for that series into its Deposit Account within two business days of receipt. The conditions are: (i) DCFS is no longer the servicer, or
(ii) a Servicer Default exists, or (iii) any other condition to making deposits monthly as may be specified by the rating agencies or set forth in the related prospectus supplement is no longer satisfied. Pending deposit into the Deposit Account, collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the servicer were unable to remit such funds, securityholders might incur a loss. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances of collections on the related receivables and payment of the aggregate Repurchase Amount with respect to receivables purchased by the servicer. With respect to interest collections, the servicer calculates the amount of interest collected each day on the basis of the aggregate principal balance of the receivables at the start of the applicable Collection Period, the weighted average APR of those receivables and the number of calendar days in that Collection Period divided by 360. The servicer deposits the calculated daily interest amounts into the Deposit Account within the required time frame. The servicer determines the actual amount of interest collected for that Collection Period prior to the related payment date and receives from the trust the amount by which the sum of the calculated daily interest amounts for that Collection Period exceeds the amount of actual interest collections for that Collection Period. In the future, the servicer may change its procedures so that it deposits the actual amount of interest collected on any day into the Deposit Account within the applicable required time frame described above.

                                  NO ADVANCES

   Unless otherwise provided in the related prospectus supplement, the servicer will not make advances of delinquent payments on the receivables.

                SERVICING COMPENSATION AND PAYMENT OF EXPENSES

   Unless otherwise specified in the prospectus supplement for any series, the servicer will be entitled to receive the Servicing Fee for each Collection Period in an amount equal to a specified percentage per month of the total receivables principal balance for such series as of the first day of that Collection Period (the "Servicing Fee"). The priority of payment of the Servicing Fee will be set forth in the prospectus supplement.

   Unless otherwise provided in the related prospectus supplement, the servicer will also collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the related receivables. The servicer will be entitled to reimbursement from such trust for certain liabilities. Payments by or on behalf of obligors will be allocated to scheduled payments and late fees and other charges in accordance with the servicer's normal practices and procedures.

   The Servicing Fee will compensate the servicer for performing the functions of a third party servicer of motor vehicle receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of obligors on the receivables, investigating delinquencies, sending payment coupons to obligors, reporting tax information to obligors, paying costs of collections and disposition of defaults and policing the collateral. The Servicing Fee also will compensate the servicer for administering the particular receivables pool, including accounting for collections and furnishing monthly and annual statements to the related owner trustee and indenture trustee with respect to distributions and generating federal income tax information for such trust and for the related securityholders. The Servicing Fee also will reimburse the servicer for certain taxes, the fees of the related owner trustee and indenture trustee, if any, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering a receivables pool.

                          REPORTS TO SECURITYHOLDERS

   On or prior to each payment date, the servicer will prepare and provide to the indenture trustee and owner trustee for each series a statement to be made available to the securityholders of that series on such payment date. The statement for a series will contain the following information for the current payment date or the period since the prior payment date:

   (i)   the amount of principal paid on each class of securities;

   (ii)  the amount of the interest paid on each class of securities;

   (iii) the total principal balance of the receivables as of the close of business at the beginning and at the end of the related Collection Period;

   (iv) the outstanding principal balance of each class of securities, both before and after giving effect to all principal payments on that payment date;

   (v) the amount of the servicing fee paid to the servicer with respect to the related Collection Period;

   (vi) the interest rate or pass through rate for the current Interest Reset Period for any class of notes or certificates of such series with variable or adjustable rates;

   (vii) the amount of the aggregate realized losses, if any, for the related Collection Period;

   (viii) any shortfalls in the payments due on that payment date;

   (ix) the total Repurchase Amounts, if any, for receivables that were repurchased by the depositor or the servicer during such Collection Period;

   (x) the balance of the reserve funds, if any, on that payment date and the required amount, if any, of those reserve funds;

   (xi) during the related Funding Period, if any, the remaining Pre-Funded Amount; and

   (xii) for the first such date that is on or immediately following the end of the Funding Period, if any, the amount of any related remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal on the securities of such series.

The depositor will also post these reports on its website at investorchryslerfinancial.com.

   Each amount set forth pursuant to subclauses (i), (ii), (v) and (viii) with respect to each security of any series will be expressed both in total and as a dollar amount per $1,000 of the initial principal balance of that security.

   Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each trust, the applicable trustee will mail to each person who at any time during such calendar year has been a securityholder with respect to that trust and received any payment thereon a statement containing certain information needed in the preparation of federal income tax returns of that securityholder. Refer to "Certain Federal Income Tax Consequences".

                       REPORTS TO BE FILED WITH THE SEC

The depositor will file for each trust the reports required under the Securities Act of 1933, as amended, and under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended. These reports include but are not limited to:

   o Reports on Form 8-K (Current Report), following the issuance of the series of securities of the trust, including as exhibits to the Form 8-K
      (i) the agreements or other documents specified in the related prospectus supplement, if applicable and (ii) the opinions related to the tax consequences and the legality of the securities being issued that are required to be filed under applicable securities laws;

   o Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K for that type of event;

   o Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the related payment date. The content of a report on Form 10-D will be substantially similar to the information to be furnished under "-- Reports to Securityholders" above; and

   o Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits. The annual report will include the servicer's report on its assessment of compliance with servicing criteria and the accountants' attestation report on such assessment described below under "-- Evidence As To Compliance."

It is anticipated that the depositor will not post these reports on its website at investorchryslerfinancial.com.

   The depositor does not intend to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, with respect to a trust following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934. The reports and any information included in a report will neither be examined nor, except to the extent of the accountants' attestation report referred to above, reported on by an independent public accountant. Each trust will have a separate file number assigned by the SEC, which may not be available until filing of the final prospectus supplement for the trust. Reports filed with respect to a trust with the SEC after the final prospectus supplement is filed will be available under trust's specific number, which will be a series number assigned to the file number of the depositor, which is 333-[______].

                            STATEMENTS TO TRUSTEES

   Prior to each payment date or payment date with respect to each series of securities, the servicer will provide to the applicable trustees a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to securityholders of such series described under "-- Reports to Securityholders".

                           EVIDENCE AS TO COMPLIANCE

   Each Sale and Servicing Agreement will require that the servicer provide annually to the indenture trustee and the owner trustee a report on its assessment of compliance during the previous calendar year with specified servicing criteria. The servicing criteria generally include four categories:

   o  general servicing considerations;

   o  cash collection and administration;

   o  investor remittances and reporting; and

   o  pool asset administration.

The report is required to disclose any material instance of noncompliance with the servicing criteria.

   Each Sale and Servicing Agreement will provide that a firm of independent public accountants will furnish annually to the indenture trustee and owner trustee an attestation as to whether the servicer's assessment of its compliance with the applicable servicing criteria referred to in the preceding paragraph is fairly stated in all material respects, or a statement that the firm cannot express that view.

   Under each Sale and Servicing Agreement the servicer will also be obligated to deliver annually to the indenture trustee and owner trustee a certificate signed by an officer of the servicer stating that the servicer has fulfilled its obligations in all material respects under the Sale and Servicing Agreement throughout the preceding calendar year (or, in the case of the first such certificate, from the Closing Date). However, if there has been a default in the fulfillment of any such obligation in any material respect, the certificate will describe each such default. The servicer has agreed to give each indenture trustee and each owner trustee notice of certain Servicer Defaults under the related Sale and Servicing Agreement.

   Copies of such statements and certificates may be obtained by securityholders by a request in writing addressed to the applicable trustee.

                     CUSTODY OF RECEIVABLES DOCUMENTATION

   To facilitate the servicing of the receivables, the servicer will retain physical possession of the retail installment contracts and related documentation, including certificates of title. The servicer does not physically segregate the documents for contracts owned by a trust from the documents for contracts owned by other trusts, other entities or the servicer itself. However, retail installment sale contracts owned by a trust will be marked on the computer records of DCFS as owned by that trust.

       CERTAIN MATTERS REGARDING THE SERVICER; LIMITATION ON LIABILITY

   Each Sale and Servicing Agreement will provide that DCFS may not resign from its obligations and duties as servicer thereunder, except upon determination that DCFS's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related indenture trustee or owner trustee, as applicable, or a successor servicer has assumed DCFS's servicing obligations under the Sale and Servicing Agreement. Any successor servicer (other than the applicable trustee) must satisfy the requirements described under "-- Rights Upon Servicer Default" below.

   Each Sale and Servicing Agreement will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the related trust or the related noteholders or certificateholders for taking any action or for refraining from taking any action pursuant to such Sale and Servicing Agreement or for errors in judgment. However, neither the servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each Sale and Servicing Agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer's servicing responsibilities under such Sale and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

   The following entities will automatically become the successor servicer under a Sale and Servicing Agreement:

   o  any entity into which the servicer may be merged or consolidated, or

   o any entity resulting from any merger or consolidation to which the servicer is a party, or

   o  any entity succeeding to the business of the servicer, or

   o any entity 50% or more of the ownership interest in which is owned, directly or indirectly, by DaimlerChrysler and which assumes the servicer's obligations.

   Such successor must assume the obligations of the servicer under the Sale and Servicing Agreement.

                               SERVICER DEFAULT

   Except as otherwise provided in the related prospectus supplement, "Servicer Default" under each Sale and Servicing Agreement will consist of

   o any failure by the servicer to deliver to the applicable trustee for deposit in any of the related trust accounts any required payment or to direct the applicable trustee to make any required distributions therefrom, which failure continues unremedied for five business days after written notice from the applicable trustee is received by the servicer or after discovery of such failure by the servicer;

   o any failure by the servicer or the depositor, as the case may be, duly to observe or perform in any material respect any other covenant or agreement in such Sale and Servicing Agreement, which failure materially and adversely affects the rights of the noteholders or the certificateholders of the related series and which continues unremedied for 60 days after the giving of written notice of such failure (A) to the servicer or the depositor, as the case may be, by the applicable trustee or (B) to the servicer or the depositor, as the case may be, and to the applicable trustee by holders of notes or certificates of such series, as applicable, evidencing not less than 25% in principal amount of such outstanding notes or certificates; and

   o the occurrence of an Insolvency Event with respect to the depositor, the servicer or DaimlerChrysler Retail Receivables LLC.

"Insolvency Event" means, with respect to any person, any of the following events or actions: certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to such person and certain actions by such person indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

                         RIGHTS UPON SERVICER DEFAULT

   In the case of any trust that has issued notes, as long as a Servicer Default under a Sale and Servicing Agreement remains unremedied, the related indenture trustee or holders of the notes evidencing not less than 51% of principal amount of such notes then outstanding may terminate all the rights and obligations of the servicer under such Sale and Servicing Agreement. Such indenture trustee or a successor servicer appointed by such indenture trustee will succeed to all the responsibilities, duties and liabilities of the servicer under such Sale and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent the indenture trustee, the noteholders, the owner trustee or the certificateholders from effecting a transfer of servicing. If the indenture trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of motor vehicle receivables. The indenture trustee or owner trustee may make arrangements for compensation to be paid to the successor that is not greater than the servicing compensation to the servicer under such Sale and Servicing Agreement.

   The terminated servicer is obligated to cooperate with the successor servicer in transferring documentation and any accounts related to the receivables that are held by it to the successor servicer. The terminated servicer is responsible for the costs of such transfer. A trust will not set aside any funds to cover the costs of such a transfer.

                            WAIVER OF PAST DEFAULTS

   The holders of notes of a series evidencing at least a majority in principal amount (or such larger amount as may be specified in the related prospectus supplement) of the then outstanding notes of the series may, on behalf of all noteholders and certificateholders of that series, waive any default by the servicer in the performance of its obligations under the related Sale and Servicing Agreement and its consequences. However, they cannot waive a Servicer Default in making any required deposits to or payments from any of the trust accounts in accordance with such Sale and Servicing Agreement. Holders of a majority of the principal balance of the certificates of a series have similar rights with respect to a default by the Servicer that does not adversely affect the noteholders of the series.

                                 THE INDENTURE

                                   INDENTURE

   A trust will issue its notes pursuant to an indenture (an "Indenture") with the applicable indenture trustee.

Modification of Indenture

   With respect to each trust that has issued notes pursuant to an Indenture, the trust and the indenture trustee may, with the consent of the holders of a majority of the outstanding notes of the related series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related noteholders.

   Unless otherwise specified in the related prospectus supplement with respect to a series of notes, without the consent of the holder of each such outstanding note affected thereby, no supplemental indenture will:

   o change the due date of any installment of principal of or interest on any such note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any such note or any interest thereon is payable;

   o impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment;

   o reduce the percentage of the aggregate amount of the outstanding notes of such series, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture;

   o modify or alter the provisions of the related Indenture regarding the voting of notes held by the applicable trust, any other obligor on such notes, the depositor or an affiliate of any of them;

   o reduce the percentage of the aggregate outstanding amount of such notes, the consent of the holders of which is required to direct the related indenture trustee to sell or liquidate the receivables allocated to such series if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes of such series;

   o decrease the percentage of the aggregate principal amount of such notes required to amend the sections of the related Indenture which specify the applicable percentage of aggregate principal amount of the notes of such series necessary to amend such Indenture or certain other related agreements; or

   o permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the trust property securing such notes or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such note of the security afforded by the lien of such Indenture.

   The trust and the applicable indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders of the related series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of such noteholders; provided that such action will not materially and adversely affect the interest of any such noteholder. Also, the trust and the indenture trustee may enter into a supplemental indenture, without the consent of any noteholder, to evidence any successor to the trust that is permitted under the Indenture, to add to the covenants of the trust for the benefit of the noteholders, to transfer or pledge trust assets to the indenture trustee, to cure any ambiguity or mistake, or to make the Indenture consistent with the related prospectus and prospect supplement so long as such action does not adversely affect the interest of the noteholders, to provide for a successor indenture trustee or a co-trustee or to include or modify provisions to qualify the indenture under the Trust Indenture Act.

Events of Default; Rights upon Event of Default.

   With respect to the notes of a series, unless otherwise specified in the related prospectus supplement, "Events of Default" under the related Indenture will consist of:

   o a default for five days (or for such other longer period specified in the related prospectus supplement) or more in the payment of any interest on any such note;

   o a default in the payment of the principal of or any installment of the principal of any such note when the same becomes due and payable;

   o a default in the observance or performance of any covenant or agreement of the applicable trust made in the related Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to such trust by the applicable indenture trustee or to such trust and such indenture trustee by the holders of at least 25% in principal amount of such notes then outstanding;

   o any representation or warranty made by such trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in any material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to such trust by the applicable indenture trustee or to such trust and such indenture trustee by the holders of at least 25% in principal amount of such notes then outstanding; or

   o certain events of bankruptcy, insolvency, receivership or liquidation of the applicable trust.

The amount of principal required to be paid to noteholders of a series under the related Indenture will generally be limited to amounts available in the applicable Deposit Account and allocated for distribution to such noteholders. Therefore, unless otherwise specified in the related prospectus supplement, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default until the final scheduled payment date for such class of notes.

   If an Event of Default with respect to the notes of any series should occur and continue, the related indenture trustee or holders of a majority in principal amount of such notes then outstanding may declare the principal of such notes to be immediately due and payable. Unless otherwise specified in the related prospectus supplement, such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of such notes then outstanding.

   If the notes of any trust are due and payable following an Event of Default with respect thereto, the related indenture trustee may institute proceedings to collect amounts due or foreclose on trust property, exercise remedies as a secured party, sell the trust's receivables or elect to have the trust maintain possession of such receivables and continue to apply collections on such receivables as if there had been no declaration of acceleration. Unless otherwise specified in the related prospectus supplement, however, such indenture trustee is prohibited from selling the related receivables following an Event of Default, other than a default in the payment of any principal of or a default for five days (or such longer period specified in the related Indenture) or more in the payment of any interest on any note of such series, unless

   o the holders of all the outstanding notes of such trust consent to such sale,

   o the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding notes at the date of such sale or

   o such indenture trustee determines that the proceeds of such receivables would not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such obligations had not been declared due and payable, and such indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of such notes.

   Subject to the provisions of the applicable Indenture relating to the duties of the related indenture trustee, if an Event of Default occurs and is continuing with respect to a series of notes, such indenture trustee will be under no obligation to exercise any of the rights or powers under such Indenture at the request or direction of any of the holders of such notes, if such indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which it might incur in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority in principal amount of the outstanding notes of a series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable indenture trustee in respect of such series, and the holders of a majority in principal amount of such notes then outstanding may, in certain cases, waive any default with respect to such notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such Indenture that cannot be modified without the waiver or consent of all the holders of such outstanding notes.

   Unless otherwise specified in the related prospectus supplement, no holder of a note of any series will have the right to institute any proceeding with respect to the related Indenture, unless

   o such holder has given to the applicable indenture trustee prior written notice of a continuing Event of Default,

   o the holders of not less than 25% in principal amount of the outstanding notes of such series have made written request to such indenture trustee to institute such proceeding in its own name as indenture trustee,

   o such holder or holders have offered such indenture trustee reasonable indemnity,

   o such indenture trustee has for 60 days failed to institute such proceeding, and no direction inconsistent with such written request has been given to such indenture trustee during such 60-day period by the holders of a majority in principal amount of such outstanding notes.

   In addition, each indenture trustee and the holders of a series of notes, by accepting such notes, will covenant, to the extent legally enforceable, that they will not at any time institute against the applicable trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law and that they do not have.

   If any Event of Default (or an event that, with notice or the passage of time or both, would be an Event of Default) occurs and is continuing and is known to the officer of the indenture trustee who has direct responsibility for the indenture trustee's administration of the Indenture, the indenture trustee will mail to each noteholder a notice of that default within 90 days after it occurs. However, unless the default is a default in the payment of principal or interest, the indenture trustee may withhold such notice if and so long as a committee of its officers in good faith determines that withholding the notice is in the interests of the noteholders.

   For any series, neither the related indenture trustee nor the related owner trustee in its individual capacity, nor any holder of a certificate representing an ownership interest in the trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on such notes or for the agreements of such trust contained in the applicable Indenture.

Certain Covenants

   Each Indenture will provide that the related trust may not consolidate with or merge into any other entity, unless

   o the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia,

   o such entity expressly assumes such trust's obligation to make due and punctual payments upon the notes of the related series and the performance or observance of every agreement and covenant of such trust under the Indenture,

   o no Event of Default shall have occurred and be continuing immediately after such merger or consolidation,

   o such trust has been advised that the rating of the notes or the certificates of such series then in effect would not be reduced or withdrawn by the rating agencies as a result of such merger or consolidation and

   o such trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse federal income tax consequence to the trust or to any related noteholder or certificateholder.

   No trust will, among other things,

   o  except  as  expressly  permitted  by  its  documents,   sell,  transfer,
      exchange or otherwise dispose of any of its property,

   o claim any credit on or make any deduction from the principal and interest payable in respect of its notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such notes because of the payment of taxes levied or assessed upon the trust,

   o  dissolve or liquidate in whole or in part,

   o permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such notes under such Indenture except as may be expressly permitted thereby or

   o permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden such trust property or any part thereof, or any interest therein or the proceeds thereof.

   No trust may engage in any activity other than as specified under the section of the related prospectus supplement entitled "The Trust". No trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the series of notes issued by it and the related Indenture, pursuant to any advances made to it by the servicer or otherwise in accordance with its documents.

                     SECURITY INTEREST IN THE RECEIVABLES

   The Indenture to which a trust is a party will create a security interest in the receivables owned by that trust in favor of the related indenture trustee on behalf of the related noteholders. The trust will perfect such security interest by filing a financing statement under the uniform commercial code with the appropriate authority in the State of Delaware. The trust will be obligated to maintain such perfected security interest.

                          ANNUAL COMPLIANCE STATEMENT

   Each trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the Indenture.

                       INDENTURE TRUSTEE'S ANNUAL REPORT

   The indenture trustee for each series of notes will be required to mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the related trust to the applicable indenture trustee in its individual capacity, the property and funds physically held by such indenture trustee as such and any action taken by it that materially affects the related notes and that has not been previously reported.

                   SATISFACTION AND DISCHARGE OF INDENTURE

   An Indenture will be discharged with respect to the trust property securing a series of notes upon the delivery to the related indenture trustee for cancellation of all such notes or, with certain limitations, upon deposit with such indenture trustee of funds sufficient for the payment in full of all such notes.

                             THE INDENTURE TRUSTEE

   The indenture trustee for a series of notes will be specified in the related prospectus supplement. The indenture trustee for any series may resign at any time, in which event the trust will be obligated to appoint a successor trustee for such series. A trust may also remove any such indenture trustee if such indenture trustee ceases to be eligible to continue as such under the related Indenture or if such indenture trustee becomes insolvent, has a receiver or other public official appointed for it or its property or otherwise becomes incapable of acting. In such circumstances, the trust will be obligated to appoint a successor indenture trustee. Any resignation or removal of the indenture trustee for any series of notes does not become effective until acceptance of the appointment by the successor trustee for such series. To be eligible to act as indenture trustee an entity must satisfy section 310(a) of the Trust Indenture Act of 1939, as amended, have a combined capital and surplus of at least $50,000,000 and have time deposits or other obligations rated at a level that is acceptable to the rating agencies rating the related securities. The administrator is responsible for the expenses incurred in changing an indenture trustee.

   The indenture trustee is obligated to perform only those duties that are specifically assigned to it in the Indenture. If an Event of Default has occurred and is continuing, the indenture trustee is required to exercise its rights under the Indenture and use the same degree of skill and care in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. The indenture trustee may conclusively rely on certificates and opinions furnished to it in accordance with the Indenture. The Indenture does not require the indenture trustee to expend or risk its own funds or otherwise incur financial liability if it has reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it. The indenture trustee is not liable for any error of judgment made by it in good faith. The indenture trustee will not be liable with respect to any action it takes or omits to take pursuant to directions from the holders of a majority in principal amount of the controlling class of notes.

   We describe many of the duties of the indenture trustee under the Indenture and the limitations on those duties above in this section "The Indenture". Also, upon receipt of instructions from the servicer for a payment date, the indenture trustee will apply the funds in the accounts of a trust to pay specified expenses of the trust and to make payments of the securities of that trust.

   Each trust is obligated to indemnify, or to cause the administrator to indemnify, the indenture trustee against any and all loss, liability and expense in connection with the performance of its duties under the Indenture, except for any loss, liability or expense incurred through the indenture trustee's own willful misconduct, negligence or bad faith. Any indemnification payments made by a trust would reduce the amount available to make payments on its securities.

   The indenture trustee will be a financial institution with which the depositor and its affiliates may have other banking relationships in the ordinary course of their businesses. In some instances the indenture trustee may be acting in a similar capacity for other asset-backed transactions of the depositor for similar or other asset types. The indenture trustee will charge fees for its services as such and such fees will be payable by the servicer.


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

               MISCELLANEOUS PROVISIONS OF PRINCIPAL DOCUMENTS

                                   AMENDMENT

   Unless otherwise provided in the related prospectus supplement, each of a trust's principal documents may be amended by the parties thereto, without the consent of the related noteholders or certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of any of those agreement or of modifying in any manner the rights of such noteholders or certificateholders so long as such action will not, in the opinion of counsel satisfactory to the related owner trustee or indenture trustee, as applicable, materially and adversely affect the interest of any such noteholder or certificateholder. Unless otherwise specified in the related prospectus supplement, those agreements may also be amended by the depositor, the servicer, the related owner trustee and any related indenture trustee with the consent of the holders of notes evidencing at least a majority in principal amount of then outstanding notes, if any, of the related series and the holders of the certificates of such series evidencing at least a majority of the principal amount of such certificates then outstanding, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of those agreements or of modifying in any manner the rights of such noteholders or certificateholders. However, no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related receivables or distributions that are required to be made for the benefit of such noteholders or certificateholders or (ii) reduce the aforesaid percentage of the notes or certificates of such series that are required to consent to any such amendment, without the consent of the holders of all the outstanding notes or certificates, as the case may be, of such series. An Indenture may also be amended or supplemented as described under "The Indenture -- Modification of the Indenture".

                               THE OWNER TRUSTEE

   The owner trustee for each trust will be specified in the related prospectus supplement. The owner trustee's liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of such owner trustee set forth in the related Trust Agreement and the Sale and Servicing Agreement, as applicable. The depositor will reimburse and indemnify the owner trustee for all liabilities, losses, damages and expenses that are incurred by the owner trustee or arise out of its actions in connection with the trust, except where such liabilities, losses, damages or expenses arise from the owner trustee's willful misconduct or negligence. The owner trustee will not be liable for any error in judgment made in good faith and will not be liable for any action taken at the direction of the administrator or any certificateholder. The owner trustee will not be required to expend its own funds or incur any financial liability in respect of any of its actions as owner trustee if the owner trustee has reasonable grounds to believe that reimbursement to it of such funds or for such liabilities is not reasonably assured.

   An owner trustee may resign at any time, in which event the servicer will be obligated to appoint a successor owner trustee. The administrator of a trust may also remove the owner trustee if the owner trustee ceases to be eligible to continue as owner trustee under the related trust agreement or if the owner trustee becomes insolvent. In such circumstances, the administrator will be obligated to appoint a successor owner trustee. Any resignation or removal of an owner trustee will not become effective until acceptance of the appointment by the successor owner trustee. To be eligible to be an owner trustee a financial institution must have trust powers, have a combined capital and surplus of at least $50,000,000, be subject to supervision by state or federal authorities and have time deposits or other obligations that are rated at a level that is acceptable to the rating agencies rating the securities of that trust. The administrator will be responsible for the expenses of changing an owner trustee.

   The owner trustee is not required to give any certificateholder or other person notice of any event of default under any of the documents relating to the trust.

   The owner trustee is required to deliver to the certificateholders information required by the Code that is necessary for the preparation of their tax returns as they relate to the certificates. The holders of a majority interest in the certificates issued by a trust may direct the actions to be taken by the related owner trustee so long as such actions are not contrary to the provisions of the trust agreement or any document to which the trust is a party.

   Under the Administration Agreement DCFS, as administrator, is obligated to perform on behalf of the owner trustee all of the administrative obligations of the owner trustee under the trust agreement. The owner trustee shall not have any liability for those obligations that the administrator has agreed to perform.

   The owner trustee of a trust will be a financial institution or trust company with which the depositor and its affiliates may have other banking relationships in the ordinary course of their businesses. In some instances the owner trustee may be acting in similar capacities for other asset-backed transactions of the depositor for similar or other asset types. The owner trustee will charge fees for its services as such and such fees will be payable by the servicer.

                               INSOLVENCY EVENT

   Each Trust Agreement will provide that the applicable owner trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the related trust without the unanimous prior approval of all certificateholders (including DaimlerChrysler Retail Receivables LLC) of such trust and the delivery to the owner trustee by each such certificateholder (including DaimlerChrysler Retail Receivables LLC) of a certificate certifying that such certificateholder reasonably believes that such trust is insolvent.

                               PAYMENT OF NOTES

   Upon the payment in full of all outstanding notes of a series and the satisfaction and discharge of the related Indenture, the related owner trustee will succeed to all the rights of the indenture trustee, and the certificateholders of such series will succeed to all the rights of the noteholders of such series, under the related Sale and Servicing Agreement, except as otherwise provided therein.

                                  TERMINATION

   With respect to each series, the obligations of the servicer, the depositor, the related owner trustee and the related indenture trustee, if any, pursuant to the principal agreements of the trust will terminate upon the earliest of

   o the maturity or other liquidation of the last related receivable included in the trust property and the disposition of any amounts received upon liquidation of any such remaining receivables,

   o the payment to noteholders, if any, of such series and the certificateholders of all amounts required to be paid to them pursuant to the Sale and Servicing Agreement and the Indenture, and

   o  the occurrence of either event described below.

   In order to avoid excessive administrative expense, the servicer will be permitted at its option to purchase from each trust, as of the end of any applicable Collection Period, if the total outstanding principal amount of the receivables in a series is 10% (or such other percentage specified in the related prospectus supplement) or less of the total principal amount of the receivables as of the cut-off date for the series. The purchase price will equal the aggregate of the Repurchase Amounts for the receivables as of the end of such Collection Period.

   If and to the extent provided in the related prospectus supplement with respect to a trust, the applicable trustee will, within ten days following a payment date as of which the total principal amount of the receivables in a series is equal to or less than the percentage of the total principal amount of the receivables as of the cut-off date for the series specified in the related prospectus supplement, solicit bids for the purchase of such receivables, in the manner and subject to the terms and conditions set forth in such prospectus supplement. If the applicable trustee receives satisfactory bids as described in such prospectus supplement, then such remaining receivables will be sold to the highest bidder.

   As more fully described in the related prospectus supplement, any outstanding notes of the related series will be redeemed concurrently with either of the events specified above. The subsequent distribution to the related certificateholders of all amounts required to be distributed to them pursuant to the applicable Trust Agreement will effect early retirement of those certificates.

                           ADMINISTRATION AGREEMENT

   DCFS, in its capacity as administrator (the "administrator"), will enter into an agreement (as amended and supplemented from time to time, an "Administration Agreement") with each trust that issues notes and the related indenture trustee. The administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations of the trust required by the related Indenture. The administrator will also be required to perform the administrative obligations of the owner trustee under the Trust Agreement. The administrator is not obligated in any way to make payments in respect of the receivables or the securities. As compensation for the performance of the administrator's obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to a monthly administration fee in an amount equal to $200 per month (or such other amount as specified in the related prospectus supplement) with respect to each series of notes (the "Administration Fee"), which fee will be paid by the servicer. The administrator may resign from its duties under the Administration Agreement, and may be removed with or without cause, upon the applicable required notice. If a successor servicer is appointed, such successor servicer will become the administrator.

                   CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

                         SECURITY INTEREST IN VEHICLES

   The retail installment sales contracts evidencing the receivables also grant security interests in the financed vehicles under the applicable UCC. Perfection of security interests in the automobiles and light duty trucks financed by the depositor is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In all states in which the receivables have been originated, a security interest in automobiles and light duty trucks is perfected by obtaining the certificate of title to the financed vehicle or a notation of the secured party's lien on the vehicles' certificate of title. (In Louisiana, a copy of the installment sale contract must also be filed with the appropriate governmental recording office).

   All contracts originated or acquired by the depositor name the depositor as obligee or assignee and as the secured party. The depositor also takes all actions necessary under the laws of the state in which the financed vehicle is located to perfect the depositor's security interest in the financed vehicle, including, where applicable, having a notation of its lien recorded on the vehicle's certificate of title. Because the depositor continues to service the contracts, the obligors on the contracts will not be notified of the sale to a trust. No action will be taken to record the transfer of the security interest from the depositor to a trust by amendment of the certificates of title for the financed vehicles or otherwise.

   The depositor will assign its security interests in the financed vehicles securing the related receivables to each trust pursuant to the related Sale and Servicing Agreement. However, because of the administrative burden and expense, neither the depositor nor the related owner trustee will amend any certificate of title to identify a trust as the new secured party on the certificate of title relating to a financed vehicle. Also, the depositor will continue to hold any certificates of title relating to the vehicles in its possession as custodian for the trust pursuant to the related Sale and Servicing Agreement. Refer to "Sale Provisions".

   In most states, an assignment such as that under each Sale and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. However, by not identifying a trust as the secured party on the certificate of title, the security interest of a trust in the vehicle could be defeated through fraud or negligence. In such states, in the absence of fraud or forgery by the vehicle owner or the depositor or administrative error by state or local agencies, the notation of the depositor's lien on the certificates of title will be sufficient to protect a trust against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in a financed vehicle. If there are any financed vehicles as to which the depositor failed to obtain or assign to a trust a perfected security interest, the security interest of that trust would be subordinate to, among others, the interests of subsequent purchasers of the financed vehicles and holders of perfected security interests therein. Such a failure, however, would constitute a breach of the warranties of the depositor under the related Sale and Servicing Agreement and would create an obligation of the depositor to repurchase the related receivable unless the breach were cured. Refer to "Sale Provisions" and "Risk Factors -- Trusts May Not have a Perfected Security Interest in Certain Financed Vehicles".

   Under the laws of most states, the perfected security interest in a vehicle would continue for four months after the vehicle is moved to a state other than the state in which it is initially registered and thereafter until the owner thereof reregisters the vehicle in the new state. A majority of states generally require surrender of a certificate of title to reregister a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle. If a vehicle is registered in a state providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing motor vehicle receivables, the servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a vehicle, the servicer must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien. Under each Sale and Servicing Agreement the servicer is obligated to take appropriate steps to maintain perfection of security interests in the financed vehicles and is obligated to purchase the related receivable if it fails to do so.

   Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle. The Code also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated vehicle. Under each Sale and Servicing Agreement the depositor will represent to the related trust that, as of the date the related receivable is sold to the trust, each security interest in a financed vehicle is or will be prior to all other present liens (other than tax liens and other liens that arise by operation of law) upon and security interests in such financed vehicle. However, liens for repairs or taxes could arise, or the confiscation of a financed vehicle could occur, at any time during the term of a receivable. No notice will be given to the owner trustee, any indenture trustee or any securityholders in respect of a trust if such a lien arises or confiscation occurs.

                                 REPOSSESSION

   In the event of default by a vehicle purchaser, the holder of the motor vehicle retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform self-help repossession unless such act would constitute a breach of the peace. Self-help is the method employed by the servicer in most cases and is accomplished simply by retaking possession of the financed vehicle. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which he may cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court. The vehicle must then be repossessed in accordance with that order.

                       NOTICE OF SALE; REDEMPTION RIGHTS

   The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees. In some states, payment of delinquent installments is sufficient.

                   DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

   The proceeds of resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. Some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness; others do not. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

   Occasionally, after resale of a vehicle and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a lien with respect to the vehicle. If no such lien holder exists and there are remaining funds, the UCC requires the creditor to remit the surplus to the former owner of the vehicle.

                           CONSUMER PROTECTION LAWS

   Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Procedures Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Servicemembers Civil Relief Act, the Texas Consumer Credit Code, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sales acts, retail installment sales acts and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the receivables.

   The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law, has the effect of subjecting a seller in a consumer credit transaction (and certain related creditors and their assignees) to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor.

   Most of the receivables will be subject to the requirements of the FTC Rule. Accordingly, each trust, as holder of its receivables, will be subject to any claims or defenses that the purchaser of the applicable financed vehicle may assert against the seller of the financed vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the obligor on the receivable.

   Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

   In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

   Under each Sale and Servicing Agreement the depositor will warrant to the related trust that each receivable complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against the trust for violation of any law and such claim materially and adversely affects the trust's interest in a receivable, such violation would constitute a breach of the warranties of the depositor under such Sale and Servicing Agreement and would create an obligation of the depositor to repurchase the receivable unless the breach is cured. Refer to "Sale Provisions".

                               OTHER LIMITATIONS

   In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

                     SECURITY INTEREST IN THE RECEIVABLES

   Physical Installment Sale Contracts. Some of the receivables are evidenced by physical installment sale contracts, which are classified as "tangible chattel paper" under the Uniform Commercial Code (the "UCC") in effect in the States of Michigan and Delaware. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. In order to protect a trust's ownership interest in its receivables evidenced by physical installment sale contracts, the depositor will file UCC-1 financing statements with the appropriate governmental authorities in the State of Delaware to give notice of the trust's ownership of those receivables and their proceeds. Under the sale and servicing agreement, the servicer will be obligated to maintain the perfection of the trust's ownership interest in the receivables. However, a purchaser of tangible chattel paper who gives new value and takes possession of it in the ordinary course of such purchaser's business has priority over a security interest in the tangible chattel paper which is perfected by filing UCC-1 financing statements, and not by possession by the original secured party, if such purchaser acts in good faith without knowledge that the specific tangible chattel paper is subject to a security interest. Any such purchaser would not be deemed to have such knowledge by virtue of the UCC filings and would not learn of the sale of the receivables from a review of the documents evidencing the receivables since they would not be marked to show such sale, although the servicer's master computer records will indicate such sale.

   Electronic Installment Sale Contracts. Some of the receivables are evidenced by electronic installment sales contracts, which are classified as "electronic chattel paper" under the UCC. A security interest in electronic chattel paper is perfected through the secured party maintaining control of the electronic chattel paper. Each trust's sale and servicing agreement will obligate the servicer to maintain control of any electronic chattel paper evidencing the trust's receivables. In this regard, the servicer has licensed the use of a specific software suite and constructed an electronic vaulting system to maintain certain of its contracts in electronic form. The system is designed to meet all UCC Article 9 and American National Standards Institute
(ANSI) standards to permit the perfection of a security interest in receivables evidenced by electronic installment sale contracts and to transfer the security interest in such receivables to the applicable trust. However, another person could acquire an interest in that type of receivable that is superior to a trust's interest in such a receivable if the trust loses control over the authoritative copy of the related electronic installment sale contract and another party purchases that receivable without knowledge of the trust's security interest. The trust could lose control over an electronic installment sale contract if, through fraud, negligence, other misconduct or error, or as a result of a computer virus or a hacker's actions, a person other than the trust were able to modify or duplicate the authoritative copy of that contract. We cannot assure you that the system will maintain control over a trust's electronic installment sale contracts.

   The law governing the perfection of a security interest in electronic installment sale contracts by control was relatively recently enacted. As a result, there is a risk that the systems employed by the servicer to maintain control of the electronic installment sale contracts may not be sufficient as a matter of law to create in favor of a trust a perfected security interest in the receivables evidenced by electronic installment sale contracts.

                            CERTAIN FEDERAL INCOME
                               TAX CONSEQUENCES

   The following is a general summary of certain federal income tax consequences of the purchase, ownership and disposition of the notes and the certificates. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of noteholders or certificateholders that are insurance companies, regulated investment companies or dealers in securities. Unless otherwise specified, this summary does not deal with U.S. federal income tax consequences to non-U.S. persons. As used in this summary, the term "U.S. person" means a beneficial owner of a note or certificate that is: (1) an individual who is a citizen or resident of the United States, (2) a corporation (or entity treated as a corporation or partnership for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, U.S. Treasury Regulations are adopted that provide otherwise), (3) an estate the income of which is subject to United States federal income taxation regardless of its source, or (4) a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions (and certain other trusts as provided by U.S. Treasury Regulations). The term "non-U.S. person" means a beneficial owner of a note or certificate that is not a U.S. person and is not an entity treated as a partnership for United States federal income tax purposes. If a partnership (including for this purpose any entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of a note or certificate, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A holder of a note or certificate that is a partnership and partners in such partnership should consult their tax advisors about the United States federal income tax consequences of holding and disposing of the note or certificate, as the case may be.

   The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each trust will be provided with an opinion of special federal tax counsel to each trust specified in the related prospectus supplement ("Federal Tax Counsel"), regarding certain federal income tax matters discussed below. An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes and the certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes and the certificates. For purposes of the following summary, references to the trust, the notes, the certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each trust and the notes, certificates and related terms, parties and documents applicable to such trust.

   The federal income tax consequences to certificateholders will vary depending on whether (i) an election is made to treat the trust as a partnership under the Code or (ii) all the certificates are retained by the depositor or an affiliate thereof.

               TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE

Tax Characterization of the Trust as a Partnership

   Federal Tax Counsel will deliver its opinion that a trust for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

Tax Consequences to Holders of the Notes

Treatment of the Notes as Indebtedness

   The depositor will agree, and the noteholders will agree by their purchase of the offered notes (hereinafter, the "notes"), to treat the notes as debt for federal income tax purposes. Federal Tax Counsel will, except as otherwise provided in the related prospectus supplement, advise the trust that the notes will be characterized as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

OID, Indexed Securities, Etc.

   The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Indexed Securities. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID regulations") relating to original issue discount ("OID"), and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to such notes will be disclosed in the applicable prospectus supplement.

Interest Income on the Notes

   Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with such noteholder's method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

   A holder of a note that has a fixed maturity date of not more than one year from the issue date of such note (a "Short-Term note") may be subject to special rules. An accrual basis holder of a Short-Term note (and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term note). However, a cash basis holder of a Short-Term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term note until the taxable disposition of the Short-Term note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all non-government debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term note is purchased for more or less than its principal amount.

Sale or Other Disposition

   If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID (including de minimis OID) and gain previously included by such noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such noteholder with respect to such note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Any capital gain recognized upon a sale, exchange or other disposition of a note will be long-term capital gain if the seller's holding period is more than one year and will be short-term capital gain if the seller's holding period is one year or less. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult with their own tax advisors concerning the U.S. federal tax consequences of the sale, exchange or other disposition of a note.

Non-U.S. Persons

   Interest payments made or accrued on the notes will generally be considered "portfolio interest," and a non-U.S. person that is an individual or corporation (or an entity treated as a corporation for U.S. federal income tax purposes) holding the notes on its own behalf and whose income in respect of the notes is not effectively connected with the conduct of a U.S. trade or business will not be subject to U.S. federal income tax on interest paid or accrued on a note unless such non-U.S. person is an actual or constructive "10 percent shareholder" of the trust or the depositor (including a holder of 10% of the outstanding certificates), a "controlled foreign corporation" related to the trust or the depositor, or a bank receiving interest described in section 881(c)(3)(A) of the Code.

   To qualify for the exemption from taxation, the withholding agent must have received a statement from the individual or corporation that:

   o is signed under penalties of perjury by the beneficial owner of the note,

   o  certifies that such owner is not a U.S. person, and

   o  provides the beneficial owner's name and address.

   The "withholding agent" is the last U.S. payor (or non-U.S. payor that is a qualified intermediary, U.S. branch of a foreign person or withholding foreign partnership) in the chain of payment prior to payment to a non-U.S. person (which itself is not a withholding agent). Generally, this statement is made on an IRS Form W-8BEN, which will be effective for the remainder of the year of signature plus three full calendar years, unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, an IRS Form W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the withholding agent within 30 days of such change and furnish a new IRS Form W-8BEN.

   A non-U.S. person that is an individual or a corporation holding the notes on its own behalf, whose income with respect to its investment in a note is effectively connected with the conduct of a U.S. trade or business, will generally be taxed as if the holder were a U.S. person if the holder provides the withholding agent with an IRS Form W-8ECI.

   A non-U.S. person other than an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements. In particular, in the case of notes held by a foreign partnership or foreign trust, the partners (or beneficiaries) rather than the partnership or trust, will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information. Certain securities clearing organizations, and other entities who are not beneficial owners, may provide a signed statement to the withholding agent in lieu of the beneficial owner's signed statement. However, in such case, the signed statement may require a copy of the beneficial owner's IRS Form W-8BEN or IRS Form W-8ECI (or the substitute form) to be attached.

   If the interest paid or accrued on the notes is not portfolio interest, then it will be subject to U.S. federal income tax at graduated rates (if received by a non-U.S. person with effectively connected income that has provided a Form W-8ECI) or withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

   Generally, a non-U.S. person will not be subject to U.S. federal income tax on any amount which constitutes capital gain upon the sale, redemption, retirement or other taxable disposition of a note, unless such gain is derived from sources within the United States and such non-U.S. person is an individual who is present in the United States for 183 days or more in the taxable year of the disposition or otherwise establishes a "tax home" in the United States. Certain other exceptions may be applicable, and a non-U.S. person holding a note should consult its tax advisor in this regard.

   The Notes will not be includible in the estate of a non-U.S. person that holds a note unless the individual is an actual or constructive "10 percent shareholder" of the depositor or the trust (including a holder of 10% of the outstanding certificates) or, at the time of such individual's death, payments in respect of the note would have been effectively connected with the conduct by such individual of a trade or business in the United States.

Backup Withholding

   Backup withholding of U.S. federal income tax may apply to payments made in respect of a note to a registered owner that is not an exempt recipient and that fails to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities, such as tax exempt organizations, qualified pension and profit-sharing trusts, or individual retirement accounts generally are exempt recipients. Payments made in respect of the notes to a U.S. person must be reported to the IRS, unless the U.S. person is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. persons holding notes who are not exempt recipients.

   In addition, upon the sale of a note to (or through) a broker, the broker must report the sale and withhold a portion of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller certifies that it is a non-U.S. person (and certain other conditions are met). Certification of the registered owner's status as a non-U.S. person normally would be made on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

   Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's U.S. federal income tax provided the required information is furnished to the IRS.

   Prospective investors are strongly urged to consult their own tax advisors with respect to the application of backup withholding to their individual circumstances.

Possible Alternative Treatments of the Notes

   If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences (and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of Federal Tax Counsel, the trust would be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses.

Tax Consequences to Holders of the Certificates

Treatment of the Trust as a Partnership

   The depositor and the servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the certificateholders (including DaimlerChrysler Retail Receivables LLC in its capacity as recipient of distributions from the reserve funds), and the notes being debt of the related partnership. However, the proper characterization of the arrangement involving the trust, the certificates, the notes, the depositor,

DaimlerChrysler Retail Receivables LLC and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

   A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of DaimlerChrysler Retail Receivables LLC or the trust. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

Indexed Securities, Etc.

   The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Indexed Securities, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.

Partnership Taxation

   As a partnership, the trust will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the trust. The trust's income will consist primarily of interest and finance charges earned on the receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of receivables. The trust's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of receivables.

   The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the trust agreement and related documents). The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust for each month equal to the sum of (i) the interest that accrues on the certificates in accordance with their terms for such month, including interest accruing at the pass through rate for such month and interest on amounts previously due on the certificates but not yet distributed; (ii) any trust income attributable to discount on the receivables that corresponds to any excess of the principal amount of the certificates over their initial issue price; (iii) prepayment premium payable to the certificateholders for such month; and (iv) any other amounts of income payable to the certificateholders for such month. Such allocation will be reduced by any amortization by the trust of premium on receivables that corresponds to any excess of the issue price of certificates over their principal amount and interest paid on the notes. All remaining taxable income of the trust will be allocated to DaimlerChrysler Retail Receivables LLC. Based on the economic arrangement of the parties, this approach for allocating trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass through rate plus the other items described above even though the trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust income even if they have not received cash from the trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust.

   All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

   An individual taxpayer's share of expenses of the trust (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the trust.

   The trust intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each receivable, the trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

Discount and Premium

   It is believed that the receivables were not issued with OID, and, therefore, the trust should not have OID income. However, the purchase price paid by the trust for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.)

   If the trust acquires the receivables at a market discount or premium, the trust will elect to include any such discount in income currently as it accrues over the life of the receivables or to offset any such premium against interest income on the receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to certificateholders.

Section 708 Termination

   Under Section 708 of the Code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. Pursuant to final Treasury regulations issued on May 9, 1997, if such a termination occurs, the trust will be considered to have contributed the assets of the trust (the "old partnership") to a new partnership (the "new partnership") in exchange for interests in the partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

Disposition of Certificates

   Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust income (includible in income) and decreased by any distributions received with respect to such certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of such aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

   Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust will elect to include market discount in income as it accrues.

   If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the certificates.

Allocations Between Transferors and Transferees

   In general, the trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

   The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust might be reallocated among the certificateholders. DaimlerChrysler Retail Receivables LLC is authorized to revise the trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

Section 754 Election

   In the event that a certificateholder sells its certificates at a profit (or loss), the purchasing certificateholder will have a higher (or lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust's assets will not be adjusted to reflect that higher (or lower) basis unless the trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make such an election. As a result, certificateholders might be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for the certificates.

Administrative Matters

   Taxation of U.S. Tax-Exempt Shareholders. In general, U.S. Shareholders that generally are exempt from taxation in the United States ("U.S. Tax-Exempt Shareholders") are subject to tax in respect of any unrelated business taxable income ("UBTI") they recognize. UBTI is defined generally as income from a trade or business regularly carried on by a tax-exempt entity that is unrelated to its exempt purpose. UBTI generally does not include dividends, interest and, with certain exceptions, gains or losses from the sale, exchange or other disposition of property.

   Section 514 of the Code provides that a tax-exempt entity's "debt-financed income" will be included in computing UBTI, regardless of whether such income would otherwise be excluded as dividends, interest or other similar income. Consequently, if a U.S. Tax-Exempt Shareholder's acquisition of a certificate is debt-financed, all or a portion of such investor's income attributable to the trust will be included in UBTI. In addition, the trust may borrow funds or otherwise incur debt (for example, by issuing notes) that may result in income of the trust being treated as debt-financed income under the UBTI rules.

   There is some uncertainty with respect to this matter, certain proposed regulations with respect to this subject have not been finalized and may be modified or amended prior to their finalization, and additional regulations could be promulgated, possibly with retroactive effect, U.S. Tax-Exempt Shareholders should therefore consult their tax advisors regarding all possible aspects of UBTI.

   The owner trustee is required to keep or have kept complete and accurate books of the trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust will be the calendar year. The owner trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust and will report each certificateholder's allocable share of items of trust income and expense to holders and the IRS on Schedule K1. The trust will provide the Schedule K1 information to nominees that fail to provide the trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

   Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the trust. The information referred to above for any calendar year must be furnished to the trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

   DaimlerChrysler Retail Receivables LLC will be designated as the tax matters partner in the related trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust.

Tax Consequences to Foreign Certificateholders

   It is not clear whether the trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to certificateholders that are non-U.S. persons ("foreign certificateholders") because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust would be engaged in a trade or business in the United States for such purposes, the trust will withhold as if it were so engaged in order to protect the trust from possible adverse consequences of a failure to withhold. The trust expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to
Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at the highest rate applicable to corporations for foreign holders that are taxable as corporations and the highest rate applicable to individuals for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust to change its withholding procedures. In determining a certificateholder's withholding status, the trust may rely on IRS Form W-8BEN, IRS Form W-8ECI, IRS Form W9 or the holder's certification of non-foreign status signed under penalties of perjury.

   Each foreign certificateholder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust's income. Each foreign certificateholder must obtain a taxpayer identification number from the IRS and submit that number to the trust on Form W-8BEN or other applicable form (or substantially identical form) in order to assure appropriate crediting of the taxes withheld. A foreign certificateholder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust, taking the position that no taxes were due because the trust was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a foreign certificateholder generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest". As a result, a foreign certificateholder will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign certificateholder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

Backup Withholding

   Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

Tax Exempt Investors


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


   Investors that are exempt from federal income taxation under Section 501 of the Code are nevertheless subject to federal income taxation on their "unrelated business taxable income," including "unrelated debt-financed income," as defined in Sections 512 and 514 of the Code. Income in respect of certificates of a trust that has also issued notes would be "unrelated debt-financed income" for these purposes.

                TRUSTS IN WHICH ALL CERTIFICATES ARE RETAINED
              BY THE DEPOSITOR OR AN AFFILIATE OF THE DEPOSITOR

Tax Characterization of the Trust

   Federal Tax Counsel will deliver its opinion that a trust which issues one or more classes of notes to investors and all the certificates of which are retained by depositor or an affiliate thereof will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that the trust will constitute a mere security arrangement for the issuance of debt by the single certificateholder.

Treatment of the Notes as Indebtedness

   The depositor will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Federal Tax Counsel will, except as otherwise provided in the related prospectus supplement, advise the trust that the notes will be classified as debt for federal income tax purposes. Assuming such characterization of the notes is correct, the federal income tax consequences to noteholders described above under the heading "Trusts for Which a Partnership Election is Made -- Tax Consequences to Holders of the Notes" would apply to the noteholders.

   If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more classes of notes did not represent debt for federal income tax purposes, such class or classes of notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences (and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and more likely in the view of Federal Tax Counsel, the trust would most likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of notes as equity interests in such a partnership could have adverse tax consequences to certain holders of such notes. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders may be subject to U.S. withholding tax and U.S. tax return filing requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses. In the event one or more classes of notes were treated as interests in a partnership, the consequences governing the certificates as equity interests in a partnership described above under "Trusts for which a Partnership Election is Made -- Tax Consequences to Holders of the Certificates" would apply to the holders of such notes.

                        CERTAIN STATE TAX CONSEQUENCES

   The activities of servicing and collecting the receivables will be undertaken by the servicer, a Michigan limited liability company. Because of the variation in each state's tax laws based in whole or in part upon income, it is impossible to predict tax consequences to holders of notes and certificates in all of the state taxing jurisdictions in which they are already subject to tax. Noteholders and certificateholders are urged to consult their own tax advisors with respect to state tax consequences arising out of the purchase, ownership and disposition of notes and certificates.

                                    * * *

   The federal and state tax discussions set forth above are included for general information only and may not be applicable depending upon a noteholder's or certificateholder's particular tax situation. Prospective purchasers should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of notes and certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                             ERISA CONSIDERATIONS

   Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit or other plan (such as an individual retirement account and certain types of Keogh Plans) that is subject to Title I of ERISA or to Section 4975 of the Code from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. Certain governmental plans, although not subject to ERISA or the Code, are subject to federal, state or local laws ("Similar Law") that impose similar requirements. Such plans subject to ERISA, Section 4975, or Similar Law are referred to herein as "Plans". A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code or under Similar Law for such persons.

   Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities -- for example:

   o Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager";

   o PTCE 95-60, which exempts certain transactions between insurance company general accounts and parties in interest;

   o PTCE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest;

   o PTCE 90-1, which exempts certain transactions between insurance company pooled separate accounts and parties in interest;

   o PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager".

   In addition, the service provider exemption provided by Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code may apply to the purchase and holding of the securities.

   There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in the securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with such investment. Furthermore, these exemptions would not apply to transactions involved in operation of the trust if, as described below, the assets of the trust were considered to include Plan assets.

   ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA, including the requirements of investment prudence and diversification, and the requirement that such a Plan's investments be made in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Plan fiduciaries must determine whether the acquisition and holding of securities and the operations of the trust would result in prohibited transactions if Plans that purchase the securities were deemed to own an interest in the underlying assets of the trust under the rules discussed below. There may also be an improper delegation of the responsibility to manage Plan assets if Plans that purchase the securities are deemed to own an interest in the underlying assets of the trust.

   Pursuant to Department of Labor Regulation ss.2510.3-101 (the "Plan Assets Regulation"), in general when a Plan acquires an equity interest in an entity such as a trust and such interest does not represent a "publicly offered security" or a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an "operating company" or that equity participation in the entity by "benefit plan investors" is not "significant". In general, an "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Pension Protection Act of 2006 added a new section 3(42) to ERISA that modifies the term "benefit plan investor." The term "benefit plan investor" now includes (a) any employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of ERISA, (b) a plan as defined in Section 4975 of the Code that is subject to the provisions of Section 4975 of the Code (including, without limitation, an individual retirement account or Keogh plan) or (c) any entity whose underlying assets are deemed to include "plan assets" pursuant to the Plan Assets Regulation (as modified by 3(42) of ERISA) by reason of any such employee benefit plan's or plan's investment in the entity.

   It is anticipated that the certificates will be considered equity interests in the trust for purposes of the Plan Assets Regulation. Therefore, the assets of the trust could constitute plan assets if certificates were acquired by Plans. In such event, the fiduciary and prohibited transaction restrictions of ERISA and Section 4975 of the Code would apply to transactions involving the assets of the trust. As a result, except in the case of certificates with respect to which the Exemption is available (as described below), certificates generally shall not be transferred unless the owner trustee receives

   o a representation substantially to the effect that the proposed transferee is not a Plan and is not acquiring the certificates on behalf of or with the assets of a Plan (including assets that may be held in an insurance company's separate or general accounts where assets in such accounts may be deemed "plan assets" for purposes of ERISA), or

   o an opinion of counsel in form and substance satisfactory to the owner trustee and the depositor that the purchase or holding of the certificates by or on behalf of a Plan will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or any Similar Law or subject the owner trustee, the indenture trustee, the administrator or the depositor to any obligation in addition to those undertaken in the trust agreement.

   Unless otherwise specified in the related prospectus supplement, the offered notes may be purchased by a Plan. A fiduciary of a Plan must determine that the purchase of a note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in
Section 406 of ERISA or Section 4975 of the Code or a non-exempt violation of any Similar Law. The fiduciary should consider that if the owner of 50% or more of the certificates issued by a trust is a party in interest with respect to a Plan, then the trust will also be a party in interest of that Plan.

   The depositor, the underwriter, the indenture trustee, or the owner trustee with respect to the trust may be the sponsor or the investment advisor with respect to one or more Plans. Because they may receive certain benefits in connection with the sale of the securities, the purchase of securities using plan assets over any of them has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and Section 4975 of the Code for which no exemption may be available. Accordingly, any Plan for which the depositor, the underwriter, the indenture trustee, or the owner trustee or any of their respective affiliates

   o has investment or administrative discretion with respect to the plan assets to be invested in the securities;

   o has authority or responsibility to give, or regularly gives, investment advice with respect to those plan assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those plan assets and will be based on the particular investment needs for the Plan; or

   o  is an employer maintaining or contributing to such Plan may not invest in the securities unless a prohibited transaction exemption applies.

   Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules in Section 503 of the Code.

   A fiduciary of a Plan considering the purchase of securities of a given series should consult its tax and/or legal advisors regarding whether the investment will cause the assets of the trust to be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                                 CERTIFICATES

   The following applies only to certain certificates (referred to herein as "Certificates") issued by a trust.

   The U.S. Department of Labor (the "DOL") has granted to the lead underwriter named in the prospectus supplement an exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include fully-secured motor vehicle installment sales contracts. The Exemption will apply to the acquisition, holding and resale of the Certificates by a Plan, provided that certain conditions (certain of which are described below) are met.

   Among the conditions which must be satisfied for the Exemption to apply to the Certificates are the following:

   1. The acquisition of the Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

   2. The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from either Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch, Inc.;

   3. The owner trustee is not an affiliate of any other member of the Restricted Group (as defined below) other than an underwriter;

   4. The sum of all payments made to and retained by the underwriters in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the depositor pursuant to the sale of the receivables to the trust represents not more than the fair market value of such receivables; and the sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the Sale and Servicing Agreement and reimbursement of the servicer's reasonable expenses in connection therewith; and

   5. The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933.

   The Exemption extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. Mortgage loans or other secured receivables (the "Obligations") supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust, may be transferred to the trust within a 90-day or three-month period following the closing date (the "Pre-Funding Period"), instead of being required to be either identified or transferred on or before the Closing Date. The relief is available when the pre-funding arrangements satisfy certain conditions.

   The Exemption also provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust holding obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements,

   (i) in the case of the acquisition of Certificates in connection with the initial issuance, at least fifty (50) percent of each class of Certificates in which Plans invest and of the aggregate equity interest in the trust are acquired by persons independent of the Restricted Group (as defined below),

   (ii) such fiduciary (or its affiliate) is an obligor with respect to no more than five percent (5%) or less of the fair market value of the obligations contained in the trust,

   (iii) no Plan's investment in any class of Certificates exceeds twenty-five
         (25) percent of all of the Certificates of that class outstanding at the time of the acquisition, and

   (iv) immediately after the acquisition, no more than twenty-five (25) percent of the assets of any Plan with respect to which the fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

This relief is not available to Plans sponsored by the depositor, any underwriter, the owner trustee, the indenture trustee, the servicer, any obligor with respect to receivables included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, a provider of credit support to the trust, or any affiliate of such parties (the "Restricted Group").

   The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby to which it is expected that the Exemption will apply.

   Any Plan fiduciary which proposes to cause a Plan to purchase securities should consult with counsel concerning the impact of ERISA and the Code, the applicability of the Exemption (as amended) and the potential consequences in their specific circumstances, prior to making such investment. Also, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                             PLAN OF DISTRIBUTION

   On the terms and conditions set forth in one or more underwriting agreements for a series (collectively, the "Underwriting Agreement"), the depositor will agree to cause the related trust to sell to the underwriters named in the related prospectus supplement, and each of such underwriters will severally agree to purchase, the offered securities set forth in that prospectus supplement.

   In an Underwriting Agreement for a series, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the offered securities if any of the offered securities are purchased.

   Each prospectus supplement will either (i) set forth the price at which each class of offered securities will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such notes and certificates or (ii) specify that the offered securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any offered securities, the public offering prices and concessions may be changed.

   Each Underwriting Agreement will provide that the depositor will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act or otherwise, or contribute to payments the several underwriters may be required to make in respect thereof.

   Each trust may, from time to time, invest the funds in its accounts in Eligible Investments acquired from the underwriters or the depositor.

   Pursuant to the Underwriting Agreement for a series of securities, the closing of the sale of any class of offered securities will be conditioned on the closing of the sale of all other offered securities of that series.

   The place and time of delivery for a series of securities will be set forth in the related prospectus supplement.

   In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter will, if applicable, represent and agree in the Underwriting Agreement for a series of notes that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of the notes of that series to the public in that Relevant Member State prior to the publication of a prospectus in relation to such notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of such notes to the public in that Relevant Member State at any time:

   o to legal entities which are authorized or regulated to operate in financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

   o to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than EUR43,000,000 and (3) an annual net turnover of more than EUR50,000,000, as shown in its last annual or consolidated accounts; or

   o in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression an "offer of such notes to the public" in relation to the notes of any series in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State. The countries comprising the European Economic Area are Austria, Belgium, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Poland, Portugal, Slovak Republic, Slovenia, Spain, Sweden, United Kingdom, Iceland, Liechtenstein and Norway.

   Each underwriter will, if applicable, represent and agree in the Underwriting Agreement for a series of notes that:

   o it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell such notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of such notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act (the "FSMA") by the issuing entity;

   o it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of such notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

   o it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to such notes in, from or otherwise involving the United Kingdom.

   Until the distribution of the offered securities of a series is completed, rules of the Commission may limit the ability of the underwriters and certain selling group members to bid for and purchase those securities. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of those securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

   The underwriters may create a short position in the securities being offered by selling more offered securities than are set forth on the cover page of the related prospectus supplement. The underwriters may reduce that short position by purchasing those offered securities in the open market.

   In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

   Neither the depositor nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the securities of any trust. In addition, neither the depositor nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

   If you initially receive an electronic copy of the prospectus and prospectus supplement from an underwriter, you will receive a paper copy of the prospectus and prospectus supplement upon request to the underwriter.

   Upon receipt of a qualifying request, the underwriter will promptly deliver a paper copy of the prospectus and prospectus supplement to you free of charge.

                                    RATINGS

   It is a condition to the issuance of the securities of each trust that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "rating agency") specified in the related prospectus supplement.

   The rating would be based on, among other things, the adequacy of the trust's assets and any credit enhancement and will reflect the rating agency's assessment solely of the likelihood that holders of securities of the rated class will receive payments to which those securityholders are entitled under the related Indenture or Trust Agreement, as applicable. The rating will not constitute an assessment of the likelihood that principal prepayments on the receivables will be made, the degree to which the rate of the prepayments might differ from that originally anticipated or the likelihood of an optional redemption of the series of securities. The rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Each rating should be evaluated independently of any other price or suitability for a particular investor. The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

   We can give you no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the rating agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the trust's assets or any credit enhancement with respect to a series, the rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

                                LEGAL OPINIONS

   Certain legal matters relating to the securities of any series will be passed upon for the related trust and the depositor by Sidley Austin LLP as to matters of New York law and Richards, Layton & Finger, P.A. as to matters of Delaware law.

                           INDEX OF PRINCIPAL TERMS


ACE.........................................................................19
Additional Receivables......................................................18
Administration Agreement....................................................46
Administration Fee..........................................................46
administrator...............................................................46
APR.........................................................................21
Available Funds.............................................................22
Balloon Note Receivable.....................................................20
Cede........................................................................26
Certificates................................................................61
Clearstream.................................................................27
Clearstream Participants....................................................27
Closing Date................................................................30
Code........................................................................50
Collection Period...........................................................33
Cut-off Date................................................................17
DaimlerChrysler.............................................................15
DaimlerChrysler AG..........................................................16
DCFS........................................................................15
DCS.........................................................................16
Definitive Securities.......................................................29
Deposit Account.............................................................31
Depositaries................................................................28
DOL.........................................................................61
DRC.........................................................................33
DTC.........................................................................11
Eligible Deposit Account....................................................31
Eligible Institution........................................................31
Eligible Investments........................................................31
Euroclear...................................................................27
Euroclear Operator..........................................................27
Euroclear Participants......................................................27
Events of Default...........................................................39
Exemption...................................................................61
Federal Tax Counsel.........................................................50
Fixed Value Payment.........................................................20
FSMA........................................................................63
FTC Rule....................................................................48
Funding Period..............................................................18
Indenture...................................................................38
Indirect Participants.......................................................26
Insolvency Event............................................................37
IRS.........................................................................50
issuing entity...............................................................7
new partnership.............................................................55
non-U.S. person.............................................................50
notes.......................................................................51
OID.........................................................................51
OID regulations.............................................................51
old partnership.............................................................55
Participants................................................................26
Plan Assets Regulation......................................................59
Plans.......................................................................59
Pre-Funding Account.........................................................18

..


Pre-Funding Period..........................................................61
PTCE........................................................................59
rating agency...............................................................64
Record Date..................................................................9
Registration Statement.......................................................2
Relevant Implementation Date................................................63
Relevant Member State.......................................................63
Repurchase Amount...........................................................30
Restricted Group............................................................62
Revolving Period............................................................18
Rules.......................................................................27
Sale and Servicing Agreement................................................18
SEC..........................................................................2
Servicemembers Act..........................................................14
Servicer Default............................................................37
Servicing Fee...............................................................34
Short-Term note.............................................................51
Similar Law.................................................................59
Simple Interest Receivables.................................................20
Subsequent Receivables......................................................18
Subsequent Transfer Date....................................................30
Terms and Conditions........................................................28
trust........................................................................7
Trust Agreement.............................................................17
U.S. person.................................................................50
U.S. Tax-Exempt Shareholders................................................56
UBTI........................................................................56
UCC.....................................................................26, 49
Underwriting Agreement......................................................62

                                                                       Annex I

                        GLOBAL CLEARANCE SETTLEMENT AND
                         TAX DOCUMENTATION PROCEDURES

                                   OVERVIEW



   Except in certain limited circumstances the globally offered securities will be available only in book-entry form. Investors may hold the globally offered securities through any of DTC Clearstream or Euroclear. In both the European and U.S. domestic markets the globally offered securities will trade as home market instruments. Initial settlement and all secondary trades will settle in same-day funds.

   Secondary market trading between investors holding globally offered securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e. seven calendar day settlement).

   Secondary market trading between investors holding globally offered securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

   Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding offered securities will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear (in such capacity) and DTC Participants.

   Non-U.S. holders (as described below) of globally offered securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their Participants.

                              INITIAL SETTLEMENT

   All globally offered securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the globally offered securities will be represented through financial institutions acting on their behalf as direct and Indirect Participants in DTC. As a result Clearstream and Euroclear will hold positions on behalf of their Participants through their respective depositaries which in turn will hold such positions in accounts as DTC Participants.

   Investors electing to hold their globally offered securities through DTC will follow the settlement practices applicable to prior debt issues. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

   Investors electing to hold their globally offered securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds except that there will be no temporary global security and no "lock-up" or restricted period.

   Globally offered securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

                           SECONDARY MARKET TRADING

   Since the purchaser determines the place of delivery it is important to establish at the time of the trade the location of both the purchaser's and seller's accounts to ensure that settlement can be made on the desired value date.

Trading between DTC Participants

   Secondary market trading between DTC Participants will be settled using the procedures applicable to book-entry securities in same-day funds.

Trading between Clearstream and/or Euroclear Participants

   Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream or Euroclear purchaser

   When globally offered securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear as applicable will instruct its depositary to receive the globally offered securities against payment. Payment will include interest accrued on the globally offered securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by such depositary to the DTC Participant's account against delivery of the globally offered securities. After settlement has been completed the globally offered securities will be credited to the applicable clearing system and by the clearing system in accordance with its usual procedures to the Clearstream Participant's or Euroclear Participant's account. The globally offered securities' credit will appear the next day (European time) and the cash debit will be back-valued to and the interest on the globally offered securities will accrue from the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e. the trade fails) the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

   Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement either from cash on hand or existing lines of credit as they would for any settlement occurring within Clearstream or Euroclear. Under this approach they may take on credit exposure to Clearstream or Euroclear until the globally offered securities are credited to their accounts one day later.

   As an alternative if Clearstream or Euroclear has extended a line of credit to them Clearstream Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure Clearstream Participants or Euroclear Participants purchasing globally offered securities would incur overdraft charges for one day assuming they cleared the overdraft when the globally offered securities were credited to their accounts. However interest on the globally offered securities would accrue from the value date. Therefore in many cases the investment income on the globally offered securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

   Since the settlement is taking place during New York business hours DTC Participants can employ their usual procedures for sending globally offered securities to the respective depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream or Euroclear seller and DTC purchaser

   Due to time zone differences in their favor Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which globally offered securities are to be transferred by the respective clearing systems through their respective depositaries to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement.

   In these cases Clearstream or Euroclear will instruct their respective depositaries as appropriate to deliver the securities to the DTC Participant's account against payment. Payment will include interest accrued on the globally offered securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day when settlement occurred in New York).

   Should the Clearstream Participant or Euroclear Participant have a line of credit with its clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e. the trade fails) receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

   Finally day traders that use Clearstream or Euroclear and that purchase globally offered securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

   o borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

   o borrowing the globally offered securities in the U.S. from a DTC Participant no later than one day prior to settlement which would give the globally offered securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

   o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

          CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

   A beneficial owner of globally offered securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) generally will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. persons generally unless each clearing system bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

   Exemption of non-U.S. persons (Form W-8BEN)

      Beneficial owners of offered securities that are non-U.S. persons and that are individuals or entities treated as corporations for federal income tax purposes generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status). If the information shown on Form W-8BEN changes a new Form W-8BEN must be filed within 30 days of such change. A non-U.S. person other than an individual or an entity treated as a corporation for federal income tax purposes that beneficially owns a certificate may be subject to more complex rules.

   Exemption  for  non-U.S.  person with  effectively  connected  income
   (Form W-8ECI)

      A non-U.S. person including a non-U.S. corporation or bank with a U.S. branch for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for

      Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

   Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form W-8BEN)

      Non-U.S. persons that are beneficial owners of offered securities and that are individuals or entities treated as corporations for federal income tax purposes and are residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Ownership Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate withholding tax will be imposed at that rate unless the filer alternatively files Form W-8BEN. Form W-8BEN may be filed by the beneficial owner of offered securities or such owner's agent. A non-U.S. person other than an individual or an entity treated as a corporation for federal income tax purposes that beneficially owns a certificate may be subject to more complex rules.

   Exemption for U.S. persons (Form W-9)

      U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

   This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the globally offered securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the globally offered securities.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

          The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

     Registration Fee.......................................$  1,605,000**
     Printing Expenses......................................      40,000
     Trustee Fees and Expenses..............................      19,000
     Legal Fees and Expenses................................     100,000**
     Accountants' Fees and Expenses.........................     106,000
     Rating Agencies' Fees..................................     316,000
     Miscellaneous..........................................      21,000
                                                            ------------

        Total...............................................$  2,207,000

---------------
* All amounts, other than the Registration Fee and the Legal Fees and Expenses, are estimates of expenses to be incurred in connection with the issuance and distribution of a series of securities in an aggregate principal amount assumed for these purposes to be equal to $1,000,000,000 of securities registered by this Registration Statement.

** This amount relates to the $15,000,000,000 of the securities registered by this Registration Statement. In the case of the Registration Fee, $1,281,293 of this amount is off-set by available registration fees pursuant to Rule 457.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 3.5 of the Operating Agreement of the Registrant provides that each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, manager, officer, employee or agent of the Registrant or any of its subsidiaries or members or is or was serving at the request of the Registrant or any of its subsidiaries or members, as a director, manager, officer, employee, fiduciary or agent of another company or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may thereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, manager, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Except for certain proceedings seeking to enforce rights to indemnification, the Registrant shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the managers of the Registrant. The right to indemnification conferred in Section 3.5 of the Operating Agreement shall be a contract right. The Registrant shall pay the expenses (including attorneys' fees) incurred by any person described in the first sentence of this paragraph in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law or the Registrant so requires, the payment of such expenses incurred by such person in advance of the final disposition of a proceeding shall be made only upon delivery to the Registrant of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under Section 3.5 of the Operating Agreement or otherwise. Reference is made to Exhibit 3.2 to this Registration Statement for the complete text of Section 3.5 of the Operating Agreement.

          DaimlerChrysler Corporation (the parent of the Registrant) is incorporated under Delaware law. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

          Section B of Article VIII of the Certificate of Incorporation of DaimlerChrysler Corporation, the parent of the Registrant, provides, in effect, that, subject to certain limited exceptions, DaimlerChrysler Corporation will indemnify the officers and directors of DaimlerChrysler Corporation or its subsidiaries to the extent permitted by Delaware law. In addition, DaimlerChrysler Corporation maintains insurance providing for payment, subject to certain exceptions, on behalf of officers and directors of DaimlerChrysler Corporation and its subsidiaries of money damages incurred as a result of legal actions instituted against them in their capacities as such officers or directors.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 by the Registrant may be permitted to directors, officers and controlling persons of the Registrant under the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in said Act and therefore may be unenforceable. If a claim for indemnification against such liabilities (except insofar as it provides for the payment by the Registrant of expenses incurred or paid by a director or officer in the successful defense of any action, suit or proceeding) is asserted against the Registrant by a director, officer or controlling person in connection with the securities offered hereby and the Securities and Exchange Commission is still of the same opinion, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether or not such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENTS

          (a) All financial statements, schedules and historical financial information have been omitted as they are not applicable.


     1.1    Form of Underwriting Agreement for the Notes.*

     1.2    Form of Underwriting Agreement for the Certificates.*

     3.1 Copy of Articles of Organization of DaimlerChrysler Financial Services Americas LLC.*

     3.2 Copy of Operating Agreement of DaimlerChrysler Financial Services Americas LLC.*

     3.3 Form of Certificate of Trust for DaimlerChrysler Auto Trusts (included in Exhibit 4.2).*

     4.1 Form of Indenture between a DaimlerChrysler Auto Trust and the Indenture Trustee (including forms of the Notes).*

     4.2 Form of Amended and Restated Trust Agreement among the Registrant, DaimlerChrysler Retail Receivables LLC and the Owner Trustee (including form of the Certificates).*

     5.1    Opinion of Sidley Austin LLP with respect to legality.*

     5.2 Opinion of Richards, Layton & Finger, P.A. with respect to legality.*

     8.1    Opinion of Sidley Austin LLP with respect to federal tax matters.*

     23.1 Consent of Sidley Austin LLP (included in its opinions filed as Exhibits 5.1 and 8.1).*

     23.2 Consent of Richards, Layton & Finger, P.A. (included in its opinion filed as Exhibit 5.2).*

     24.1   Powers of Attorney.**

     24.2 Certified copy of resolutions adopted by the Registrant's Board of Managers relating to the Powers of Attorney.*

     25.1 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Citibank, N.A.*

     25.2 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas.*

     99.1 Form of Sale and Servicing Agreement between the Registrant and a DaimlerChrysler Auto Trust.*

     99.2 Form of Administration Agreement among a DaimlerChrysler Auto Trust, the Registrant and the Indenture Trustee.*

     99.3 Form of Purchase Agreement between DaimlerChrysler Retail Receivables LLC and the Registrant.*

---------------
*    Previously filed as an exhibit to this Registration Statement.
** Included as part of the signature page to the initial filing of this Registration Statement.


ITEM 17.  UNDERTAKINGS

     (a) As to Rule 415:

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended, if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that the undertakings set forth in clauses (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended, that is part of this Registration Statement; and

     provided further, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is provided pursuant to Item 1100(c) of Regulation AB.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser, if the Registrant is relying on Rule 430B of the Securities Act of 1933, as amended:

               (i) each prospectus filed by the Registrant pursuant to Rule 424(b)(3) of the Securities Act of 1933, as amended, shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

               (ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) of the Securities Act of 1933, as amended, as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),
          (vii) or (x) of the Securities Act of 1933, as amended, for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5) That for purposes of determining liability of the Registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

               (i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 of the Securities Act of 1933, as amended;

               (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

               (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

               (iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

     (b) As to qualification of trust indentures:

     The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of that Act.

     (c) As to documents subsequently filed that are incorporated by reference:

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) As to indemnification:

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

     (e) As to incorporating by reference subsequent Exchange Act documents by third parties:

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the

Securities Exchange Act of 1934, as amended, of a third party that is incorporated by reference in this Registration Statement in accordance with
Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (f) As to providing certain information through an Internet Web site:

     The undersigned Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in this Registration Statement. In addition, the undersigned Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in this Registration Statement if a subsequent update or change is made to the information.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Farmington Hills and State of Michigan, on the 9th day of November, 2006.

                                   DAIMLERCHRYSLER FINANCIAL SERVICES
                                   AMERICAS LLC


                                   /s/ Klaus-Dieter Entenmann*
                                   ---------------------------------------
                                   By: Klaus-Dieter Entenmann
                                       President


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated:


Principal Executive Officer of DaimlerChrysler Financial Services Americas LLC:


/s/ Klaus-Dieter Entenmann*                          President                          November 9, 2006
-------------------------------------------------
Klaus-Dieter Entenmann


Principal Financial Officer of DaimlerChrysler Financial Services Americas LLC:


/s/ Karla E. Middlebrooks*                           Vice President and                 November 9, 2006
-------------------------------------------------    Chief Financial Officer
Karla E. Middlebrooks


Principal Accounting Officer of DaimlerChrysler Financial Services Americas LLC:


/s/ Andree Ohmstedt*                                 Vice President and                 November 9, 2006
-------------------------------------------------    Controller
Andree Ohmstedt
`


Board of Managers of DaimlerChrysler Financial Services Americas LLC:


/s/ P. Knauss*                                       Manager                            November 9, 2006
-------------------------------------------------
P. Knauss


*  By Byron C. Babbish, Attorney-In-Fact


   /s/ Byron C. Babbish
   -----------------------------------------
   November 9, 2006


                                 EXHIBIT INDEX

EXHIBIT
NO.        DESCRIPTION OF EXHIBIT
---        ----------------------

1.1        Form of Underwriting Agreement for the Notes.*

1.2        Form of Underwriting Agreement for the Certificates.*

3.1 Copy of Articles of Organization of DaimlerChrysler Financial Services Americas LLC.*

3.2 Copy of Operating Agreement of DaimlerChrysler Financial Services Americas LLC.*

3.3 Form of Certificate of Trust for DaimlerChrysler Auto Trusts (included in Exhibit 4.2).*

4.1 Form of Indenture between a DaimlerChrysler Auto Trust and the Indenture Trustee (including forms of the Notes).*

4.2 Form of Amended and Restated Trust Agreement among the Registrant, DaimlerChrysler Retail Receivables LLC and the Owner Trustee (including form of the Certificates).*

5.1        Opinion of Sidley Austin LLP with respect to legality.*

5.2 Opinion of Richards, Layton & Finger, P.A. with respect to legality.*

8.1        Opinion of Sidley Austin LLP with respect to federal tax matters.*

23.1 Consent of Sidley Austin LLP (included in its opinions filed as Exhibits 5.1 and 8.1).*

23.2 Consent of Richards, Layton & Finger, P.A. (included in its opinion filed as Exhibit 5.2).*

24.1       Powers of Attorney.**

24.2 Certified copy of resolutions adopted by the Registrant's Board of Managers relating to the Powers of Attorney.*

25.1 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Citibank, N.A.*

25.2 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas.*

99.1 Form of Sale and Servicing Agreement between the Registrant and a DaimlerChrysler Auto Trust.*

99.2 Form of Administration Agreement among a DaimlerChrysler Auto Trust, the Registrant and the Indenture Trustee.*

99.3 Form of Purchase Agreement between DaimlerChrysler Retail Receivables LLC and the Registrant.*

---------------
*    Previously filed as an exhibit to this Registration Statement.
** Included as part of the signature page to the initial filing of this Registration Statement.